Exhibit 99.10

Estimates

Fiscal Year Ending March 31, 2011

Estimates

Fiscal Year Ending March 31, 2011

British Columbia Cataloguing in Publication Data

British Columbia.
Estimates, fiscal year ending March 31. — 1983 —

Annual.
Continues: British Columbia. Ministry of
Finance.
Estimates of revenue and expenditure. ISSN
0707-3046
Vols. for 1983 — have suppl.
Imprint varies: Ministry of Finance, 1983-1987;
Ministry of Finance and Corporate Relations,
1988-
ISSN 0712-45975=Estimates — Province of
British Columbia

1. British Columbia — Appropriations and
expenditures — Periodicals.2.Budget — British
Columbia —
Periodicals. I. British Columbia.Ministry of
Finance. II. British Columbia. Ministry of
Finance and Corporate Relations. III. Title.

HJ13.B742 354.7110072’225

Rev.Mar. 1987

Available to the General Public from:

CROWN PUBLICATIONS

Queen’s Printer

3rd Floor, 563 Superior Street

Victoria BC V8W 9V7

INTRODUCTION TO THE ESTIMATES

The main Estimates for each fiscal year are presented to the Legislative Assembly by the Minister of Finance. The contents of the main Estimates are outlined in section 5 of the Budget Transparency and Accountability Act (BTAA); the timing of their presentation is outlined in section 6 of the BTAA.

The main Estimates serve two purposes:

For the broader government reporting entity, which includes the consolidated revenue fund (CRF) as well as Crown corporations and service delivery agencies that are controlled by the government, the main Estimates provide an overview of government’s fiscal plan for 2010/11. This includes forecasts of staff utilization and the projected financial results of the larger service delivery agencies. The Estimates also include restated main Estimates and updated forecast information for the 2009/10 fiscal year for comparative purposes.

For core government — viz. the CRF — the Estimates form the basis for annual appropriations approved by the Legislative Assembly for both operating and financing transactions upon the enactment of a Supply Act. The General Fund is the main operating account within the CRF and includes a number of Special Accounts where the statutory authority for specific expenditures is derived from statutes other than a Supply Act.

All expenditures from the CRF must be authorized by an appropriation, either through a Supply Act or through a specific provision in another statute. The Votes in the Estimates are the details of that year’s appropriations for each ministry, special office and other purpose. The Vote descriptions provide the framework for legislative control of government spending, since funds can only be expended for purposes stated in the Estimates. Special types of appropriation for capital expenditures, loans and advances, and dedicated revenue (financing transactions) are voted on a total amount basis, although the Estimates do provide allocations by ministry for disclosure purposes.

Legislative authority for voted appropriations is provided by the Supply Act, which includes a summary of the Estimates appropriations as schedules to the Act. Expenses from Special Accounts are disclosed in the Estimates; however they are not included in Supply Act totals as these accounts have separate statutory spending authority. Expenses cannot exceed individual Vote totals without additional legislative authority.

The allocation of voted and special account appropriation to standard objects of expense (STOB) is disclosed in the Supplement to the Estimates. While section 23(4) of the Financial Administration Act authorizes the spending of an appropriation on any activity or STOB, this more detailed presentation provides additional information and establishes a framework for administrative control by Treasury Board. The Supplement to the Estimates can be found on the Government of British Columbia’s budget web site at http://www.bcbudget.gov.bc.ca/.

The 2010/11 Estimates are comprised of three separate sections:

1.               Summary Information — This section presents an outline of the accounting policies on which the Estimates have been prepared and significant presentation changes in the Estimates from the previous year. This section also provides information on the projected results of the broader government reporting entity, including a statement of financial position; a statement of operations; a reconciliation of the projected surplus to the forecast change in debt; details on the components of forecast revenue and expense; and a summary of estimated CRF expense.

2.               Estimates of Special Offices, Ministries and Other Appropriations — This section presents the details of the appropriations from the CRF arranged by special office, ministry or other grouping (such as Other Appropriations). The details in the Estimates include breakdowns by sub-votes and group account classification.

Each special office, ministry or other grouping is presented on a similar basis.

1.               Summary — summarizes total voted and statutory (Special Account) expense, capital and other financing transactions.

2.               Core Business Summary — for ministries, discloses operating expenses, capital expenditures and other financing transactions by core business on both a gross (before deducting estimated external recoveries) and net (after deducting estimated external recoveries) basis. A core business includes programs and/or functions grouped together based on common roles and/or purposes. For special offices and other groupings, these items are disclosed by vote.

3.               Vote Descriptions — for ministries, includes a description of the purpose for each vote and operating expenses for both voted and statutory appropriations broken down by core business. For special offices and other groupings, these items are disclosed by vote.

4.               Special Accounts — discloses revenue, expense, capital, other financing transactions, and projected spending authority available for all special accounts.

5.               Financing Transactions — discloses financing transactions that are the responsibility of the special office or ministry.

3.               Schedules — This section consists of supporting schedules that include the following: a reconciliation of the 2009/10 main Estimates to the restated 2009/10 main Estimates; a summary of operating and financial requirements and opening and closing balances for all Special Accounts; summaries of financing transactions for capital expenditures; for loans, investments and other requirements, and for revenue collected for and transferred to other entities; a summary of ministerial accountability for voted operating expenses; a Consolidated Revenue Fund (CRF) income statement; detailed reconciliations of revenue by source and expense by function; a summary of service delivery agency revenues and expenses; a summary of CRF and service delivery agency capital expenditures; an estimate of the staff utilization for the taxpayer-supported government reporting entity.

v

EXPLANATORY NOTES

The Relationship between Net Expense and Spending Authority

Consolidated Revenue Fund (CRF) expense budgets are established on the basis of the gross amount of funds required for a particular purpose, with anticipated recoveries being deducted to arrive at the net expense. It is the net expense that is included in an annual Supply Act and voted on in the Legislative Assembly.

Section 23(3) of the Financial Administration Act (FAA) provides that where a vote in the Estimates approved by the Legislature shows an item as a credit or recovery, the vote is deemed to appropriate spending authority for the net expense plus the estimated amount of the credit or recovery, whether or not this latter amount is actually realized. An under-realization of recoveries without a corresponding decrease in spending would have the same effect on the CRF operating result as an equivalent shortfall in anticipated government revenue.

Section 23(3)(c) of the FAA also provides that excess recoveries (amounts earned over and above those estimated) may be used for additional expenses. Prior approval of Treasury Board is not required, unless otherwise directed. This incremental spending would have no impact on CRF operating result since the incremental recoveries would offset the incremental spending with no change to net expense.

There are a number of checks and balances to the use of recoveries to understate net expense. The Balanced Budget and Ministerial Accountability Act requires ministers to meet their net expense targets as outlined in Schedule I. As well, section 27(1)(a) of the FAA authorizes Treasury Board to restrict spending under any appropriation — statutory or voted.

Recoveries in the Estimates

Recoveries are disclosed in each special office, ministry or other appropriation section of the Estimates in two places: the Core Business Summary and the Group Account Classification.

There are two forms of recoveries:

Internal Recoveries — represent transfers within the CRF and generally includes inter-ministry chargebacks for costs budgeted centrally in government for the provision of certain goods and services that are recovered from areas elsewhere in government that consume and/or use those goods and services. Employee benefits, workplace technology services, legal services, accommodation and real estate services, alternate service delivery services, postal services, Queen’s Printer services and Provincial Treasury banking charges are examples of internal recoveries.

External Recoveries — represent recoveries from entities outside of the CRF, including costs and amounts recovered from government corporations, education and health sector organizations, other levels of government, non-government organizations, individuals, and businesses. External recoveries also include sinking fund interest earnings, an offset for commissions paid for the collection of government revenues and accounts, and increases in provisions for, or the write-off of, uncollectible revenue-related accounts. An example of a major external recovery is interest costs relating to funds borrowed by government and re-loaned to public bodies.

The expense disclosure in the Core Business Summary only adds External Recoveries to Net Expense to arrive at Gross Expense (i.e. the Financial Administration Act section 23(3) spending authority), as the spending related to Internal Recoveries may be restricted by Treasury Board — in effect, limiting their inherent spending authority. Details on internal and external recoveries by Vote are provided in the Supplement to the Estimates.

Capitalized Costs

The government capitalizes a number of disbursements in its financial statements in accordance with generally accepted accounting principles (GAAP). The annual amounts of these disbursements are shown in each special office or ministry section of the Estimates and are summarized in schedules to the Estimates. These disbursements are not included in their operating budgets; rather, each schedule is voted as one amount in the Supply Act.

Capital Expenditures — Schedules C and K

These distribursements reflect the acquisition cost of tangible capital assets. While the initial disbursement is not part of operating expenses, the amortization of the cost of tangible capital assets held by the CRF is included in special office and ministry operating budgets. Schedule C summarizes core government capital acquisitions that are voted on in the Legislature; Schedule K summarizes the total estimated cost of capital acquisitions for all taxpayer-supported organizations.

Loans, Investments and Other Requirements — Schedule D

The government disburses funds from the CRF for a variety of purposes related to ministry operations including student loans, land development, timber inventory acquisition, land tax deferment program costs, international fuel tax agreement payments, and returns of deposits. Receipts represent recoveries of these amounts plus loan repayments, deposits accepted by government, and interest on deposits.

Revenue Collected For, and Transferred To, Other Entities — Schedule E

The government has dedicated certain revenue sources to specific programs or entities. The government collects the revenue on behalf of the program or entities, and remits it to them. While these receipts are not considered government revenue, the payments into and out of the CRF must be authorized by the Legislature.

vi

SUMMARY INFORMATION

Estimates Accounting Policies

Estimates Significant Presentation Changes

Estimated Statement of Financial Position

Estimated Statement of Operations

Estimated Reconciliation of Surplus or Deficit to Change in Debt

Estimated Revenue by Source

Estimated Expense by Function

Estimated Expense by Organization

Estimated Consolidated Revenue Fund Expense

ESTIMATES ACCOUNTING POLICIES

Estimates Accounting Policies

1.               Basis of Accounting — The Estimated Statement of Financial Position and the Estimated Statement of Operations in the 2010/11 Estimates are prepared in accordance with generally accepted accounting principles (GAAP) for senior governments as required by the Budget Transparency and Accountability Act and as recommended by the independent Public Sector Accounting Board of the Canadian Institute of Chartered Accountants.

2.               Reporting Entity — The government reporting entity includes organizations that meet the criteria of control (by the province) as established under GAAP. This includes the Consolidated Revenue Fund; service delivery agencies, government partnerships, and commercial Crown corporations. Service delivery agencies include taxpayer-supported Crown corporations, the SUCH sector (school districts, post-secondary institutions, regional health authorities and hospital societies) and children and family development regional agencies/authorities.

3.               Consolidation — The 2010/11 Estimates fully consolidate the Consolidated Revenue Fund with the individual assets, liabilities, revenues and expenses of service delivery agencies on a line-by-line basis. Government’s interests in government partnerships are reported on a proportional consolidation basis. Self-supported Crown corporation results are consolidated using the modified equity basis, which reports net assets as an investment and net income/loss as revenue.

Where the accounting policies of service delivery agencies differ from those used by the central government in preparing its own consolidated revenue fund financial statements, the service delivery agency financial statements are adjusted to conform to government’s accounting policies. Adjustments also are made for service delivery agencies and commercial Crown corporations whose fiscal year ends are different from the government’s fiscal year end.

4.               Specific Accounting Policies — Revenue and expenditure are recorded on an accrual basis of accounting except when the accruals cannot be determined with a reasonable degree of certainty or when their estimation is impracticable, as is the case with corporate income tax that is recorded on a cash basis. Assets are recorded to the extent that they represent financial claims by government upon outside parties; are items held for resale, prepaid expenses, or deferred charges; or are tangible capital assets. Similarly, liabilities are recorded only if they represent actual or probable financial claims against the government.

ESTIMATES SIGNIFICANT PRESENTATION CHANGES

Significant Presentation Changes in the 2010/11 Estimates

For comparative purposes and to comply with accounting policy changes, the following significant presentation changes have been incorporated into the 2010/11 Estimates.

1.               Restatement of 2009/10 Estimates — The 2009/10 Estimates and Updated Forecast have been restated to be consistent with the 2010/11 Estimates presentation. These restatements reflect the government reorganizations in 2009/10 and incorporate a number of inter-ministry transfers and/or changes. As well, the 2009/10 restatement reflects the following changes:

Presentation of free Crown grants and nominal rent tenures (FCGs) in the Ministry of Agriculture and Land (MAL) section and the Consolidated Revenue Fund income statement (Schedule G)

FCGs are issued by the Minister of Agriculture and Land on behalf of other ministers. Under generally accepted accounting principles, awards of FCGs are expensed at fair market value. As Crown land is valued on the Provincial balance sheet at a nominal $1, the cost of the FCG is offset by the revaluation of the land to its fair value. Previously the revaluation was shown in the Crown Land Special Account (CLSA) as revenue. The uncertainty of FCGs with respect to both the value of the land being awarded and when it would be awarded routinely led ministries to overstate their requirements, resulting in large inexplicable variances between the total CLSA projected and actual spending. In the restated presentation, the revaluation of Crown land is shown as a recovery against the cost of the FCG, resulting in a fairer representation of the substance of the CLSA and MAL budgets. The disclosure of individual ministry projections has been maintained for transparency purposes.

Presentation of revenue sharing transfers in the Ministry of Energy, Mines and Petroleum Resources (MEMPR) section and the Consolidated Revenue Fund income statement (Schedule G)

A portion of petroleum, natural gas, and minerals extraction revenue is transferred to First Nations under cost sharing agreements. Previously the transfer was shown as an expense. Due to the volatility of these revenue sources, the previous practice regularly resulted in under or over appropriation of the required distribution. In the restated presentation, the estimated revenue that is transferable to First Nations is shown as a recovery in order to provide greater flexibility in adjusting to actual distribution requirements.

Schedule A presents a detailed reconciliation of the restatement of Consolidated Revenue Fund operating expenses and capital expenditures.

ESTIMATES, 10/11

ESTIMATED STATEMENT OF FINANCIAL POSITION(1)

($000)

	Updated
Estimates (2)	Forecast (2)		Estimates
2009/10	2009/10		2010/11
		Financial Assets(3)
3,145,000	2,873,000	Cash and temporary investments	2,589,000
3,846,000	3,251,000	Receivables and inventories for resale	3,713,000
—	—	Warehouse borrowing program investments	—
4,451,000	4,579,000	Loans and other investments	5,064,000
1,333,000	1,339,000	Sinking funds	1,325,000
6,511,000	6,630,000	Equity in self-supported Crown corporations	6,524,000
10,976,000	11,775,000	Financed assets of self-supported Crown corporations (4)	13,398,000
30,262,000	30,447,000		32,613,000

		Liabilities
8,044,000	8,020,000	Accounts payable and accrued liabilities	8,583,000
9,342,000	9,695,000	Deferred Revenue	10,013,000
17,386,000	17,715,000		18,596,000
		Debt(5):
42,082,000	41,193,000	Total provincial debt	47,457,000
1,333,000	1,339,000	Add: Debt offset by sinking funds	1,325,000
(606,000)	(421,000)	Less: Guarantees and non-guaranteed debt	(381,000)
42,809,000	42,111,000	Financial statement debt before forecast allowance	48,401,000
250,000	125,000	Forecast allowance	300,000
43,059,000	42,236,000	Total debt	48,701,000

60,445,000	59,951,000	Total Liabilities	67,297,000
(30,183,000)	(29,504,000)	Net Liabilities	(34,684,000)

		Non-Financial Assets(3)
33,493,000	32,772,000	Investment in capital assets (net) (6)	36,225,000
834,000	876,000	Other assets	888,000
34,327,000	33,648,000		37,113,000
4,144,000	4,144,000	Accumulated Surplus (Deficit)	2,429,000

(1)          Figures have been rounded to the nearest million.

(2)          The 2009/10 Estimates and Updated Forecast amounts have been restated to conform with the 2010/11 Estimates presentation. See Significant Presentation Changes for details.

(3)          Includes assets not available to meet the government’s general obligations due to external restrictions on use or limitation in the rights of government to those assets in the event of disposal or discontinuation of the program or service to which those assets relate.

(4)          Includes loans to Crown corporations for the purchase of capital assets.

(5)          Under generally accepted accounting principles, total debt includes debt offset by sinking funds, but does not include loan guarantees and non-guaranteed debt of commercial operations under provincial government control. These amounts are disclosed separately for information purposes.

(6)          Investment in capital assets is reported net of amortization.

ESTIMATES, 10/11

ESTIMATED STATEMENT OF OPERATIONS(1)

($000)

Estimates (2)	Updated Forecast (2)		Estimates
2009/10	2009/10		2010/11
37,608,000	37,050,000	Total Revenue	39,190,000
40,133,000	39,700,000	Total Expenses	40,605,000
(2,525,000)	(2,650,000)	Surplus (Deficit) before forecast allowance	(1,415,000)
(250,000)	(125,000)	Forecast allowance	(300,000)
(2,775,000)	(2,775,000)	Surplus (Deficit)	(1,715,000)

6,986,000	6,986,000 (3)	Accumulated surplus, beginning of year, excluding comprehensive income	4,211,000
4,211,000	4,211,000	Accumulated surplus before comprehensive income	2,496,000
(67,000)	(67,000)	Accumulated comprehensive income of self-supported Crown corporations	(67,000)
4,144,000	4,144,000	Accumulated surplus, end of year	2,429,000

ESTIMATED RECONCILIATION OF SURPLUS OR DEFICIT TO CHANGE IN DEBT(1)

($000)

Estimates (2)	Updated Forecast (2)		Estimates
2009/10	2009/10		2010/11
2,775,000	2,775,000	(Surplus) / Deficit (4)	1,715,000
(250,000)	(125,000)	Exclude adjustment to forecast allowance	(175,000)
(1,915,000)	(1,920,000)	Adjustment for non-cash items (5)	(1,961,000)
773,000	892,000	Self-supported Crown corporation retained earnings for the year(6)	148,000
(174,000)	(527,000)	(Increase) decrease in deferred revenue	(318,000)
(2,217,000)	(3,018,000)	Working capital changes (net)	(627,000)
(1,008,000)	(1,923,000)	Operating Requirement (Source)	(1,218,000)
447,000	575,000	Loan, investment and other requirements (Schedule D)	485,000
4,729,000	4,013,000	Capital Investment Requirement - taxpayer supported organizations (Schedule K)	5,414,000
(801,000)	(795,000)	Increase (decrease) in debt sinking fund balances	(14,000)
4,375,000	3,793,000	Investing Requirement (Source)	5,885,000
1,827,000	2,626,000	Increase (decrease) in financed assets of self-supported Crown corporations	1,623,000
(2,081,000)	(2,081,000)	Warehouse borrowing program	—
(254,000)	545,000	Financing Requirement (Source)	1,623,000

250,000	125,000	Adjustment to forecast allowance	175,000

3,363,000	2,540,000	Net increase/(decrease) in total debt	6,465,000
39,696,000	39,696,000	Total debt, beginning of year	42,236,000
43,059,000	42,236,000	Total debt, end of year	48,701,000

(1)          Figures have been rounded to the nearest million.

(2)          The 2009/10 Estimates and Updated Forecast amounts have been restated to conform with the 2010/11 Estimates presentation. See Significant Presentation Changes for details.

(3)          The 2009/10 Actual amount for the beginning of the fiscal year is as reported in the 2008/09 Public Accounts.

(4)          For purposes of the debt reconciliation a surplus is shown as a negative amount as it reduces government debt.

(5)          These adjustments include amortization of capital assets, valuation adjustments and comprehensive income of commercial Crown corporations.

(6)          Represents self-supported Crown corporation income which is included in the surplus but has not been transferred to the Consolidated Revenue Fund.

ESTIMATES, 10/11

ESTIMATED REVENUE BY SOURCE(1)

($000)

	Updated
Estimates(2)	Forecast(2)		Estimates
2009/10	2009/10		2010/11
		Taxation Revenue
5,681,000	5,516,000	Personal income	5,861,000
1,409,000	1,331,000	Corporate income	847,000
—	—	Harmonized sales	3,784,000
4,847,000	4,757,000	Social service	1,399,000
873,000	883,000	Fuel	877,000
557,000	542,000	Carbon	727,000
686,000	677,000	Tobacco	686,000
1,891,000	1,885,000	Property	1,906,000
685,000	855,000	Property transfer	900,000
588,000	577,000	Other (3)	435,000
17,217,000	17,023,000	Total Taxation Revenue	17,422,000
		Natural Resource Revenue
522,000	464,000	Natural gas royalties	698,000
387,000	345,000	Forests	491,000
1,668,000	1,896,000	Other natural resource	2,019,000
2,577,000	2,705,000	Total Natural Resource Revenue	3,208,000
		Other Revenue
1,628,000	1,628,000	Medical Services Plan premiums	1,741,000
2,548,000	2,462,000	Other fees and licences	2,615,000
897,000	924,000	Investment earnings	921,000
2,599,000	2,626,000	Miscellaneous (4)	2,597,000
7,672,000	7,640,000	Total Other Revenue	7,874,000
		Contributions from the Federal Government
4,873,000	4,882,000	Health and social transfers	5,165,000
2,377,000	1,952,000	Other cost-shared agreements (5)	2,520,000
7,250,000	6,834,000	Total Contributions from the Federal Government	7,685,000
		Self-supported Crown Corporations
452,000	355,000	British Columbia Hydro and Power Authority (6)	609,000
896,000	872,000	British Columbia Liquor Distribution Branch	974,000
1,121,000	1,082,000	British Columbia Lottery Corporation	1,106,000
407,000	520,000	Insurance Corporation of British Columbia	303,000
16,000	19,000	Other	9,000
2,892,000	2,848,000	Net Earnings of Self-Supported Crown Corporations	3,001,000
37,608,000	37,050,000	Total Revenue	39,190,000

(1)          Figures have been rounded to the nearest million.

(2)          The 2009/10 Estimates and Updated Forecast amounts have been restated to conform with the 2010/11 Estimates presentation. See Significant Presentation Changes for details.

(3)          Includes corporation capital, insurance premium and hotel room taxes.

(4)          Includes asset dispositions, reimbursements for health care and other services provided to external agencies, and other recoveries.

(5)          Includes contributions for health, education, housing and social service programs, for transportation projects, and for coastal ferry services.

(6)          Amounts are net of deferral account transfers.

ESTIMATES, 10/11

ESTIMATED EXPENSE BY FUNCTION(1)

($000)

	Updated
Estimates(2)	Forecast(2)		Estimates(3)
2009/10	2009/10		2010/11
		Health
3,593,000	3,548,000	Medical Services Plan	3,801,000
1,062,000	1,079,000	Pharmacare	1,095,000
10,232,000	10,142,000	Regional services	10,627,000
955,000	948,000	Other health	951,000
15,842,000	15,717,000	Total Health	16,474,000
		Education
5,743,000	5,692,000	Elementary and secondary	5,809,000
4,742,000	4,523,000	Post-secondary	4,556,000
402,000	519,000	Other education	455,000
10,887,000	10,734,000	Total Education	10,820,000
		Social Services
1,461,000	1,468,000	Social assistance	1,511,000
1,176,000	1,177,000	Childcare services	1,171,000
751,000	754,000	Community living and other social services	772,000
3,388,000	3,399,000	Total Social Services	3,454,000

1,354,000	1,433,000	Protection of persons and property	1,426,000
1,461,000	1,448,000	Transportation	1,515,000
2,017,000	1,916,000	Natural resources and economic development	1,314,000
1,228,000	1,227,000	Other	1,395,000
500,000	456,000	Contingencies	450,000
1,230,000	1,162,000	General government	1,376,000
2,226,000	2,208,000	Debt servicing	2,381,000
40,133,000	39,700,000	Total Expense	40,605,000

(1)          Figures have been rounded to the nearest million.

(2)          The 2009/10 Estimates and Updated Forecast amounts have been restated to conform with the 2010/11 Estimates presentation. See Significant Presentation Changes for details.

(3)          See Schedule I for further details on estimated expense by function.

ESTIMATES, 10/11

ESTIMATED EXPENSE BY ORGANIZATION

($000)

	Updated
Estimates (1)	Forecast(1)		Estimates
2009/10	2009/10		2010/11
73,529	73,529	Legislation	68,004
75,967	75,967	Officers of the Legislature	43,390
10,274	10,274	Office of the Premier	9,711
66,504	66,504	Ministry of Aboriginal Relations and Reconciliation	39,800
2,117,090	2,102,090	Ministry of Advanced Education and Labour Market Development	2,114,060
85,406	94,406	Ministry of Agriculture and Lands	82,102
465,198	465,198	Ministry of Attorney General	468,487
1,324,188	1,318,188	Ministry of Children and Family Development	1,333,693
659,042	638,042	Ministry of Citizens’ Services	612,600
179,186	178,186	Ministry of Community Development	309,063
5,029,317	5,024,317	Ministry of Education	5,164,904
63,217	60,217	Ministry of Energy, Mines and Petroleum Resources	54,451
171,060	165,060	Ministry of Environment	166,975
81,115	79,115	Ministry of Finance	67,724
1,040,205	1,019,205	Ministry of Forests and Range	641,151
14,098,947	14,009,947	Ministry of Health Services	14,760,193
85,988	85,988	Ministry of Healthy Living and Sport	53,803
2,679,286	2,679,286	Ministry of Housing and Social Development	2,729,996
17,352	16,352	Ministry of Labour	16,460
597,191	597,191	Ministry of Public Safety and Solicitor General	601,526
63,135	50,135	Ministry of Small Business, Technology and Economic Development	62,374
104,140	103,140	Ministry of Tourism, Culture and the Arts	115,117
734,201	731,201	Ministry of Transportation and Infrastructure	752,814
1,186,000	1,183,000	Management of Public Funds and Debt	1,300,598
1,727,518	1,438,518	Other Appropriations	2,213,004
32,735,056	32,265,056	Consolidated Revenue Fund (1),(2)	33,782,000
—	(74,056)	Reversal of prior year over accrual	—
2,720,944	2,659,000	Expenses recovered from external entities (2)	2,741,000
(19,315,000)	(19,209,000)	Grants to service delivery agencies and other internal transfers (3)	(20,704,000)
16,141,000	15,641,000	Ministries and special offices program expense	15,819,000
		Service delivery agency expense (4)
5,324,000	5,393,000	School districts	5,440,000
4,644,000	4,639,000	Post-secondary institutions	4,727,000
10,696,000	10,739,000	Health authorities and hospital societies	11,141,000
3,328,000	3,288,000	Other service delivery agencies	3,478,000
23,992,000	24,059,000	Service delivery agency expense	24,786,000
40,133,000	39,700,000	Total expense	40,605,000

(1)          The 2009/10 Estimates and Updated Forecast amounts have been restated to conform with the 2010/11 Estimates presentation. See Significant Presentation Changes for details

(2)          Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund. On consolidation the recoveries are reported as spending increases.

(3)          Grants and other payments between the Consolidated Revenue Fund and the service delivery agencies are eliminated to avoid double counting.

(4)          See Schedule J for details on estimated revenues and expenses for service delivery agencies.

ESTIMATES, 10/11

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE

($000)

Estimates (1)	Vote		Estimates
2009/10	No*		2010/11
		Legislation
73,529	1	Legislation	68,004
73,529		Total Voted Expense	68,004
73,529		Total Expense	68,004

		Officers of the Legislature
15,536	2	Auditor General	15,400
440	3	Conflict of Interest Commissioner	440
41,440	4	Elections BC	7,740
3,822	5	Information and Privacy Commissioner	4,470
955	6	Merit Commissioner	965
4,773	7	Ombudsperson	4,945
1,974	8	Police Complaint Commissioner	2,457
7,027	9	Representative for Children and Youth	6,973
75,967		Total Voted Expense	43,390
75,967		Total Expense	43,390

		Office of the Premier
10,274	10	Office of the Premier	9,711
10,274		Total Voted Expense	9,711
10,274		Total Expense	9,711

		Ministry of Aboriginal Relations and Reconciliation
29,227	11	Ministry Operations	29,905
33,177	12	Treaty and Other Agreements Funding	5,927
62,404		Total Voted Expense	35,832

4,100	(S)	First Citizens Fund	3,968
4,100		Total Special Accounts (Statutory)	3,968
66,504		Total Expense	39,800

		Ministry of Advanced Education and Labour Market Development
2,117,090	13	Ministry Operations	2,114,060
2,117,090		Total Voted Expense	2,114,060
2,117,090		Total Expense	2,114,060

*                 An (S) under the Vote number column denotes that statutory authority exists to authorize the expenses.

(1)          For comparison purposes, amounts shown for 2009/10 expenses have been restated to be consistent with the presentation of the 2010/11 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 10/11

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)

($000)

Estimates (1)	Vote		Estimates
2009/10	No*		2010/11
		Ministry of Agriculture and Lands
71,788	14	Ministry Operations	68,494
2,098	15	Agricultural Land Commission	2,088
73,886		Total Voted Expense	70,582

20	(S)	Crown Land	20
18,500	(S)	Production Insurance	18,500
(7,000)		Transfer from Ministry Operations Vote	(7,000)
11,520		Total Special Accounts (Statutory)	11,520
85,406		Total Expense	82,102

		Ministry of Attorney General
363,943	16	Ministry Operations	366,149
68,293	17	Judiciary	67,740
24,500	18	Crown Proceeding Act	24,500
1	19	British Columbia Utilities Commission	1
456,737		Total Voted Expense	458,390

19,406	(S)	Public Guardian and Trustee of British Columbia	19,559
(10,945)		Transfer from Ministry Operations Vote	(9,462)
8,461		Total Special Accounts (Statutory)	10,097
465,198		Total Expense	468,487

		Ministry of Children and Family Development
1,324,188	20	Ministry Operations	1,333,693
1,324,188		Total Voted Expense	1,333,693
1,324,188		Total Expense	1,333,693

		Ministry of Citizens’ Services
46,130	21	Ministry Operations	45,063
519,309	22	Shared Services BC	503,438
25,788	23	Public Affairs Bureau	26,429
67,814	24	Public Service Agency	37,669
1	25	Benefits	1
659,042		Total Voted Expense	612,600
659,042		Total Expense	612,600

*                 An (S) under the Vote number column denotes that statutory authority exists to authorize the expenses.

(1)          For comparison purposes, amounts shown for 2009/10 expenses have been restated to be consistent with the presentation of the 2010/11 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 10/11

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)

($000)

Estimates (1)	Vote		Estimates
2009/10	No*		2010/11
		Ministry of Community and Rural Development
172,244	26	Ministry Operations	302,121
172,244		Total Voted Expense	302,121

500	(S)	Northern Development Fund	500
6,442	(S)	University Endowment Lands Administration Account	6,442
6,942		Total Special Accounts (Statutory)	6,942
179,186		Total Expense	309,063

		Ministry of Education
5,029,317	27	Ministry Operations	5,164,904
5,029,317		Total Voted Expense	5,164,904

—	(S)	Children’s Education Fund	—
—		Total Special Accounts (Statutory)	—
5,029,317		Total Expense	5,164,904

		Ministry of Energy, Mines and Petroleum Resources
63,216	28	Ministry Operations	54,450
1	29	Contracts and Funding Arrangements	1
63,217		Total Voted Expense	54,451
63,217		Total Expense	54,451

		Ministry of Environment
132,550	30	Ministry Operations	135,104
8,805	31	Environmental Assessment Office	8,816
141,355		Total Voted Expense	143,920

400	(S)	Park Enhancement Fund	500
29,305	(S)	Sustainable Environment Fund	22,555
29,705		Total Special Accounts (Statutory)	23,055
171,060		Total Expense	166,975

*                 An (S) under the Vote number column denotes that statutory authority exists to authorize the expenses.

(1)          For comparison purposes, amounts shown for 2009/10 expenses have been restated to be consistent with the presentation of the 2010/11 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 10/11

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)

($000)

Estimates (1)	Vote		Estimates
2009/10	No*		2010/11
		Ministry of Finance
76,105	32	Ministry Operations	58,480
5,000	33	Pacific Carbon Trust	5,000
81,105		Total Voted Expense	63,480

—	(S)	Insurance and Risk Management	4,234
10	(S)	Provincial Home Acquisition Wind Up	10
10		Total Special Accounts (Statutory)	4,244
81,115		Total Expense	67,724

		Ministry of Forests and Range
415,566	34	Ministry Operations	380,357
56,718	35	Integrated Land Management Bureau	50,605
409,000	36	Direct Fire	51,720
881,284		Total Voted Expense	482,682

158,921	(S)	BC Timber Sales	158,469
—	(S)	Forest Stand Management Fund	—
158,921		Total Special Accounts (Statutory)	158,469
1,040,205		Total Expense	641,151

		Ministry of Health Services
13,951,697	37	Ministry Operations	14,612,943
13,951,697		Total Voted Expense	14,612,943

147,250	(S)	Health Special Account	147,250
147,250		Total Special Accounts (Statutory)	147,250
14,098,947		Total Expense	14,760,193

		Ministry of Healthy Living and Sport
83,788	38	Ministry Operations	52,103
83,788		Total Voted Expense	52,103

2,200	(S)	Physical Fitness and Amateur Sports Fund	1,700
2,200		Total Special Accounts (Statutory)	1,700
85,988		Total Expense	53,803

*                 An (S) under the Vote number column denotes that statutory authority exists to authorize the expenses.

(1)          For comparison purposes, amounts shown for 2009/10 expenses have been restated to be consistent with the presentation of the 2010/11 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 10/11

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)

($000)

Estimates (1)	Vote		Estimates
2009/10	No*		2010/11
		Ministry of Housing and Social Development
2,669,286	39	Ministry Operations	2,719,996
2,669,286		Total Voted Expense	2,719,996

10,000	(S)	Housing Endowment Fund	10,000
10,000		Total Special Accounts (Statutory)	10,000
2,679,286		Total Expense	2,729,996

		Ministry of Labour
17,352	40	Ministry Operations	16,460
17,352		Total Voted Expense	16,460
17,352		Total Expense	16,460

		Ministry of Public Safety and Solicitor General
562,573	41	Ministry Operations	572,162
20,302	42	Emergency Program Act	14,559
582,875		Total Voted Expense	586,721

—	(S)	Civil Forfeiture Account	—
1,292	(S)	Corrections Work Program Account	1,281
—	(S)	Forfeited Crime Proceeds Fund	—
13,024	(S)	Victim Surcharge Special Account	13,524
14,316		Total Special Accounts (Statutory)	14,805
597,191		Total Expense	601,526

		Ministry of Small Business, Technology and Economic Development
38,187	43	Ministry Operations	47,426
38,187		Total Voted Expense	47,426

24,948	(S)	Innovative Clean Energy Fund	14,948
24,948		Total Special Accounts (Statutory)	14,948
63,135		Total Expense	62,374

		Ministry of Tourism, Culture and the Arts
102,640	44	Ministry Operations	113,617
102,640		Total Voted Expense	113,617

1,500	(S)	BC Arts and Culture Endowment	1,500
1,500		Total Special Accounts (Statutory)	1,500
104,140		Total Expense	115,117

*                 An (S) under the Vote number column denotes that statutory authority exists to authorize the expenses.

(1)          For comparison purposes, amounts shown for 2009/10 expenses have been restated to be consistent with the presentation of the 2010/11 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 10/11

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)

($000)

Estimates (1)	Vote		Estimates
2009/10	No*		2010/11
		Ministry of Transportation and Infrastructure
734,201	45	Ministry Operations	752,814
734,201		Total Voted Expense	752,814
734,201		Total Expense	752,814

		Management of Public Funds and Debt
1,186,000	46	Management of Public Funds and Debt	1,300,598
1,186,000		Total Voted Expense	1,300,598
1,186,000		Total Expense	1,300,598

		Other Appropriations
500,000	47	Contingencies (All Ministries) and New Programs	450,000
1,212,840	48	Capital Funding	1,750,696
1	49	Commissions on Collection of Public Funds	1
1	50	Allowances for Doubtful Revenue Accounts	1
8,758	51	BC Family Bonus	6,379
2,091	52	Environmental Appeal Board and Forest Appeals Commission	2,088
3,827	53	Forest Practices Board	3,839
1,727,518		Total Voted Expense	2,213,004

1,727,518		Total Expense	2,213,004

		All Appropriations
32,315,183		Total Voted Expense	33,373,502
419,873		Total Special Accounts (Statutory)	408,498
32,735,056		Total Expense	33,782,000

*                 An (S) under the Vote number column denotes that statutory authority exists to authorize the expenses.

(1)          For comparison purposes, amounts shown for 2009/10 expenses have been restated to be consistent with the presentation of the 2010/11 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

ESTIMATES OF SPECIAL OFFICES,

MINISTRIES AND OTHER APPROPRIATIONS

Legislation

Officers of the Legislature

Office of the Premier

Ministry of Aboriginal Relations and Reconciliation

Ministry of Advanced Education and Labour Market Development

Ministry of Agriculture and Lands

Ministry of Attorney General

Ministry of Children and Family Development

Ministry of Citizens’ Services

Ministry of Community and Rural Development

Ministry of Education

Ministry of Energy, Mines and Petroleum Resources

Ministry of Environment

Ministry of Finance

Ministry of Forests and Range

Ministry of Health Services

Ministry of Healthy Living and Sport

Ministry of Housing and Social Development

Ministry of Labour

Ministry of Public Safety and Solicitor General

Ministry of Small Business, Technology and Economic Development

Ministry of Tourism, Culture and the Arts

Ministry of Transportation and Infrastructure

Management of Public Funds and Debt

Other Appropriations

LEGISLATION

SUMMARY

($000)

	Estimates	Estimates
	2009/10(1)	2010/11
VOTED APPROPRIATION
Vote 1 — Legislation	73,529	68,004

OPERATING EXPENSES	73,529	68,004
CAPITAL EXPENDITURES (2)	6,715	6,275
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)          For comparative purposes only, figures shown for the 2009/10 expenses and capital expenditures have been restated to be consistent with the presentation of 2010/11 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of capital expenditures are presented in Schedule C.

(3)          Details of loans, investments and other requirements are presented in Schedule D.

(4)          Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

LEGISLATION

SUMMARY - OPERATING EXPENSES BY SUB-VOTE

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 1 — LEGISLATION

This vote provides for the operation of the Legislative Assembly and its committees, including basic compensation, special allowances and other allowances for Members of the Legislative Assembly, officials and staff, and for support services and other related costs. Operating costs of the Parliamentary Dining Room are partially recovered from ministries.

OPERATING EXPENSES
Members’ Services	40,722	36,453
Caucus Support Services	6,540	6,525
Office of the Speaker	417	421
Clerk of the House	1,095	1,095
Clerk of the Committees	636	597
Legislative Operations	12,062	11,378
Sergeant-at-Arms	4,903	4,716
Hansard	4,416	4,130
Legislative Library	2,738	2,689
	73,529	68,004
CAPITAL EXPENDITURES
Clerk of the House	20	—
Clerk of the Committees	3	—
Legislative Operations	5,592	5,429
Sergeant-at-Arms	375	175
Hansard	725	661
Legislative Library	—	10
	6,715	6,275

VOTE 1 - LEGISLATION	73,529	68,004

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	41,058	38,096
Operating Costs	13,241	12,343
Other Expenses	19,633	17,990
Internal Recoveries	(403)	(425)
TOTAL OPERATING EXPENSES	73,529	68,004

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

	Estimates	Estimates
	2009/10(1)	2010/11
VOTED APPROPRIATIONS
Vote 2 — Auditor General	15,536	15,400
Vote 3 — Conflict of Interest Commissioner	440	440
Vote 4 — Elections BC	41,440	7,740
Vote 5 — Information and Privacy Commissioner	3,822	4,470
Vote 6 — Merit Commissioner	955	965
Vote 7 — Ombudsperson	4,773	4,945
Vote 8 — Police Complaint Commissioner	1,974	2,457
Vote 9 — Representative for Children and Youth	7,027	6,973

OPERATING EXPENSES	75,967	43,390

CAPITAL EXPENDITURES (2)	3,400	3,270
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)          For comparative purposes only, figures shown for the 2009/10 expenses and capital expenditures have been restated to be consistent with the presentation of 2010/11 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of capital expenditures are presented in Schedule C.

(3)          Details of loans, investments and other requirements are presented in Schedule D.

(4)          Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

	2009/10	2010/11 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Auditor General	15,536	15,400	—	15,400
Conflict of Interest Commissioner	440	440	—	440
Elections BC	41,440	7,740	—	7,740
Information and Privacy Commissioner	3,822	4,472	(2)	4,470
Merit Commissioner	955	965	—	965
Ombudsperson	4,773	5,095	(150)	4,945
Police Complaint Commissioner	1,974	2,457	—	2,457
Representative for Children and Youth	7,027	6,973	—	6,973

TOTAL OPERATING EXPENSES	75,967	43,542	(152)	43,390

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Auditor General	250	150	—	150
Elections BC	2,860	1,298	—	1,298
Information and Privacy Commissioner	45	574	—	574
Merit Commissioner	15	152	—	152
Ombudsperson	75	741	—	741
Police Complaint Commissioner	25	325	—	325
Representative for Children and Youth	130	30	—	30

TOTAL CAPITAL EXPENDITURES	3,400	3,270	—	3,270

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 2 — AUDITOR GENERAL

This vote provides for the operations of the Office of the Auditor General. The Auditor General, an officer of the Legislature under the authority of the Auditor General Act, exists to help members of the legislative assembly hold the government accountable. Through its audit opinions, the Auditor General gives legislators audit assessments about the fairness and reliability of the financial statements and public accounts of the government. The Auditor General also assesses the operations and performance of the government’s programs and services. The reports of the Auditor General are tabled with the Legislative Assembly and discussed, in a public forum, with the Public Accounts Committee of the legislature.

OPERATING EXPENSES
Auditor General	15,536	15,400

CAPITAL EXPENDITURES
Auditor General	250	150

VOTE 3 — CONFLICT OF INTEREST COMMISSIONER

This vote provides for the operations of the Office of the Conflict of Interest Commissioner. The Commissioner is an officer of the Legislature with a mandate under the Members’ Conflict of Interest Act to meet the requirements under the Act.

OPERATING EXPENSES
Conflict of Interest Commissioner	440	440

VOTE 4 — ELECTIONS BC

This vote provides for the ongoing operating costs of the Office of the Chief Electoral Officer and provides for the administration of provincial elections, plebiscites, voter registration and list maintenance, enumerations, referenda, electoral boundaries, election financing, registration of political parties and constituency associations, recall petitions, initiative petitions and initiative votes, and other aspects of the provincial electoral process. The Chief Electoral Officer is an officer of the Legislature and is responsible for the administration of the Election Act and the Recall and Initiative Act.

OPERATING EXPENSES
Elections BC	41,440	7,740

CAPITAL EXPENDITURES
Elections BC	2,860	1,298

VOTE 5 — INFORMATION AND PRIVACY COMMISSIONER

This vote provides for the salaries, benefits and expenses of the Office of the Information and Privacy Commissioner (OIPC) and provides for other duties and functions given to the Commissioner by statute. The Commissioner is an officer of the Legislature under the Freedom of Information and Protection of Privacy Act (FIPPA) and under the Personal Information Protection Act (PIPA), with a broad mandate to protect the rights given to the public under FIPPA and PIPA. This includes: conducting reviews of access to information requests, investigating complaints, monitoring general compliance with the Acts, promoting freedom of information and protection of privacy principles, and overseeing and enforcing the Lobbyist Registry program pursuant to the Lobbyist Registration Act. Costs related to any freedom of information and protection of privacy conferences sponsored or hosted by the OIPC are fully recovered from ministries, participants, and sponsoring organizations.

OPERATING EXPENSES
Information and Privacy Commissioner	3,822	4,470

CAPITAL EXPENDITURES
Information and Privacy Commissioner	45	574

OFFICERS OF THE LEGISLATURE

SUMMARY (Continued)

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 6 — MERIT COMMISSIONER

This vote provides for the salaries, benefits, and expenses for the operation of the Office of the Merit Commissioner. The Merit Commissioner is an officer of the Legislature with a mandate to monitor the principle of merit in appointments to the BC Public Service as defined in the Public Service Act.

OPERATING EXPENSES
Merit Commissioner	955	965

CAPITAL EXPENDITURES
Merit Commissioner	15	152

VOTE 7 — OMBUDSPERSON

This vote provides for the salaries, benefits, and expenses for the operation of the Office of the Ombudsperson. The Ombudsperson is an officer of the Legislature under the authority of the Ombudsperson Act. The Ombudsperson may investigate, either in response to a specific complaint or on the Ombudsperson’s own initiative, the actions and decisions of government bodies. The jurisdiction of the Ombudsperson extends to ministries of the province, Crown corporations, provincially appointed agencies, boards and commissions, school districts, colleges, universities, hospitals, governing bodies of professional and occupational associations, local governments, regional districts and other authorities listed in the schedule of the Ombudsperson Act. The Ombudsperson may undertake initiatives to increase public understanding of the role of the Ombudsperson, and to improve government’s and other public bodies’ commitment to respect the principles of administrative fairness and natural justice. This vote provides for Case Tracker database services to other officers of the Legislature or similar agencies inside/outside British Columbia on a fee-for-service basis. Internal recoveries are for costs incurred in the provision of services to other officers of the Legislature and for the distribution of materials, developed by the Office, to ministries or agencies of the government. External recoveries are for distribution of materials and for the cost of services provided for in this vote.

OPERATING EXPENSES
Ombudsperson	4,773	4,945

CAPITAL EXPENDITURES
Ombudsperson	75	741

VOTE 8 — POLICE COMPLAINT COMMISSIONER

This vote provides for the salaries, benefits and expenses of the Police Complaint Commissioner and staff and the costs incurred by the Office of the Police Complaint Commissioner in dealing with complaints against municipal police and members of policing units designated by the Lieutenant Governor in Council. The Police Complaint Commissioner is an officer of the Legislature under the authority of the Police Act.

OPERATING EXPENSES
Police Complaint Commissioner	1,974	2,457

CAPITAL EXPENDITURES
Police Complaint Commissioner	25	325

OFFICERS OF THE LEGISLATURE

SUMMARY (Continued)

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 9 — REPRESENTATIVE FOR CHILDREN AND YOUTH

This vote provides for the salaries, benefits and expenses for the operation of the Office of the Representative for Children and Youth. The Representative is an officer of the Legislature appointed under the authority of the Representative for Children and Youth Act. The Representative reviews, investigates and reports on the critical injuries and deaths of children in care or children receiving reviewable services from public bodies; advocates on behalf of children and their families respecting designated services; and monitors, reviews and audits the provision of designated services.

OPERATING EXPENSES
Representative for Children and Youth	7,027	6,973

CAPITAL EXPENDITURES
Representative for Children and Youth	130	30

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	51,315	30,734
Operating Costs	25,100	13,281
Government Transfers	309	125
Other Expenses	35	15
Internal Recoveries	(640)	(613)
External Recoveries	(152)	(152)
TOTAL OPERATING EXPENSES	75,967	43,390

OFFICE OF THE PREMIER

The mission of the Office of the Premier is to provide leadership across government and Crown Agencies to ensure timely decision-making and effective service delivery, supported by transparency and accountability of government practices, and positive intergovernmental relations.

SUMMARY

($000)

	Estimates	Estimates
	2009/10(1)	2010/11
VOTED APPROPRIATION
Vote 10 — Office of the Premier	10,274	9,711

OPERATING EXPENSES	10,274	9,711

CAPITAL EXPENDITURES (2)	35	1
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2009/10 expenses and capital expenditures have been restated to be consistent with the presentation of 2010/11 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

OFFICE OF THE PREMIER

CORE BUSINESS SUMMARY

($000)

	2009/10	2010/11 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Intergovernmental Relations Secretariat	2,472	3,124	(700)	2,424
Deputy Ministers’ Policy Secretariat	1,923	1,798	—	1,798
Executive and Support Services	5,879	5,489	—	5,489

TOTAL OPERATING EXPENSES	10,274	10,411	(700)	9,711

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	35	1	—	1

TOTAL CAPITAL EXPENDITURES	35	1	—	1

OFFICE OF THE PREMIER

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 10 — OFFICE OF THE PREMIER

This vote provides for programs and operations described in the voted appropriations under the following three core businesses: Intergovernmental Relations Secretariat, Deputy Ministers’ Policy Secretariat, and Executive and Support Services.

INTERGOVERNMENTAL RELATIONS SECRETARIAT

Voted Appropriation
Intergovernmental Relations Secretariat	2,472	2,424

Voted Appropriation Description: This sub-vote provides for management and administrative support for the Executive Council (Cabinet) in the development and coordination of advice, policy, negotiations, issues management, and public consultation relating to federal-provincial, interprovincial, and international relations initiatives. This includes support for the Premier, the Minister of State for Intergovernmental Relations and Cabinet participation in First Ministers’ Conferences, Premiers’ Conferences, Joint Cabinet Meetings with neighbouring jurisdictions, and ministerial conferences. This sub-vote manages the Canada-British Columbia Co-operation Agreement on Official Languages. This sub-vote also provides for costs of official ceremonies, programs for visiting dignitaries, government-hosted functions, and government honours and awards by authority of the Provincial Symbols and Honours Act. Costs may be recovered from ministries and federal, provincial, territorial and municipal governments for services described in this sub-vote.

DEPUTY MINISTERS’ POLICY SECRETARIAT

Voted Appropriation
Deputy Ministers’ Policy Secretariat	1,923	1,798

Voted Appropriation Description: This sub-vote provides for the Deputy Ministers’ Policy Secretariat to provide policy analysis and support to the Deputy Ministers’ Committees in their work on cross-government and corporate projects. Funding is for salaries, benefits and other expenses incurred in providing policy, planning and operational support. Costs may be recovered from ministries for services described in this sub-vote.

OFFICE OF THE PREMIER

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Premier’s Office	3,319	3,116
Executive Operations	2,560	2,373
	5,879	5,489

Voted Appropriations Description: This sub-vote provides for the offices of the Premier and the Minister of State for Intergovernmental Relations, and includes salaries, benefits, allowances, and operating expenses for the Premier, the Minister of State, and their staff; the management of cross-government issues and corporate planning, and funding for cross-government and other initiatives that support the government’s mandate; support of the Executive Council, including government administration, and Executive Council Committees, as well as the salaries, benefits, allowances and operating expenses for the Deputy Minister’s office; salaries and other expenses incurred in providing policy, planning and operational support to the Executive Council and its committees and for the planning and coordination of legislative priorities. Costs may be recovered from ministries for services described in this sub-vote.

VOTE 10 — OFFICE OF THE PREMIER	10,274	9,711

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	8,386	7,804
Operating Costs	2,062	1,950
Government Transfers	423	648
Other Expenses	421	327
Internal Recoveries	(318)	(318)
External Recoveries	(700)	(700)
TOTAL OPERATING EXPENSES	10,274	9,711

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

The mission of the Ministry of Aboriginal Relations and Reconciliation is to lead provincial efforts on reconciliation and improvement of social and economic outcomes for Aboriginal peoples on behalf of all British Columbians through negotiating reconciliation agreements and treaties, supporting the goals of the New Relationship, building relationships and raising awareness, and supporting culture and language revitalization, economic initiatives, community development and capacity building.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2009/10(1)	2010/11
VOTED APPROPRIATIONS
Vote 11 — Ministry Operations	29,227	29,905
Vote 12 — Treaty and Other Agreements Funding	33,177	5,927

STATUTORY APPROPRIATION
First Citizens Fund Special Account	4,100	3,968

OPERATING EXPENSES	66,504	39,800

CAPITAL EXPENDITURES (2)	30	23
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	1,750	1,750
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2009/10 expenses and capital expenditures have been restated to be consistent with the presentation of 2010/11 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

CORE BUSINESS SUMMARY

($000)

	2009/10	2010/11 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Treaty Negotiations and Implementation	14,488	14,604	(457)	14,147
Community and Socio-Economic Development	3,021	3,752	(1)	3,751
Strategic Initiatives	7,396	7,824	(1)	7,823
Executive and Support Services	4,322	4,185	(1)	4,184
Treaty and Other Agreements Funding	33,177	5,927	—	5,927
First Citizens Fund Special Account	4,100	3,968	—	3,968

TOTAL OPERATING EXPENSES	66,504	40,260	(460)	39,800

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	30	23	—	23

TOTAL CAPITAL EXPENDITURES	30	23	—	23

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Treaty and Other Agreements Funding	1,750	1,750	—	1,750
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	1,750	1,750	—	1,750

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 11 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Treaty Negotiations and Implementation, Community and Socio-Economic Development, Strategic Initiatives, and Executive and Support Services.

TREATY NEGOTIATIONS AND IMPLEMENTATION

Voted Appropriation
Treaty Negotiations and Implementation	14,488	14,147

Voted Appropriation Description: This sub-vote provides for the participation in the negotiation of treaties, incremental treaty agreements and other interim agreements, other agreements with First Nations and the federal government, and negotiation and implementation of agreements with Canada to share the cost of treaties and other arrangements with First Nations. This sub-vote also provides for costs associated with consultation, accommodation, treaty implementation and treaty related measures. Recoveries are received from parties external to government and from internal sources for ministry services provided for in this sub-vote.

COMMUNITY AND SOCIO-ECONOMIC DEVELOPMENT

Voted Appropriation
Community and Socio-Economic Development	3,021	3,751

Voted Appropriation Description: This sub-vote provides for initiatives to close the socio-economic gaps between Aboriginal peoples and other British Columbians, including the identification of opportunities, removal of barriers, the cross-ministry coordination of resources and services provided to Aboriginal peoples and support for data development and reporting out on progress. This sub-vote also provides for leadership in policy development, relationship building, cultural initiatives, community development, support to Aboriginal leadership and advisory bodies and for administration of the First Citizens Fund Special Account and related transfers. Recoveries are received from parties external to government and from internal sources for ministry services provided for in this sub-vote.

STRATEGIC INITIATIVES

Voted Appropriation
Strategic Initiatives	7,396	7,823

Voted Appropriation Description: This sub-vote provides for the support and enhancement of the government’s New Relationship with First Nations and Aboriginal peoples, through non-treaty negotiations considered strategically important to furthering the New Relationship, including revenue-sharing and shared decision making, and by liaison with key First Nation groups such as the First Nations Leadership Council. This sub-vote supports the development of treaty-related policy in the areas of consultation, accommodation and reconciliation; produces the provincial lands, resources and governance mandates and policies that represent provincial interests at the treaty tables; and facilitates engagement and negotiation among First Nations, provincial ministries and key stakeholders with the aim of accommodating First Nation interests and promoting collaboration and coordination on Aboriginal issues across sectors and orders of government. The ministry’s planning efforts, including strategic, service and business plans and performance monitoring, measurement and reporting, are also funded by this sub-vote. Recoveries are received from parties external to government and from internal sources for ministry services provided for in this sub-vote.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	594	587
Corporate Services	3,728	3,597
	4,322	4,184

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Aboriginal Relations and Reconciliation, including salaries, benefits, allowances and operating expenses of the Minister and the Minister’s staff; and executive direction and administrative services for the operating programs of the ministry, including financial administration and budget coordination, records management, human resources, office management, and information systems. Recoveries are received from parties external to government and from internal sources for ministry services provided for in this sub-vote.

VOTE 11 — MINISTRY OPERATIONS	29,227	29,905

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 12 — TREATY AND OTHER AGREEMENTS FUNDING

This vote provides for ministry programs and operations described in the voted appropriation under the following core business: Treaty and Other Agreements Funding.

TREATY AND OTHER AGREEMENTS FUNDING

Voted Appropriation
Treaty and Other Agreements Funding	33,177	5,927

Voted Appropriation Description: This sub-vote provides for transfers to First Nations and third parties as a result of the settlement of treaties, incremental treaty agreements and other interim agreements, and other arrangements with First Nations.

VOTE 12 — TREATY AND OTHER AGREEMENTS FUNDING	33,177	5,927

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

STATUTORY — SPECIAL ACCOUNT

This statutory appropriation provides for the programs and operations of the following special account: First Citizens Fund

FIRST CITIZENS FUND

Statutory Appropriation
First Citizens Fund Special Account	4,100	3,968

Statutory Appropriation Description: This statutory appropriation provides for the First Citizens Fund which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	16,319	16,320
Operating Costs	6,041	6,190
Government Transfers	43,712	16,858
Other Expenses	896	896
Internal Recoveries	(4)	(4)
External Recoveries	(460)	(460)
TOTAL OPERATING EXPENSES	66,504	39,800

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2009/10	2010/11

FIRST CITIZENS FUND

This account was originally created as a fund under the Revenue Surplus Appropriation Act in 1969, was continued under the Funds Control Act in 1979, and was changed to a Special Account under the Special Accounts Appropriation and Control Act in 1988. The account promotes the economic, educational and cultural well being of Aboriginal people who are normally residents of British Columbia, by providing financial assistance through loan guarantees and government transfers. Interest attributable to the account balance is credited to the account as revenue. Expenses consist of government transfers in support of cultural, educational and economic opportunities including student bursaries; heritage, language and culture programs; Aboriginal friendship centre program delivery; and economic development programs. The account also provides funds for the administration costs of certain social and economic development programs. No financing transactions are provided for under this account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	5,350	4,550
OPERATING TRANSACTIONS
Revenue	3,300	2,900
Expense	(4,100)	(3,968)
Net Revenue (Expense)	(800)	(1,068)
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	4,550	3,482

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2009/10 is based on the 2008/09 Public Accounts.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2009/10	2010/11

TREATY AND OTHER AGREEMENTS FUNDING

SETTLEMENT COSTS OF TREATIES AND OTHER AGREEMENTS — Disbursements are made to purchase and hold land for treaty settlement purposes and to First Nations in accordance with treaty agreements. These disbursements are amortized over the period of the capital transfer identified in legislated treaty agreements. Administration costs are funded through the ministry’s voted appropriation.

Receipts	—	—
Disbursements	1,750	1,750
Net Cash Source (Requirement)	(1,750)	(1,750)

MINISTRY OF ADVANCED EDUCATION AND LABOUR MARKET DEVELOPMENT

The mission of the Ministry of Advanced Education and Labour Market Development is to provide British Columbians with opportunities for success through high quality post-secondary education, skills training, labour market development and immigration programs.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2009/10(1)	2010/11
VOTED APPROPRIATIONS
Vote 13 — Ministry Operations	2,117,090	2,114,060

OPERATING EXPENSES	2,117,090	2,114,060

CAPITAL EXPENDITURES (2)	1,300	1,033
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2009/10 expenses and capital expenditures have been restated to be consistent with the presentation of 2010/11 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ADVANCED EDUCATION AND LABOUR MARKET DEVELOPMENT

CORE BUSINESS SUMMARY

($000)

	2009/10	2010/11 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Educational Institutions and Organizations	1,882,098	1,883,865	(1)	1,883,864
Student Support Programs	90,772	84,611	(2)	84,609
Labour Market and Immigration	111,413	285,094	(172,320)	112,774
Public Sector Employers’ Council Secretariat	16,603	16,673	(70)	16,603
Executive and Support Services	16,204	16,726	(516)	16,210

TOTAL OPERATING EXPENSES	2,117,090	2,286,969	(172,909)	2,114,060

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1,300	1,033	—	1,033

TOTAL CAPITAL EXPENDITURES	1,300	1,033	—	1,033

REVENUE COLLECTED FOR, AND TRANSFERRED TO,
OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Educational Institutions and Organizations	—	170,000	(170,000)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	170,000	(170,000)	—

MINISTRY OF ADVANCED EDUCATION AND LABOUR MARKET DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 13 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core business: Educational Institutions and Organizations, Student Support Programs, Labour Market and Immigration, Public Sector Employers’ Council Secretariat, and Executive and Support Services.

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

Voted Appropriation
Educational Institutions and Organizations	1,882,098	1,883,864

Voted Appropriation Description: This sub-vote provides funding to universities, colleges, institutes, educational agencies, and other organizations to support the post-secondary education system. Recoveries may be received from other ministries and from the federal government under cost sharing agreements for programs provided within this sub-vote.

STUDENT SUPPORT PROGRAMS

Voted Appropriation
Student Support Programs	90,772	84,609

Voted Appropriation Description: This sub-vote provides for the administration, operations and delivery of student support programs. This sub-vote also provides financial, income and other assistance to and for students including scholarships, bursaries, loan forgiveness programs, transfers to students, and transfers for initiatives that enhance student performance and access. Costs are recovered from organizations and the federal government for payments administered on their behalf for programs provided within this sub-vote.

LABOUR MARKET AND IMMIGRATION

Voted Appropriations
Immigration Initiatives	7,623	7,613
Labour Market Initiatives	103,789	105,160
Labour Market Agreement	1	1
	111,413	112,774

Voted Appropriations Description: This sub-vote provides for policy and program administration, including external service delivery, for initiatives related to settlement, immigration and labour market development. Programs and services include business immigration; development and delivery of training programs and labour market supports through the Canada-British Columbia Labour Market Agreement; the Provincial Nominee Program; worker training programs; community services and partnerships, national and international job fairs; funding to the Industry Training Authority; and labour market information, forecast and communication tools. This sub-vote also provides for negotiation and implementation of the Agreement for Canada-British Columbia Co-operation on Immigration. Costs may be recovered from investment returns on security deposits in relation to the operation of the above-noted programs, from other provincial ministries, crown agencies and parties external to government including the Government of Canada through federal/provincial agreements, and from fees for services provided for programs provided within this sub-vote.

PUBLIC SECTOR EMPLOYERS’ COUNCIL SECRETARIAT

Voted Appropriations
Public Sector Employers’ Council Secretariat	1,919	1,919
Employer Association	14,684	14,684
	16,603	16,603

Voted Appropriations Description: This sub-vote provides for the operation of the Public Sector Employers’ Council and the Council Secretariat, as established under the Public Sector Employers Act (PSEA), and includes salaries and remuneration of the secretariat staff, government’s financial contributions to employers’ associations established under the PSEA and related expenses. The Council sets and coordinates strategic directions for issues in labour relations and advises government with respect to labour relations, pensions and compensation-related issues in the public sector. Costs are partially recovered from pension boards for programs provided within this sub-vote.

MINISTRY OF ADVANCED EDUCATION AND LABOUR MARKET DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	519	511
Corporate Services	15,685	15,699
	16,204	16,210

Voted Appropriations Description: This sub-vote provides for ministry leadership and direction, establishment of policy and accountability, and provides program support for the post-secondary system. It provides for quality assessment for public and private post-secondary degree granting institutions. It provides for the office of the Minister of Advanced Education and Labour Market Development, and includes salaries, benefits, allowances, and operating expenses for the minister and for the minister’s staff. Transfers are provided for post-secondary development and implementation activities, research, labour market initiatives, and national and international education initiatives. Information management and information technology services are provided by the Ministry of Education. Costs are recovered from participation in federal/provincial agreements and activities, and for ministry services provided for in the sub-vote.

VOTE 13 — MINISTRY OPERATIONS	2,117,090	2,114,060

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	36,525	37,581
Operating Costs	16,206	19,228
Government Transfers	2,196,828	2,246,883
Other Expenses	279	279
Internal Recoveries	(17,002)	(17,002)
External Recoveries	(115,746)	(172,909)
TOTAL OPERATING EXPENSES	2,117,090	2,114,060

MINISTRY OF ADVANCED EDUCATION AND LABOUR MARKET DEVELOPMENT

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2009/10	2010/11

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

POST-SECONDARY INSTITUTIONS — Disbursements are provided by the province to post-secondary institutions for capital projects under the federal Knowledge Infrastructure Program. Federal funding is received by the Ministry of Advanced Education and Labour Market Development on the post-secondary institution’s behalf. Administration costs are funded through the ministry’s voted appropriations.

Receipts	83,257	170,000
Disbursements	83,257	170,000
Net Cash Source (Requirement)	—	—

MINISTRY OF AGRICULTURE AND LANDS

The mission of the Ministry of Agriculture and Lands is to promote sustainable agriculture and food systems and to provide a balanced approach that promotes a sustainable use of Crown land resources.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2009/10(1)	2010/11
VOTED APPROPRIATIONS
Vote 14 — Ministry Operations	71,788	68,494
Vote 15 — Agricultural Land Commission	2,098	2,088

STATUTORY APPROPRIATIONS
Crown Land Special Account	20	20
Production Insurance Special Account	18,500	18,500
Less: Transfer from Ministry Operations Vote	(7,000)	(7,000)

OPERATING EXPENSES	85,406	82,102

CAPITAL EXPENDITURES (2)	220	55
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	3,975	4,130
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2009/10 expenses and capital expenditures have been restated to be consistent with the presentation of 2010/11 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF AGRICULTURE AND LANDS

CORE BUSINESS SUMMARY

($000)

	2009/10	2010/11 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Agriculture Operations	10,936	11,338	(454)	10,884
Strategic Industry Development	38,647	49,524	(15,404)	34,120
Crown Land Administration	11,888	13,656	(2)	13,654
BC Farm Industry Review Board	1,017	1,017	(1)	1,016
Executive and Support Services	9,300	8,821	(1)	8,820
Agricultural Land Commission	2,098	2,090	(2)	2,088
Crown Land Special Account	20	98,336	(98,316)	20
Production Insurance Special Account	11,500	11,501	(1)	11,500

TOTAL OPERATING EXPENSES	85,406	196,283	(114,181)	82,102

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	220	55	—	55

TOTAL CAPITAL EXPENDITURES	220	55	—	55

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Strategic Industry Development	(200)	—	(50)	(50)
Crown Land Administration	4,250	4,250	—	4,250
Crown Land Special Account	(75)	—	(70)	(70)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	3,975	4,250	(120)	4,130

MINISTRY OF AGRICULTURE AND LANDS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 14 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Agriculture Operations, Strategic Industry Development, Crown Land Administration, BC Farm Industry Review Board, and Executive and Support Services.

AGRICULTURE OPERATIONS

Voted Appropriations
Food Safety, Plant, Animal and Fish Health	6,253	6,207
Sustainable Agriculture Management	4,683	4,677
	10,936	10,884

Voted Appropriations Description: This sub-vote provides for surveillance and diagnostic services to monitor and improve animal, aquatic animal and plant health; and for food safety and quality initiatives through licensing, support for research and innovation, and on-farm food safety information programs. This sub-vote also provides for planning, establishing and co-ordinating province-wide land and water policies and programs related to environmental farm management best practices; and working in partnership with industry, local governments and others to manage land use planning, resolve management issues and identify opportunities. Costs are recovered from ministries, other levels of government, organizations and individuals for services described in this sub-vote.

STRATEGIC INDUSTRY DEVELOPMENT

Voted Appropriations
Sustainable Aquaculture Management	3,005	3,010
Business Risk Management	31,559	27,172
Strategic Policy, Investment and Innovation	4,083	3,938
	38,647	34,120

Voted Appropriations Description: This sub-vote provides for provincial and federal-provincial agriculture risk management programs, insurance schemes and funding of programs and trusts. This sub-vote also provides for industry initiatives, including research and innovation; collecting, advising and disseminating information on issues affecting the establishment, production, marketing, and business management of the agriculture, aquaculture and food sectors; youth development programs to facilitate leadership in the agri-food industry; promoting public awareness and support of the agriculture, aquaculture and food industries. This sub-vote also provides for agriculture and aquaculture management including: finfish and shellfish aquaculture regulation; technical review of tenure and licence applications; the administration and enforcement of relevant sections and regulations under the Land Act, Fisheries Act and Fish Inspection Act as well as licensing and compliance of the various acts and regulations administered by the ministry. It also provides for policy, legislative and regulatory development, economic and statistical analysis and trade competition advice for the agri-food and seafood sectors; intergovernmental negotiation strategies; planning; governance advice; and support for any First Nations consultation and accommodation arising from the activities provided for within this sub-vote. Recoveries are received from ministries, federal and other levels of government, and parties internal and external to government for services and programs described in this sub-vote.

CROWN LAND ADMINISTRATION

Voted Appropriations
Crown Land Policy	3,397	3,332
Crown Land Sales and Tenure Management	607	602
Land Restoration Programs	7,884	9,720
	11,888	13,654

Voted Appropriations Description: This sub-vote provides for the development and implementation of strategic and operational policy and legislation associated with Crown land administration across the Province. It also provides for a wide range of activities related to Crown land disposition, adjudication and management, including land sales and tenures, developing fee rates, determining optimal development and use of Crown land, developing decision-support tools, ensuring compliance, public reporting, support to land use planning, intergovernmental and public relations and any First Nations consultation and accommodation arising from the activities provided for in this sub-vote. Some of these activities are performed under agreement with the Integrated Land Management Bureau through their regional offices. This sub-vote also provides for the management, assessment and remediation of contaminated and derelict sites on Crown land and other lands that affect provincial interests. Costs are recovered from ministries, other levels of government, organizations and individuals for services described in this sub-vote.

MINISTRY OF AGRICULTURE AND LANDS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

BC FARM INDUSTRY REVIEW BOARD

Voted Appropriation
BC Farm Industry Review Board	1,017	1,016

Voted Appropriation Description: This sub-vote provides for the supervision of the operation of the marketing board and commissions formed under the Natural Products Marketing (BC) Act; the hearing of appeals on regulated marketing issues, and the hearing of complaints and conducting inquiries related to farm practices under the Farm Practices Protection (Right to Farm) Act. Costs are recovered from ministries, other levels of government, organizations and individuals for services described in this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	529	511
Corporate Services	8,771	8,309
	9,300	8,820

Voted Appropriations Description: This sub-vote provides for the office of the Minister for Agriculture and Lands and includes salaries, benefits, allowances and operating expenses of the minister’s office. This sub-vote provides for the salary and expenses of the Parliamentary Secretary for the Ranching Task Force. This sub-vote also provides for the executive direction and administrative services for the operating programs of the ministry, including finance, administration and budget coordination, strategic and business planning and reporting, strategic human resources, office management, information management services and systems, and records management. Costs are recovered from ministries, other levels of government, and parties external to government for services provided for in this sub-vote.

VOTE 14 — MINISTRY OPERATIONS	71,788	68,494

MINISTRY OF AGRICULTURE AND LANDS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 15 — AGRICULTURAL LAND COMMISSION

This vote provides for the operations described in the voted appropriations under the core business: Agricultural Land Commission.

AGRICULTURAL LAND COMMISSION

Voted Appropriation
Agricultural Land Commission	2,098	2,088

Voted Appropriation Description: This sub-vote provides for the operation of the Agricultural Land Commission. Under the Agricultural Land Commission Act, the commission is responsible for preserving the scarce supply of agricultural land in the province through policies and programs that foster long-term sustainability and encourage farm businesses. The commission responds to the needs of farmers, landowners, applicants, local governments and others. A portion of the fees for the applications made under the Agricultural Land Commission Act are retained by local governments for services provided in the application process. Costs are recovered from ministries and organizations and individuals for services described in this sub-vote.

VOTE 15 — AGRICULTURAL LAND COMMISSION	2,098	2,088

MINISTRY OF AGRICULTURE AND LANDS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

STATUTORY — SPECIAL ACCOUNTS

This statutory appropriation provides for programs and operations of the following special accounts: Crown Land and Production Insurance.

CROWN LAND

Statutory Appropriation
Crown Land Special Account	20	20

Statutory Appropriation Description: This statutory appropriation provides for the Crown Land Special Account which is governed under the Ministry of Lands, Parks and Housing Act.

PRODUCTION INSURANCE

Statutory Appropriation
Production Insurance Special Account	18,500	18,500
Transfer from Ministry Operations Vote	(7,000)	(7,000)
	11,500	11,500

Statutory Appropriation Description: This statutory appropriation provides for the Production Insurance Special Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	34,590	34,312
Operating Costs	13,431	14,273
Government Transfers	158,971	123,939
Other Expenses	32,191	24,102
Internal Recoveries	(641)	(343)
External Recoveries	(153,136)	(114,181)
TOTAL OPERATING EXPENSES	85,406	82,102

MINISTRY OF AGRICULTURE AND LANDS

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2009/10	2010/11

CROWN LAND

This account was originally created as a fund by authority of Section 7 of the Department of Housing Act in 1973, was replaced by the Crown Land Fund effective July 31, 1979 pursuant to the Ministry of Lands, Parks and Housing Act, and provisions were modified under the Special Accounts Appropriation and Control Act in 1982. Revenues include land sales, exchanges, tenures, royalties, interest, rental income, and fees. Costs of development include costs directly associated with the acquisition, and development of Crown land for sale or tenure. Expenses include costs for Crown land clean-up and servicing. This Special Account also provides Free Crown Grants and Nominal Rent Tenures of land at less than fair market value. In accordance with generally accepted accounting principles, upon disposition these grants and tenures are expensed at their fair market values. As Crown land is shown on the balance sheet as the nominal value of $1, the revaluation of Crown land to fair market value is shown as a recovery against the expenses. Financing transaction receipts represent repayment of outstanding loans and deposits made on pending sales.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	50,000	50,000
OPERATING TRANSACTIONS
CROWN LAND
Revenue	84,867	86,342
Less: Cost of Development	(1,714)	(1,766)
	83,153	84,576
Expense	(20)	(20)
Net Revenue (Expense)	83,133	84,556

FREE CROWN GRANTS AND NOMINAL RENT TENURES(3)
Expense:(4)
– Ministry of Advanced Education and Labour Market Development	(2,500)	(2,500)
– Ministry of Community and Rural Development	(10,000)	(1,000)
– Ministry of Education	(19,320)	(19,320)
– Ministry of Environment	(10,000)	(8,998)
– Ministry of Housing and Social Development	(5,000)	(1,574)
– Ministry of Tourism, Culture and the Arts	(1,250)	(2,912)
– Ministry of Transportation and Infrastructure	(7,000)	(9,600)
– Renewal of Nominal Rent Tenures	(10,000)	(1,283)
– Contingency	(61,000)	(51,129)
Total Expense	(126,070)	(98,316)

Internal and External Recoveries	126,070	98,316
Net Revenue (Expense)	—	—

Transfer from (to) the General Fund	(83,208)	(84,626)

FINANCING TRANSACTIONS
Receipts	75	70
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	75	70
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	50,000	50,000

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2009/10 is based on the 2008/09 Public Accounts.

(3)	Expenses and recoveries reflect the net difference between the fair market value and book value of Crown Land granted free or leased for a nominal fee.
(4)

The amounts shown reflect the projected value of free Crown grants to be issued on behalf of the individual ministries shown, and the anticipated value of nominal rent tenures to be renewed in the 2010/11 fiscal year. A Contingency amount has been added to reflect potential unanticipated requests. As free Crown grants and nominal rent tenures are statutory expenditures, the amounts are shown for information and planning purposes only.

MINISTRY OF AGRICULTURE AND LANDS

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2009/10	2010/11

PRODUCTION INSURANCE

This account was established as a special account effective April 1, 2005 by Section 9.2 of the Special Accounts Appropriation and Control Act and replaces the Crop Insurance Fund created by a regulation under the Insurance for Crops Act. Production Insurance is an insurance scheme that stabilizes farm income by minimizing, at an individual level, the detrimental economic effects of losses due to uncontrollable natural perils. The purpose of this account is to receive premiums from the federal government, the province, producers, and indemnity and other payments through reinsurance. This account also earns interest on accumulated funds. Expenses include indemnification payments to producers, reinsurance premiums to third parties, and any third party costs of adjustments. Recoveries are received from external organizations for reinsurance proceeds.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	6,057	9,342
OPERATING TRANSACTIONS
Revenue	14,785	14,785
Expense	(18,501)	(18,501)
Internal and External Recoveries	1	1
Transfer from Ministry Operations Vote	7,000	7,000
Net Revenue (Expense)	3,285	3,285

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	9,342	12,627

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2009/10 is based on the 2008/09 Public Accounts.

MINISTRY OF AGRICULTURE AND LANDS

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2009/10	2010/11

STRATEGIC INDUSTRY DEVELOPMENT

AGRICULTURE CREDIT ACT — Receipts represent principal repayments on outstanding loans issued under the Agriculture Credit Act which was terminated on March 31, 1995. The Miscellaneous Statutes Amendments Act, 2003, provides the provisions for the loan repayments.

Receipts	200	50
Disbursements	—	—
Net Cash Source (Requirement)	200	50

CROWN LAND ADMINISTRATION

CROWN LAND ADMINISTRATION — Disbursements represent expenditures for servicing, developing, tenuring and disposing of Crown land.

Receipts	—	—
Disbursements	4,250	4,250
Net Cash Source (Requirement)	(4,250)	(4,250)

MINISTRY OF ATTORNEY GENERAL

The mission of the Ministry of Attorney General is to be responsible in government for law reform, for the administration of justice, and for seeing that public affairs are administered in accordance with the law.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2009/10(1)	2010/11
VOTED APPROPRIATIONS
Vote 16 — Ministry Operations	363,943	366,149
Vote 17 — Judiciary	68,293	67,740
Vote 18 — Crown Proceeding Act	24,500	24,500
Vote 19 — British Columbia Utilities Commission	1	1

STATUTORY APPROPRIATIONS
Public Guardian and Trustee of British Columbia Special Account	19,406	19,559
Less: Transfer from Ministry Operations Vote	(10,945)	(9,462)

OPERATING EXPENSES	465,198	468,487

CAPITAL EXPENDITURES (2)	4,186	5,752
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2009/10 expenses and capital expenditures have been restated to be consistent with the presentation of 2010/11 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ATTORNEY GENERAL

CORE BUSINESS SUMMARY

($000)

	2009/10	2010/11 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Justice Transformation	8,055	4,901	—	4,901
Justice Services	102,255	102,488	(1,952)	100,536
Prosecution Services	107,004	112,600	—	112,600
Court Services	99,425	101,977	(2,852)	99,125
Legal Services	15,710	16,883	(300)	16,583
Agencies, Boards and Commissions	15,431	14,202	(307)	13,895
Executive and Support Services	16,063	18,557	(48)	18,509
Judiciary	68,293	67,740	—	67,740
Crown Proceeding Act	24,500	24,500	—	24,500
British Columbia Utilities Commission	1	6,212	(6,211)	1
Public Guardian and Trustee of British Columbia Special Account	8,461	13,324	(3,227)	10,097

TOTAL OPERATING EXPENSES	465,198	483,384	(14,897)	468,487

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	2,926	4,847	—	4,847
Judiciary	750	385	—	385
British Columbia Utilities Commission	10	20	—	20
Public Guardian and Trustee of British Columbia Special Account	500	500	—	500

TOTAL CAPITAL EXPENDITURES	4,186	5,752	—	5,752

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	—	500	(500)	—
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	—	500	(500)	—

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 16 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following seven core businesses: Justice Transformation; Justice Services; Prosecution Services; Court Services; Legal Services; Agencies, Boards and Commissions; and Executive and Support Services.

JUSTICE TRANSFORMATION

Voted Appropriations
Justice Reform	4,496	1,428
Community Court	3,559	3,473
	8,055	4,901

Voted Appropriations Description: This sub-vote provides for the policy development and implementation of reforms, including the Community Court project, to make the justice system more accessible, efficient and effective. Recoveries are received from the Ministry of Public Safety and Solicitor General for services described within this sub-vote.

JUSTICE SERVICES

Voted Appropriation
Justice Services	102,255	100,536

Voted Appropriation Description: This sub-vote provides for the administration and management of justice services throughout the province, including civil and family law reform; administrative justice reform; legal aid and other publicly-funded legal counsel services; access to justice services; maintenance enforcement and services associated with interjurisdictional support court orders; alternative-to-court dispute resolution services for separating and divorcing parents and their children; parenting after separation programs; supervised access services; developing and promoting non-adversarial dispute resolution options within the justice system and throughout the government; and public legal education and information coordination. Recoveries are received from ministries, the Legal Services Society, and the federal government for services described within this sub-vote.

PROSECUTION SERVICES

Voted Appropriation
Prosecution Services	107,004	112,600

Voted Appropriation Description: This sub-vote provides for the operation of Crown counsel services, including approval and conduct of criminal prosecutions and appeals of offences, advice to government on all criminal law matters, and responsibility for all other matters mandated by the Crown Counsel Act. Recoveries are received from the Victim Surcharge Special Account to enable compliance with the Victims of Crime Act.

COURT SERVICES

Voted Appropriation
Court Services	99,425	99,125

Voted Appropriation Description: This sub-vote provides for court registry operations, court administration, prisoner escort and court security support to the Court of Appeal, Supreme Court, and Provincial Court. Recoveries are received from the federal and municipal governments for costs related to ticket enforcement and circuit courts, from contracted court bailiffs for civil execution services, and from parties or the public for costs associated with services provided within this sub-vote.

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

LEGAL SERVICES

Voted Appropriation
Legal Services	15,710	16,583

Voted Appropriation Description: This sub-vote provides for legal and related services including legal advice, representation in civil litigation, and drafting, preparing, filing and publishing statutes, regulations and Orders in Council to the province and various agencies, boards, commissions and other organizations. This sub-vote also provides for administration of Orders in Council and appeals to the Executive Council. Recoveries are received from ministries, agencies, boards, commissions, and other organizations for legal and related services provided within this sub-vote.

AGENCIES, BOARDS AND COMMISSIONS

Voted Appropriation
Agencies, Boards and Commissions	15,431	13,895

Voted Appropriation Description: This sub-vote provides for the costs of the BC Ferry Commission, BC Human Rights Tribunal, BC Review Board, and partial funding of the Public Guardian and Trustee of BC. The BC Ferry Commission serves to regulate British Columbia Ferry Services Inc. (BC Ferries). The BC Human Rights Tribunal provides parties the opportunity to resolve complaints of discrimination through mediation and hearings under the British Columbia Human Rights Code. The BC Review Board conducts hearings pursuant to the Criminal Code of Canada, to review and assess the mental condition and level of threat to the public posed by mentally disordered accused persons to determine whether they should be absolutely or conditionally discharged, or detained in a designated place of custody. Recoveries are received from BC Ferries for services provided within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	645	635
Corporate Services	15,418	17,874
	16,063	18,509

Voted Appropriations Description: This sub-vote provides for the office of the Attorney General, including salaries, benefits, allowances and operating expenses of the Attorney General and the minister’s staff; executive direction of the ministry, including the Deputy Attorney General’s office; general services to support program delivery; policy development; the investigation of matters relating to the administration of the Correction Act and court services; and management services for the ministry. Under agreement, management services are also provided to the Ministry of Aboriginal Relations and Reconciliation. This sub-vote also provides for other initiatives sponsored by the Attorney General and the Ministry. Recoveries are received from ministries and individuals for services provided within this sub-vote.

VOTE 16 — MINISTRY OPERATIONS	363,943	366,149

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 17 — JUDICIARY

This vote provides for judiciary programs and operations described in the voted appropriations under the following core business: Judiciary.

JUDICIARY

Voted Appropriations
Superior Courts	15,030	14,470
Provincial Courts	53,263	53,270
	68,293	67,740

Voted Appropriations Description: This sub-vote provides for administrative and support services for the Court of Appeal and Supreme Court located in the province and provides for the operational budget for the Provincial Court of British Columbia.

VOTE 17 — JUDICIARY	68,293	67,740

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 18 — CROWN PROCEEDING ACT

This vote provides for ministry expenditures described in the Crown Proceeding Act.

CROWN PROCEEDING ACT

Voted Appropriation
Crown Proceeding Act	24,500	24,500

Voted Appropriation Description: This sub-vote provides for the payments made under the authority of the Crown Proceeding Act.

VOTE 18 — CROWN PROCEEDING ACT	24,500	24,500

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 19 — BRITISH COLUMBIA UTILITIES COMMISSION

This vote provides for the programs and operations described under the following core business: British Columbia Utilities Commission.

BRITISH COLUMBIA UTILITIES COMMISSION

Voted Appropriation
British Columbia Utilities Commission	1	1

Voted Appropriation Description: This sub-vote provides for the operation of the commission as outlined under the Utilities Commission Act and the Insurance Corporation Act. Costs of the commission are fully recovered from regulated entities, hearing and project applicants, and parties external to government.

VOTE 19 — BRITISH COLUMBIA UTILITIES COMMISSION	1	1

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

STATUTORY — SPECIAL ACCOUNT

This statutory appropriation provides for the programs and operations of the following special account: Public Guardian and Trustee of British Columbia.

PUBLIC GUARDIAN AND TRUSTEE OF BRITISH COLUMBIA

Statutory Appropriation
Public Guardian and Trustee of British Columbia Special Account	19,406	19,559
Transfer from Ministry Operations Vote	(10,945)	(9,462)
	8,461	10,097

Statutory Appropriation Description: This statutory appropriation provides for the Public Guardian and Trustee of British Columbia Special Account which is governed under the Public Guardian and Trustee Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	343,326	345,255
Operating Costs	88,388	86,394
Government Transfers	91,508	89,458
Other Expenses	26,941	27,435
Internal Recoveries	(69,642)	(65,158)
External Recoveries	(15,323)	(14,897)
TOTAL OPERATING EXPENSES	465,198	468,487

MINISTRY OF ATTORNEY GENERAL

SPECIAL ACCOUNT(1)

($000)

Estimate	Estimates
2009/10	2010/11

PUBLIC GUARDIAN AND TRUSTEE OF BRITISH COLUMBIA

The Public Guardian and Trustee Operating Account was established as a special account in the General Fund of the Consolidated Revenue Fund by the Public Trustee Amendment Act in 1989, and is governed by Section 24 of the Public Guardian and Trustee Act. The account’s revenue sources are client fees, commissions and charges, and transfers from the Ministry Operations Vote. Approved expenses provide for services to clients and for the administration of the Public Guardian and Trustee. Recoveries are received from clients and parties external to government.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	20,828	22,069
OPERATING TRANSACTIONS
Revenue	11,000	11,000
Expense	(22,561)	(22,786)
Internal and External Recoveries	3,155	3,227
Transfer from Ministry Operations Vote	10,945	9,462
Net Revenue (Expense)	2,539	903
Difference Between 2009/10 Estimates and Projected Actual Net Revenue (Expense)	(1,716)
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(500)	(500)
Net Cash Source (Requirement)	(500)	(500)
Difference Between 2009/10 Estimates and Projected Actual Net Cash Source (Requirement)	221	—
Working Capital Adjustments and Other Spending Authority Committed(3)	697	633
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	22,069	23,105

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2009/10 is based on the 2008/09 Public Accounts.

(3)          The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF ATTORNEY GENERAL

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2009/10	2010/11

EXECUTIVE AND SUPPORT SERVICES

INTEREST ON TRUSTS AND DEPOSITS — Interest earnings are credited (disbursed) to certain trust funds and deposits belonging to third parties, which are held by and are under the general administration or trusteeship of the province, on the basis of earnings received (receipts) from the investment of these funds or as specified by provincial statutes. Administration costs are funded through the ministry’s voted appropriations.

Receipts	1,200	500
Disbursements	1,200	500
Net Cash Source (Requirement)	—	—

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

The mission of the Ministry of Children and Family Development is to promote and develop the capacity of families and communities in caring for and protecting vulnerable children and youth, and to maximize the potential of every child in British Columbia by supporting healthy child and family development.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2009/10(1)	2010/11
VOTED APPROPRIATION
Vote 20 — Ministry Operations	1,324,188	1,333,693

OPERATING EXPENSES	1,324,188	1,333,693

CAPITAL EXPENDITURES (2)	1,098	188
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	(123)	(29)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)          For comparative purposes only, figures shown for the 2009/10 expenses and capital expenditures have been restated to be consistent with the presentation of 2010/11 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of capital expenditures are presented in Schedule C.

(3)          Details of loans, investments and other requirements are presented in Schedule D.

(4)          Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

CORE BUSINESS SUMMARY

($000)

	2009/10	2010/11 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Child and Family Development	746,757	817,757	(70,444)	747,313
Early Childhood Development, Child Care and Supports to Children with Special Needs	510,507	520,933	(1)	520,932
Provincial Services	51,909	54,144	(3,702)	50,442
Executive and Support Services	15,015	15,668	(662)	15,006

TOTAL OPERATING EXPENSES	1,324,188	1,408,502	(74,809)	1,333,693

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1,098	188	—	188

TOTAL CAPITAL EXPENDITURES	1,098	188	—	188

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	(123)	—	(29)	(29)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(123)	—	(29)	(29)

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 20 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Child and Family Development; Early Childhood Development, Child Care and Supports to Children with Special Needs; Provincial Services; and Executive and Support Services.

CHILD AND FAMILY DEVELOPMENT

Voted Appropriation
Child and Family Development	746,757	747,313

Voted Appropriation Description: This sub-vote provides for service support, direct operating costs and local administration of community-based support services for Aboriginal and non-Aboriginal children, youth and families; quality assurance initiatives; establishing new Aboriginal governance structures; funding under the Community Services Interim Authorities Act or any legislation providing for the establishment of permanent authorities, the Child, Family and Community Service Act, the Employment and Assistance Act, the Adoption Act, the Youth Justice Act, the federal Youth Criminal Justice Act, and the Mental Health Act, or for administration, operations or services under those Acts; and other initiatives to support children, youth, former youth in care and families, including costs related to transformation of services. Recoveries are received from ministries, other levels of government, organizations, and individuals for contributions to service delivery, repayable benefits, overpayments, and costs arising from third party settlements for services described within this sub-vote.

EARLY CHILDHOOD DEVELOPMENT, CHILD CARE AND SUPPORTS TO CHILDREN WITH SPECIAL NEEDS

Voted Appropriation
Early Childhood Development, Child Care and Supports to Children with Special Needs	510,507	520,932

Voted Appropriation Description: This sub-vote provides for service support, direct operating costs and local administration of early childhood development services, services for children and youth with special needs and their families, and early learning and child care, including child care subsidies to parents and organizations that provide or support child care services. This sub-vote also provides for the administration of the Child Care BC Act and the Child Care Subsidy Act. Recoveries are received from other levels of government, organizations, and individuals for contributions to service delivery, repayable benefits, overpayments, and costs arising from third party settlements for services described within this sub-vote.

PROVINCIAL SERVICES

Voted Appropriation
Provincial Services	51,909	50,442

Voted Appropriation Description: This sub-vote provides for program support and administration for young offender services that promote rehabilitation including youth custody centres and youth forensic psychiatric services to the courts and clients, specialized provincial services under provisions of the Youth Justice Act, the federal Youth Criminal Justice Act, the Mental Health Act and the Forensic Psychiatry Act, and other services to support children and youth. Recoveries are received from ministries, other levels of government, organizations, and individuals for contributions to service delivery, repayable benefits, overpayments, and costs arising from third party settlements for services described within this sub-vote.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	545	550
Corporate Services	14,470	14,456
	15,015	15,006

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Children and Family Development and Minister Responsible for Child Care; and overall direction, development and support for ministry services, including central support and advice to the areas of child and family development, early childhood development, child care, children and youth with special needs, and provincial services; and for the administration of the Human Resource Facility Act. Recoveries are received from other levels of government, organizations, and individuals for contributions to service delivery, repayable benefits, overpayments, and costs arising from third party settlements for services described within this sub-vote.

VOTE 20 — MINISTRY OPERATIONS	1,324,188	1,333,693

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	312,242	319,282
Operating Costs	49,854	56,603
Government Transfers	1,034,006	1,032,228
Other Expenses	2,907	2,907
Internal Recoveries	(2,065)	(2,518)
External Recoveries	(72,756)	(74,809)
TOTAL OPERATING EXPENSES	1,324,188	1,333,693

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2009/10	2010/11

EXECUTIVE AND SUPPORT SERVICES

HUMAN SERVICES PROVIDERS FINANCING PROGRAM — Receipts represent repayment of loans provided in previous fiscal years for capital purposes to stimulate investment in efficiencies and innovation by British Columbia community social services providers, including funds under the Human Resource Facility Act. Administration costs are funded through the ministry’s voted appropriations.

Receipts	123	29
Disbursements	—	—
Net Cash Source (Requirement)	123	29

MINISTRY OF CITIZENS’ SERVICES

The mission of the Ministry of Citizens’ Services is to transform, deliver and promote public services which are cost-effective, accessible and responsive to the needs of citizens, businesses and the public sector.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2009/10(1)	2010/11
VOTED APPROPRIATIONS
Vote 21 — Ministry Operations	46,130	45,063
Vote 22 — Shared Services BC	519,309	503,438
Vote 23 — Public Affairs Bureau	25,788	26,429
Vote 24 — Public Service Agency	67,814	37,669
Vote 25 — Benefits (PSA)	1	1

OPERATING EXPENSES	659,042	612,600

CAPITAL EXPENDITURES (2)	167,004	125,067
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)          For comparative purposes only, figures shown for the 2009/10 expenses and capital expenditures have been restated to be consistent with the presentation of 2010/11 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of capital expenditures are presented in Schedule C.

(3)          Details of loans, investments and other requirements are presented in Schedule D.

(4)          Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF CITIZENS’ SERVICES

CORE BUSINESS SUMMARY

($000)

	2009/10	2010/11 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Services to Citizens and Businesses	19,035	29,272	(10,328)	18,944
Workforce Planning and Leadership	7,978	9,117	(2)	9,115
Office of the Chief Information Officer	14,568	12,845	(469)	12,376
Executive and Support Services	4,549	4,628	—	4,628
Client Services (SSBC)	1,898	1,840	—	1,840
Strategic Infrastructure and Planning (SSBC)	88,873	86,777	(620)	86,157
Operations (SSBC)	410,271	624,190	(226,458)	397,732
Corporate Services (SSBC)	18,267	17,709	—	17,709
Public Affairs Bureau	25,788	26,532	(103)	26,429
Public Service Agency	67,814	38,437	(768)	37,669
Benefits (PSA)	1	28,255	(28,254)	1

TOTAL OPERATING EXPENSES	659,042	879,602	(267,002)	612,600

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	—	1,576	—	1,576
Operations (SSBC)	165,534	123,371	—	123,371
Public Affairs Bureau	220	120	—	120
Public Service Agency	1,250	—	—	—

TOTAL CAPITAL EXPENDITURES	167,004	125,067	—	125,067

MINISTRY OF CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 21 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Services to Citizens and Businesses, Workforce Planning and Leadership, Office of the Chief Information Officer, and Executive and Support Services.

SERVICES TO CITIZENS AND BUSINESSES

Voted Appropriations
Services BC Operations	16,858	17,475
Enquiry BC Online	846	638
BC Registries Services	1	1
BC Stats	710	210
Multiculturalism	620	620
	19,035	18,944

Voted Appropriations Description: This sub-vote provides for service delivery to the public through multiple access points including over the counter, telephone and online, and implementation of cross government service delivery initiatives to improve services to citizens and businesses. In addition this sub-vote provides for corporate, personal property, manufactured home and business registry services for citizens and the business community. This sub-vote also provides for the production of economic, social, business and demographic statistical information along with data dissemination, survey and analytic services for government under the Statistics Act. As well, this sub-vote provides for government’s multiculturalism and anti-racism program which is carried out through grants authorized by the Multiculturalism Act. Recoveries are received from the federal government, pursuant to federal/provincial funding agreements for multiculturalism and anti-racism programs, from ministries, Crown agencies, boards and commissions, other public sector organizations, public and private organizations, and the public, for products and services provided within this sub-vote.

WORKFORCE PLANNING AND LEADERSHIP

Voted Appropriation
Workforce Planning and Leadership	7,978	9,115

Voted Appropriation Description: This sub-vote provides for leadership and services in the areas of corporate human resource strategy including workforce and succession planning, employee engagement, employee communications and innovation in the public service. Included in this sub-vote is the management of common web services for government’s enterprise portal and provision of online access to a variety of products and services. Recoveries are received from ministries, Crown agencies, boards, commissions, and other parties both internal and external to government for services provided within this sub-vote.

OFFICE OF THE CHIEF INFORMATION OFFICER

Voted Appropriation
Office of the Chief Information Officer	14,568	12,376

Voted Appropriation Description: This sub-vote provides strategic information management and technology governance and direction for government. This includes development of standards, policies and programs to support government initiatives; review ministry information management and technology initiatives; information security; privacy protection; intellectual property services; and, promoting and integrating information technology to improve citizen-centred service delivery. Costs may be recovered from internal and external parties for services described within this sub-vote.

MINISTRY OF CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	490	492
Corporate Services	4,059	4,136
	4,549	4,628

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Citizens’ Services, and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff; and for the salary and expenses for the Parliamentary Secretary of Multiculturalism. This sub-vote also provides for executive direction of the ministry and administrative support services including legislative and policy support, corporate planning, performance management and other administrative services including financial, strategic human resources, information technology and information management. Recoveries are received from ministries, commercial Crown agencies, boards and commissions, and other organizations for services provided within this sub-vote.

VOTE 21 — MINISTRY OPERATIONS	46,130	45,063

MINISTRY OF CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 22 — SHARED SERVICES BC

This vote provides for programs and operations described in the voted appropriations under the following four core businesses: Client Services, Strategic Infrastructure and Planning, Operations, and Corporate Services.

CLIENT SERVICES

Voted Appropriation
Client Services	1,898	1,840

Voted Appropriation Description: This sub-vote provides for the delivery of client services including: single point of contact, customer relationship management, and quality assurance services to ministries and external customers of Shared Services BC.

STRATEGIC INFRASTRUCTURE AND PLANNING

Voted Appropriation
Strategic Infrastructure and Planning	88,873	86,157

Voted Appropriation Description: This sub-vote provides for strategic infrastructure planning, supply management, and project coordination services to ministries and external customers of Shared Services BC. Recoveries are received from ministries, Crown agencies, boards and commissions, other public sector agencies and organizations for products and services as provided for within this sub-vote.

OPERATIONS

Voted Appropriation
Operations	410,271	397,732

Voted Appropriation Description: This sub-vote provides for corporate business application management; information technology infrastructure including network services, desktop services, voice and data communications, application hosting and data services; physical infrastructure including property and real estate services, property management and environmental and technical services; procurement and supply services including warehousing, product distribution, asset disposition services, mail distribution, print and publications, and procurement; Open School BC; and information access operations to ministries and external customers of Shared Services BC. Recoveries are received from ministries, Crown agencies, boards and commissions, other public sector agencies and organizations, public and private organizations, and the general public for products and services as provided for within this sub-vote.

CORPORATE SERVICES

Voted Appropriation
Corporate Services	18,267	17,709

Voted Appropriation Description: This sub-vote provides for services in support of the provision of goods and services by Shared Services BC including corporate leadership, financial management, information and technology management, corporate communications and strategic human resources.

VOTE 22 — SHARED SERVICES BC	519,309	503,438

MINISTRY OF CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 23 — PUBLIC AFFAIRS BUREAU

This vote provides for programs and operations described in the voted appropriations under the core business: Public Affairs Bureau.

PUBLIC AFFAIRS BUREAU

Voted Appropriation
Public Affairs Bureau	25,788	26,429

Voted Appropriation Description: This sub-vote provides for research, planning, coordination, and delivery of communications programs, policies, and services for ministries, special offices, and certain public bodies. Transfers may be provided to Crown corporations, ministries, other levels of government, special offices and private bodies for communications related activities. Recoveries may be received from ministries, special offices, Crown corporations and agencies, other levels of government, public bodies and parties external to government for services provided within this sub-vote.

VOTE 23 — PUBLIC AFFAIRS BUREAU	25,788	26,429

MINISTRY OF CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 24 — PUBLIC SERVICE AGENCY

This vote provides for programs and operations described in the voted appropriations under the core business: Public Service Agency.

PUBLIC SERVICE AGENCY

Voted Appropriations
Business Performance	1,987	2,384
Client Services	10,533	10,905
Talent Management	49,890	18,622
Employee Relations	3,030	3,378
Corporate Services	2,374	2,380
	67,814	37,669

Voted Appropriations Description: This sub-vote provides for the British Columbia Public Service Agency programs and operations including the facilitation of best practices within the human resource function, including a full range of day-to-day human resource consulting, compensation and classification, and related human resource services and programs to assist clients in meeting their business goals; the sub-vote also delivers a suite of learning services and hiring services. This sub-vote provides for a full range of labour relations including negotiation and administration of collective agreements, labour relations advice and dispute resolution, and severance. This sub-vote also provides funding to support innovation & transformation in the public service. Provision for the executive direction of the British Columbia Public Service Agency, including management services for the Benefits vote, along with administrative support services, policy and program development, financial services, communications, strategic planning, information systems, and performance management is also provided within this vote. Recoveries are received from ministries, crown agencies, boards, commissions, and other parties both internal and external to government for services provided within this sub-vote.

VOTE 24 — PUBLIC SERVICE AGENCY	67,814	37,669

MINISTRY OF CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 25 — BENEFITS

This vote provides for benefits programs described in the voted appropriations under the core business: Benefits.

BENEFITS

Voted Appropriations
Pension Contribution and Retirement Benefits	276,937	267,347
Employee Health Benefits	131,393	143,564
Other Benefits	21,998	9,577
Benefits Administration	5,808	6,518
Recoveries	(436,135)	(427,005)
	1	1

Voted Appropriations Description: This sub-vote provides for services in health, benefits, workforce adjustment services and severance costs, excluded staff terms and conditions, and related policy and program development for these business lines. This sub-vote also provides for the delivery of Disability Management and Occupational Health and Safety Programs, and management of the Community Services Fund, a public service wide annual drive for, and disbursement of, charitable donations. Recoveries are received from ministries, Crown agencies, boards, commissions, and other parties both internal and external to government for services provided within this sub-vote.

VOTE 25 — BENEFITS	1	1

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	658,293	645,936
Operating Costs	589,163	699,716
Government Transfers	1,992	1,987
Other Expenses	160,302	134,371
Internal Recoveries	(541,366)	(602,408)
External Recoveries	(209,342)	(267,002)
TOTAL OPERATING EXPENSES	659,042	612,600

MINISTRY OF COMMUNITY AND RURAL DEVELOPMENT

The mission of the Ministry of Community and Rural Development is to promote sustainable, liveable communities that provide healthy and safe places for British Columbians.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2009/10(1)	2010/11
VOTED APPROPRIATION
Vote 26 — Ministry Operations	172,244	302,121

STATUTORY APPROPRIATIONS
Northern Development Fund Special Account	500	500
University Endowment Lands Administration Account Special Account	6,442	6,442

OPERATING EXPENSES	179,186	309,063
CAPITAL EXPENDITURES (2)	1,388	1,020
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2009/10 expenses and capital expenditures have been restated to be consistent with the presentation of 2010/11 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF COMMUNITY AND RURAL DEVELOPMENT

CORE BUSINESS SUMMARY

($000)

	2009/10	2010/11 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Local Government	132,226	464,782	(172,500)	292,282
RuralBC Secretariat	32,816	2,816	—	2,816
Mountain Pine Beetle Epidemic Response Division	446	426	—	426
Property Assessment	593	3,511	(2,924)	587
Executive and Support Services	6,163	6,011	(1)	6,010
Northern Development Fund Special Account	500	500	—	500
University Endowment Lands Administration Account Special Account	6,442	6,442	—	6,442

TOTAL OPERATING EXPENSES	179,186	484,488	(175,425)	309,063

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1,388	1,020	—	1,020

TOTAL CAPITAL EXPENDITURES	1,388	1,020	—	1,020

MINISTRY OF COMMUNITY AND RURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 26 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Local Government, RuralBC Secretariat, Mountain Pine Beetle Epidemic Response Division, Property Assessment and Executive and Support Services.

LOCAL GOVERNMENT

Voted Appropriations
Local Government Services and Transfers	127,036	287,064
University Endowment Lands	5,190	5,218
	132,226	292,282

Voted Appropriations Description: This sub-vote provides for the administration of the Community Charter, the Local Government Act, the Local Government Grants Act, financial and other support to local governments and other related organizations, and for the operation of the University Endowment Lands. Costs are recovered from ministries, local and federal governments for services provided for in this sub-vote.

RURALBC SECRETARIAT

Voted Appropriation
RuralBC Secretariat	32,816	2,816

Voted Appropriation Description: This sub-vote provides for comprehensive economic strategies; working with investors to facilitate economic development and job creation; managing programs and providing financial assistance to improve urban and rural infrastructure throughout the province; administering federal/provincial infrastructure and economic programs; developing training strategies and implementing strategic labour market policies; and providing grants to communities in transition and the Columbia Basin Trust.

MOUNTAIN PINE BEETLE EPIDEMIC RESPONSE DIVISION

Voted Appropriation
Mountain Pine Beetle Epidemic Response Division	446	426

Voted Appropriation Description: This sub-vote provides for executive direction and administrative services for the operating programs of the Mountain Pine Beetle Epidemic Response Division.

PROPERTY ASSESSMENT

Voted Appropriations
Assessment Services	1	1
Assessment Policy and Support	592	586
	593	587

Voted Appropriations Description: This sub-vote provides for the operating and administration costs of the Property Assessment Review Panels and the Property Assessment Appeal Board, including the fees and expenses of appointees to the Panels and Board. Costs are recovered from the British Columbia Assessment Authority, other organizations through agreements, and appellants to the Board for services provided for in this sub-vote.

MINISTRY OF COMMUNITY AND RURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	576	558
Corporate Services	5,587	5,452
	6,163	6,010

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Community and Rural Development, including salaries, benefits, allowances, and operating expenses of the minister’s staff. This sub-vote also provides for executive direction of the Ministry of Community and Rural Development and administrative services for the operating programs of the Ministry of Community and Rural Development and the Ministry of Tourism, Culture and the Arts, including financial administration and budget coordination, strategic and business planning and reporting, human resources, office management and information systems. Costs are recovered from ministries, local and federal governments for services provided for in this sub-vote.

VOTE 26 — MINISTRY OPERATIONS	172,244	302,121

MINISTRY OF COMMUNITY AND RURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the following special accounts: Northern Development Fund and University Endowment Lands Administration Account.

NORTHERN DEVELOPMENT FUND

Statutory Appropriation
Northern Development Fund Special Account	500	500

Statutory Appropriation Description: This statutory appropriation provides for the Northern Development Fund Special Account which is governed under the BC-Alcan Northern Development Fund Act.

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACCOUNT

Statutory Appropriation
University Endowment Lands Administration Account Special Account	6,442	6,442

Statutory Appropriation Description: This statutory appropriation provides for the University Endowment Lands Administration Account Special Account which is governed under the University Endowment Land Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	18,360	18,355
Operating Costs	7,747	7,593
Government Transfers	195,828	458,292
Other Expenses	6,461	6,692
Internal Recoveries	(6,444)	(6,444)
External Recoveries	(42,766)	(175,425)
TOTAL OPERATING EXPENSES	179,186	309,063

MINISTRY OF COMMUNITY AND RURAL DEVELOPMENT

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2009/10	2010/11

NORTHERN DEVELOPMENT FUND

This account was established by the BC-Alcan Northern Development Fund Act in 1998. The purpose is to promote sustainable economic development in northwestern British Columbia. Expenses are to support investment in new or existing businesses, to create new employment or stabilize existing employment, to support other goals consistent with the Act, and for the operations costs for the Nechako-Kitimat Development Funds Society. Interest earned on the fund balance is credited to the account as revenue. Administration costs are funded through the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	8,671	8,471
OPERATING TRANSACTIONS
Revenue	300	575
Expense	(500)	(500)
Net Revenue (Expense)	(200)	75

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	8,471	8,546

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2009/10 is based on the 2008/09 Public Accounts.

MINISTRY OF COMMUNITY AND RURAL DEVELOPMENT

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2009/10	2010/11

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACCOUNT

This account was established as a Miscellaneous Statutory Account by authority of the University Endowment Lands Administration Act, and was continued under the University Endowment Lands Act in 1979. The account provides for services to residents of the University Endowment Lands. Revenue is derived from University Endowment Lands resident ratepayer contributions, including fees, licences and property taxes. Other revenue sources (net of direct costs) include land sales and rent from land tenures. Expenses include the ratepayer’s portion of costs transferred from the Ministry Operations Vote for services provided.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	31,410	31,410
OPERATING TRANSACTIONS
Revenue	6,442	6,442
Expense	(6,442)	(6,442)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	31,410	31,410

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2009/10 is based on the 2008/09 Public Accounts.

MINISTRY OF EDUCATION

The mission of the Ministry of Education and the Minister Responsible for Early Learning and Literacy is to set legal, financial, curricular and accountability frameworks so as to enable all learners to develop their individual potential and to acquire the knowledge, skills and attitudes needed to contribute to a healthy, democratic and pluralistic society and a prosperous, sustainable economy.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2009/10(1)	2010/11
VOTED APPROPRIATIONS
Vote 27 — Ministry Operations	5,029,317	5,164,904

STATUTORY APPROPRIATION
Children’s Education Fund Special Account	—	—

OPERATING EXPENSES	5,029,317	5,164,904
CAPITAL EXPENDITURES (2)	1,436	1,852
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2009/10 expenses and capital expenditures have been restated to be consistent with the presentation of 2010/11 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF EDUCATION

CORE BUSINESS SUMMARY

($000)

	2009/10	2010/11 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Education Programs	4,966,317	5,121,699	(18,168)	5,103,531
Public Libraries	13,130	13,130	—	13,130
Executive and Support Services	49,870	48,983	(740)	48,243
Children’s Education Fund Special Account	—	—	—	—

TOTAL OPERATING EXPENSES	5,029,317	5,183,812	(18,908)	5,164,904

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1,436	1,852	—	1,852

TOTAL CAPITAL EXPENDITURES	1,436	1,852	—	1,852

MINISTRY OF EDUCATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 27 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Education Programs, Public Libraries, and Executive and Support Services.

EDUCATION PROGRAMS

Voted Appropriation
Education Programs	4,966,317	5,103,531

Voted Appropriation Description: This sub-vote provides for funding to support K-12 education, early learning and literacy. Recoveries are received from public and independent schools for the Common Student Information System and from the federal government for expenditures primarily relating to the Official Languages in Education Protocol for services provided in this sub-vote.

PUBLIC LIBRARIES

Voted Appropriation
Public Libraries	13,130	13,130

Voted Appropriation Description: This sub-vote provides for funding to support the Public Library system.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	476	461
Education and Corporate Services	49,394	47,782
	49,870	48,243

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Education and includes salaries, benefits, allowances, and operating expenses of the minister and minister’s staff; and corporate services to the ministry and boards, agencies and commissions supported by the ministry. This sub-vote also provides for executive direction for the ministry and management and program support for K-12 education, early learning and literacy. Costs are recovered from general education development test fees, participation in federal/provincial agreements and activities, other governments, fees for exams and ministry reports, and from ministries for services provided in this sub-vote.

VOTE 27 — MINISTRY OPERATIONS	5,029,317	5,164,904

MINISTRY OF EDUCATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

STATUTORY — SPECIAL ACCOUNT

This statutory appropriation provides for programs and operations of the following special account: Children’s Education Fund.

CHILDREN’S EDUCATION FUND

Statutory Appropriation
Children’s Education Fund Special Account	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Children’s Education Fund Special Account which is governed under the Special Accounts Appropriations and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	24,804	24,806
Operating Costs	44,738	44,175
Government Transfers	4,978,413	5,114,561
Other Expenses	271	271
Internal Recoveries	(1)	(1)
External Recoveries	(18,908)	(18,908)
TOTAL OPERATING EXPENSES	5,029,317	5,164,904

MINISTRY OF EDUCATION

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2009/10	2010/11

CHILDREN’S EDUCATION FUND

This account was established as a special account effective April 1, 2007 under the Special Accounts Appropriation and Control Act. The Children’s Education Fund provides funding for a grant program for the benefit of eligible students born on or after January 1, 2007 enrolled in eligible British Columbia based education programs. Revenues represent investment earnings on the fund balance.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	69,153	118,576
OPERATING TRANSACTIONS
Revenue	2,823	9,879
Expense	—	—
Net Revenue (Expense)	2,823	9,879

Difference Between 2009/10 Estimates and Projected Actual Net Revenue (Expense)	2,828

Transfer from (to) the General Fund	43,772	46,074

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	118,576	174,529

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)	The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

The mission of the Ministry of Energy, Mines and Petroleum Resources is to facilitate a positive climate for the economic, environmental and socially responsible development of British Columbia’s energy, mineral and petroleum resources for the benefit of British Columbians.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2009/10(1)	2010/11
VOTED APPROPRIATIONS
Vote 28 — Ministry Operations	63,216	54,450
Vote 29 — Contracts and Funding Arrangements	1	1

OPERATING EXPENSES	63,217	54,451
CAPITAL EXPENDITURES (2)	21,387	69,008
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2009/10 expenses and capital expenditures have been restated to be consistent with the presentation of 2010/11 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

CORE BUSINESS SUMMARY

($000)

	2009/10	2010/11 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Oil and Gas	10,111	10,323	(2)	10,321
Titles	4,490	3,967	(2)	3,965
Mining and Minerals	11,908	10,746	(2)	10,744
Electricity and Alternative Energy	28,195	22,221	(2)	22,219
Marketing, Aboriginal and Community Relations	4,747	3,813	(2)	3,811
Executive and Support Services	3,765	3,394	(4)	3,390
Contracts and Funding Arrangements	1	576	(575)	1

TOTAL OPERATING EXPENSES	63,217	55,040	(589)	54,451

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	21,387	69,008	—	69,008

TOTAL CAPITAL EXPENDITURES	21,387	69,008	—	69,008

REVENUE COLLECTED FOR, AND TRANSFERRED TO,
OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Oil and Gas	—	34,530	(34,530)	—
Electricity and Alternative Energy	—	32,000	(32,000)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	66,530	(66,530)	—

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 28 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Oil and Gas; Titles; Mining and Minerals; Electricity and Alternative Energy; Marketing, Aboriginal and Community Relations; and Executive and Support Services.

OIL AND GAS

Voted Appropriation
Oil and Gas	10,111	10,321

Voted Appropriation Description: This sub-vote provides for the management of the Province’s natural gas and petroleum resources, including the following: facilitating infrastructure development to improve access to oil and gas resources; undertaking economic, market, engineering, environmental, volume and pricing analysis to develop and implement policies and programs; identifying, stimulating and facilitating development and market opportunities; fostering skilled oil and gas labour and service sector resources; developing provincial statutes and regulations that apply to the oil and gas sector; representing the Province’s interests before energy regulatory tribunals; developing and maintaining petroleum geology databases; consulting with First Nations and other stakeholders; and external relations and providing information to the public. This sub-vote also provides for salaries, benefits and operating expenses related to government’s management of onshore and offshore oil and gas resources; expenses for developing policies and programs to identify, stimulate, market and facilitate British Columbia’s offshore oil and gas development opportunities; and negotiating and implementing agreements with other governments, First Nations and non-governmental organizations regarding the fiscal, regulatory, scientific, health, safety, environmental, socio-economic and financial aspects of offshore oil and gas development and ocean management. Recoveries are received from organizations and individuals external to government for approved infrastructure program costs and from ministries, Crown agencies and parties external to the government for services provided within this sub-vote.

TITLES

Voted Appropriation
Titles	4,490	3,965

Voted Appropriation Description: This sub-vote provides for the administration of Crown-owned subsurface resources, including the issuance of petroleum and natural gas tenures, geothermal tenures and underground natural gas storage rights; promotion of the mineral exploration and mining industry by issuing and administering coal, mineral and placer exploration and production tenures; and by maintaining tenure registries and collecting fees associated with subsurface tenures and ensuring compliance with provincial legislation and regulations. This sub-vote also provides for evaluation and negotiation of compensation for subsurface resources tenures impacted by Crown land use decisions. Costs related to the provision of supplies and services may be recovered from ministries, Crown agencies and parties external to government for services provided within this sub-vote.

MINING AND MINERALS

Voted Appropriation
Mining and Minerals	11,908	10,744

Voted Appropriation Description: This sub-vote provides for management of the Province’s mining resources and regulation of the industries that explore for and develop these resources by regulating the mineral, coal, industrial mineral and aggregate industries for health and safety and environmental responsibility; promoting the mineral exploration and mining industry; enforcing provincial legislation and regulations; reviewing and developing legislation, regulations and policies; providing a regulatory framework to protect the public interest; consulting with communities, First Nations, non-governmental organizations and other governments; providing education and information to the public; developing and delivering geoscience databases and surveys; working with industry and providing financial assistance to other organizations to collect and publish baseline geoscience information; providing assistance and advice to prospectors and exploration companies; and undertaking economic and financial analyses to provide measures to enhance exploration and mining investment attractiveness. Costs related to the provision of supplies and services may be recovered from ministries, Crown agencies and parties external to government for services provided within this sub-vote.

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

ELECTRICITY AND ALTERNATIVE ENERGY

Voted Appropriation
Electricity and Alternative Energy	28,195	22,219

Voted Appropriation Description: This sub-vote provides for development of legislation, policies and programs to support all forms of electrical power generation and transmission; province-wide energy conservation and efficiency measures; alternative energy development; and the advancement of leading edge energy technologies. This sub-vote also provides for regulation of renewable fuels and the carbon intensity of transportation fuels; provision of policy advice or direction to electrical utilities and the regulator, the British Columbia Utilities Commission; fostering private sector investment in new electricity and alternative energy resources; and operational policy development for independent power producers. Costs related to the provision of supplies and services may be recovered from ministries, Crown agencies and parties external to government for services provided within this sub-vote.

MARKETING, ABORIGINAL AND COMMUNITY RELATIONS

Voted Appropriation
Marketing, Aboriginal and Community Relations	4,747	3,811

Voted Appropriation Description: This sub-vote provides for programs related to the ministry’s corporate services and leading and supporting the ministry’s First Nations consultation processes and initiatives advancing the New Relationship. Activities include: leading community engagement and marketing strategies; providing strategic planning and corporate policy advice, and ensuring reporting requirements are met; leading cross ministry and intergovernmental initiatives; collaborating internally and externally on land use matters related to all phases of energy, mineral and petroleum resources development; overseeing the development of legislation and regulations; and administration of the Mediation and Arbitration Board. This sub-vote also provides for the development of policies and programs in the areas of marketing, Aboriginal and community relations and provides corporate leadership and guidance on policies and programs that transect the energy, mining and petroleum resource sectors. Costs related to the provision of supplies and services may be recovered from ministries, Crown agencies and parties external to government for services provided within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Office	873	851
Corporate Services	2,892	2,539
	3,765	3,390

Voted Appropriations Description: This sub-vote provides for the offices of the Minister of Energy, Mines and Petroleum Resources and the Minister of State for Mining including salaries, benefits, allowances and operating expenses for the ministers and their staff; executive support including the Deputy Minister’s office; strategic human resources; and administration. Under an agreement, the Ministry of Small Business, Technology and Economic Development provides some administrative support services to the ministry. Additional costs related to the provision of supplies and services may be recovered from other ministries, Crown agencies and parties external to government for services provided within this sub-vote.

VOTE 28 — MINISTRY OPERATIONS	63,216	54,450

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 29 — CONTRACTS AND FUNDING ARRANGEMENTS

This vote provides for programs described in the voted appropriations under the following core business: Contracts and Funding Arrangements.

CONTRACTS AND FUNDING ARRANGEMENTS

Voted Appropriation
Contracts and Funding Arrangements	1	1

Voted Appropriation Description: This sub-vote provides for transfers to First Nations of revenue received from petroleum, natural gas and minerals extraction in accordance with the federal/provincial agreement as specified under the Fort Nelson Indian Reserve Minerals Revenue Sharing Act and other agreements with First Nations. This sub-vote also provides for payments required under the Vancouver Island Natural Gas Pipeline Agreement. Costs related to revenue sharing agreements with First Nations are recovered from natural resource revenues.

VOTE 29 — CONTRACTS AND FUNDING ARRANGEMENTS	1	1

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	28,382	24,592
Operating Costs	10,241	10,262
Government Transfers	26,284	19,988
Other Expenses	205	205
Internal Recoveries	(7)	(7)
External Recoveries	(1,888)	(589)
TOTAL OPERATING EXPENSES	63,217	54,451

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2009/10	2010/11

OIL AND GAS

OIL AND GAS COMMISSION — Disbursements are provided by the province to the Oil and Gas Commission under the Oil and Gas Commission Act with respect to oil and gas industry fees collected on behalf of the Commission under the Petroleum and Natural Gas Act and the Pipeline Act, and the levy assessed and collected on behalf of the Commission under the Oil and Gas Commission Levy Regulation.

Receipts	32,900	34,530
Disbursements	32,900	34,530
Net Cash Source (Requirement)	—	—

ELECTRICITY AND ALTERNATIVE ENERGY

NORTHWEST TRANSMISSION LINE — Disbursements are provided by the province to BC Hydro for the Northwest Transmission Line under a federal-provincial cost sharing agreement. Federal funding is received by the Ministry of Energy, Mines and Petroleum Resources on BC Hydro’s behalf. Administration costs are funded through the ministry’s voted appropriations.

Receipts	—	32,000
Disbursements	—	32,000
Net Cash Source (Requirement)	—	—

MINISTRY OF ENVIRONMENT

The mission of the Ministry of Environment is to lead and inspire British Columbians to achieve environmental sustainability.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2009/10(1)	2010/11
VOTED APPROPRIATIONS
Vote 30 — Ministry Operations	132,550	135,104
Vote 31 — Environmental Assessment Office	8,805	8,816

STATUTORY APPROPRIATIONS
Park Enhancement Fund Special Account	400	500
Sustainable Environment Fund Special Account	29,305	22,555

OPERATING EXPENSES	171,060	166,975
CAPITAL EXPENDITURES (2)	13,405	13,210
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2009/10 expenses and capital expenditures have been restated to be consistent with the presentation of 2010/11 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ENVIRONMENT

CORE BUSINESS SUMMARY

($000)

	2009/10	2010/11 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Environmental Stewardship	30,631	41,265	(12,984)	28,281
Parks and Protected Areas	31,486	31,106	(275)	30,831
Water Stewardship	15,908	62,665	(47,501)	15,164
Environmental Protection	2,937	9,872	(568)	9,304
Compliance	15,692	15,388	(61)	15,327
Climate Action Secretariat	6,888	6,489	(2)	6,487
Executive and Support Services	29,008	29,723	(13)	29,710
Environmental Assessment Office	8,805	8,818	(2)	8,816
Park Enhancement Fund Special Account	400	500	—	500
Sustainable Environment Fund Special Account	29,305	22,555	—	22,555

TOTAL OPERATING EXPENSES	171,060	228,381	(61,406)	166,975

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	13,005	12,810	—	12,810
Park Enhancement Fund Special Account	400	400	—	400

TOTAL CAPITAL EXPENDITURES	13,405	13,210	—	13,210

REVENUE COLLECTED FOR, AND TRANSFERRED TO,
OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Environmental Stewardship	—	6,000	(6,000)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	6,000	(6,000)	—

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 30 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following seven core businesses: Environmental Stewardship, Parks and Protected Areas, Water Stewardship, Environmental Protection, Compliance, Climate Action Secretariat, and Executive and Support Services.

ENVIRONMENTAL STEWARDSHIP

Voted Appropriation
Environmental Stewardship	30,631	28,281

Voted Appropriation Description: This sub-vote provides for the management and conservation of the province’s biodiversity, protection of species at risk, protection and restoration of watersheds, the protection of fish and wildlife species and their habitats, and diverse fish and wildlife outdoor opportunities across the province through programs including the protection, inventory, maintenance, and restoration of terrestrial and aquatic ecosystems; protection, rehabilitation and enhancement of fish, wildlife and their habitats; monitoring and reporting on the state of provincial biodiversity; management of hunting and angling activities and provincial fish culture and stocking programs; and allocation of fish and wildlife resources for recreational and commercial use. This sub-vote also provides for provincial leadership of the sustainable management of marine fisheries and ocean resources to protect the health of the marine environment and support a thriving economy and healthy communities; development and diversification of the marine fisheries sector; seafood promotion; enhancing the competitiveness of seafood exports through traceability and eco-certification; advancing provincial marine and coastal interests and establishing shared governance frameworks with the federal government and with US Pacific states, including joint strategies on coastal planning, marine protected areas, monitoring and reporting on the health of oceans, and the development of sustainable ocean industries. Transfers are provided for activities concerned with access, protection and management of the environment, delivery of the provincial fish culture and stocking program; and in relation to other services provided for in the sub-vote. Recoveries are received from ministries, other levels of government, organizations, licensees and individuals for activities related to maintaining ecosystem health and for other services provided for in the sub-vote.

PARKS AND PROTECTED AREAS

Voted Appropriation
Parks and Protected Areas	31,486	30,831

Voted Appropriation Description: This sub-vote provides for the acquisition, planning, management, administration, conservation and utilization of special areas including provincial parks, protected areas and conservation lands through programs including: the planning, protection, inventory, maintenance, and restoration of terrestrial and aquatic ecosystems in Parks and Protected Areas; wildfire planning, prevention and awareness; initiating compliance and enforcement activities; provision of commercial and non-commercial recreational opportunities; development and maintenance of provincial park facilities supporting public use of the front country, back country and marine areas; promotion and management of recreation services; monitoring and reporting on park attendance, visitor satisfaction, land status and condition; provision of information, education and stewardship activities; promoting use and awareness of the protected areas system; and raising funding from external sources to support program delivery. Transfers are provided for stewardship, information and education, and management and administration of protected and conservation lands by third parties. Recoveries are received from ministries, other levels of government, organizations, licensees and individuals for activities related to protected areas and facility management, repair and restoration for conservation and recreation purposes, and for other services provided for in the sub-vote.

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

WATER STEWARDSHIP

Voted Appropriations
Water Stewardship	15,907	15,163
Water Rental Remissions	1	1
	15,908	15,164

Voted Appropriations Description: This sub-vote provides for the protection and maintenance of conditions essential for sustaining the quantity and quality of the water resource (both surface and ground) in the short and long term; supporting communities to integrate water resource management into municipal and regional planning and development programs; and fostering a water-aware public. This sub-vote also provides for water licensing; dam and dike safety; flood hazard management; flood and drought forecasting; water regional operations; source water protection; groundwater protection; water use regulation; water planning; water science; water utility regulation; repair, operation and disposition of water works including dams and dikes; water rental remissions for implementation of water use plans; and collecting, recording, managing and co-ordinating water and related inventories and data. Transfers are provided for activities related to water use, conservation and education, and flood safety. Recoveries are received from ministries, other levels of government, organizations and individuals, in relation to services provided for in this sub-vote.

ENVIRONMENTAL PROTECTION

Voted Appropriation
Environmental Protection	2,937	9,304

Voted Appropriation Description: This sub-vote provides for clean, healthy and safe water, land and air for all living things through programs including: administering the Sustainable Environment Fund Act; setting emission and discharge standards; monitoring and reporting on ambient air and water quality; reducing and removing contaminating toxins and waste; managing pesticide use; responding to high-risk environmental emergencies; administering industry product stewardship programs; and managing environmental laboratory services. Transfers are provided for activities concerned with protecting and managing the environment. Eligible costs are recovered from the Sustainable Environment Fund Special Account. Recoveries are received from ministries, other levels of government, organizations and individuals, in relation to services provided for in this sub-vote.

COMPLIANCE

Voted Appropriation
Compliance	15,692	15,327

Voted Appropriation Description: This sub-vote provides for activities, including education and promotion, supporting the continuous improvement in compliance with requirements established by government to protect the environment and related human health and safety; inspections, investigations and enforcement of standards for the protection of fish, wildlife, habitat and the environment; public safety issues related to regulated activities and the management of human/wildlife conflicts. This sub-vote also provides for responding to cross-government strategic priorities. Recoveries are received from ministries, other levels of government, organizations and individuals for ministry services and the enforcement of environmental standards for services provided for in this sub-vote.

CLIMATE ACTION SECRETARIAT

Voted Appropriation
Climate Action Secretariat	6,888	6,487

Voted Appropriation Description: This sub-vote provides support for the activities required to meet the province’s climate action targets under the Greenhouse Gas Reduction Targets Act and in the BC Climate Action Plan, and to adapting to the impacts of climate change. This includes leading engagement processes across ministries, other governments, a diverse range of stakeholders, and the general public. Activities include: research and policy development on climate action measures; education and communication on impacts of climate change; advising and supporting the Cabinet Committee on Climate Action and Clean Energy; developing a regional cap and trade system, standardized offsets program, Carbon Neutral Government, and all related legislation and regulations. This sub-vote also provides for policy, planning, coordination and operational support, consultations, outreach, partnerships, education and research. Eligible costs are recovered from the Sustainable Environment Fund Special Account. Costs may be recovered from, or funds transferred to, ministries, other levels of government, organizations and individuals, in relation to services provided for in this sub-vote.

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Office	762	798
Corporate Services	28,246	28,912
	29,008	29,710

Voted Appropriations Description: This sub-vote provides for the offices of the Minister of Environment and Minister of State for Climate Action; corporate business innovation including strategic planning, systems planning, business review and planning, corporate policy development, co-ordination of legislation and intergovernmental relations, program evaluation, economic and regulatory impact analysis; and the management and delivery of programs that report information to the public on the state of environment and environmental trends. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, information management services and systems; information and privacy; revenue collection; and trust fund management for ministry operations, programs and clients. Transfers are provided for activities concerned with access, protection and management of the environment. Costs are recovered for ministry services from ministries, other entities within government, other levels of government, organizations and individuals for services provided for in this sub-vote.

VOTE 30 — MINISTRY OPERATIONS	132,550	135,104

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 31 — ENVIRONMENTAL ASSESSMENT OFFICE

This vote provides for the programs and operations described in the voted appropriation under the following core business: Environmental Assessment Office.

ENVIRONMENTAL ASSESSMENT OFFICE

Voted Appropriation
Environmental Assessment Office	8,805	8,816

Voted Appropriation Description: This sub-vote provides for a neutral and publicly-accessible process for the assessment of environmental, economic, social, heritage and health effects of major project proposals in British Columbia, as established under the Environmental Assessment Act. The Environmental Assessment Office provides the facilitation, coordination and resources for project assessments which include consultation with members of the public, interest groups, First Nations and other levels of government. Costs are recovered from ministries, other levels of government, organizations and individuals, in relation to services provided for in this sub-vote.

VOTE 31 — ENVIRONMENTAL ASSESSMENT OFFICE	8,805	8,816

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the following special accounts: Park Enhancement Fund and Sustainable Environment Fund.

PARK ENHANCEMENT FUND

Statutory Appropriation
Park Enhancement Fund Special Account	400	500

Statutory Appropriation Description: This statutory appropriation provides for the Park Enhancement Fund Special Account which is governed under the Special Accounts Appropriation and Control Act.

SUSTAINABLE ENVIRONMENT FUND

Statutory Appropriation
Sustainable Environment Fund Special Account	29,305	22,555

Statutory Appropriation Description: This statutory appropriation provides for the Sustainable Environment Fund Special Account which is governed under the Sustainable Environment Fund Act

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	116,884	113,365
Operating Costs	66,130	65,563
Government Transfers	4,721	8,353
Other Expenses	76,311	70,646
Internal Recoveries	(37,456)	(29,546)
External Recoveries	(55,530)	(61,406)
TOTAL OPERATING EXPENSES	171,060	166,975

MINISTRY OF ENVIRONMENT

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2009/10	2010/11

PARK ENHANCEMENT FUND

This account was created by the Special Accounts Appropriation and Control Act. It provides for enhanced management, facilities and services benefitting parks and protected areas including increased information, education and interpretation programs; higher levels of natural and cultural resource assessment, management, research and restoration; additional capital investments supporting the conservation and recreation goals of the Ministry; improved volunteer program support; supplementary recreation program delivery; regional systems planning for conservation and recreation; and development and production of promotional, educational and partnership products. Transfers are provided to support the programs, services and activities provided for in this account. Revenues are received from ministries, other levels of government, organizations, licensees and individuals from stumpage from tree removal in parks and protected areas; from the sale or licensing of promotional and educational goods and services; from park reservation fees; as donations, bequests and contributions from agreements under the Act; and as earnings on account balances.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	531	566
OPERATING TRANSACTIONS
Revenue	369	720
Expense	(400)	(500)
Net Revenue (Expense)	(31)	220

Difference Between 2009/10 Estimates and Projected Actual Net Revenue (Expense)	376

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(400)	(400)
Net Cash Source (Requirement)	(400)	(400)
Difference Between 2009/10 Estimates and Projected Actual Net Cash Source (Requirement)	90	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	566	386

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2009/10 is based on the 2008/09 Public Accounts.

MINISTRY OF ENVIRONMENT

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2009/10	2010/11

SUSTAINABLE ENVIRONMENT FUND

This account was created by the Sustainable Environment Fund Act in 1990, and subsequent amendments. It provides for the protection of the air, land and water and for environmental renewal by preventing pollution, controlling pollutants and undertaking remediation activities through administration of the Environmental Management Act, Integrated Pest Management Act, and related regulations. Revenue is derived from environmental levies, fees, licences, and contributions from the federal government and other organizations and individuals. Expenses represent transfers to the Ministry of Environment for administration; the development of policies, legislation and regulations, standards and criteria for discharges and emissions; monitoring and understanding the receiving environment; education and encouragement of activities to prevent pollution; waste reduction; laboratory services; air and water quality; clean-up of contaminated sites; hazardous waste management; soil and water remediation projects; and transfers to local governments, other organizations and individuals to assist in waste management, clean-up of contaminated sites and to support various environmental protection initiatives.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	17,425	13,781
OPERATING TRANSACTIONS
Revenue	25,661	19,110
Expense	(29,305)	(22,555)
Net Revenue (Expense)	(3,644)	(3,445)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	13,781	10,336

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2009/10 is based on the 2008/09 Public Accounts.

MINISTRY OF ENVIRONMENT

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2009/10	2010/11

ENVIRONMENTAL STEWARDSHIP

HABITAT CONSERVATION TRUST — Disbursements are provided by the province to the Habitat Conservation Trust Fund (HCTF) in respect of surcharges on hunting and angling licenses collected on HCTF’s behalf under the Wildlife Act by the Ministry of Environment. Administration costs are funded through the ministry’s voted appropriations.

Receipts	6,000	6,000
Disbursements	6,000	6,000
Net Cash Source (Requirement)	—	—

MINISTRY OF FINANCE

The mission of the Ministry of Finance is to provide fiscal policies and regulatory frameworks that support a strong and vibrant provincial economy; lead fair, efficient and effective tax and royalty programs to support government services; and provide a centre of excellence for revenue management for government.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2009/10(1)	2010/11
VOTED APPROPRIATIONS
Vote 32 — Ministry Operations	76,105	58,480
Vote 33 — Pacific Carbon Trust	5,000	5,000

STATUTORY APPROPRIATIONS
Insurance and Risk Management Special Account	—	4,234
Provincial Home Acquisition Wind Up Special Account	10	10

OPERATING EXPENSES	81,115	67,724
CAPITAL EXPENDITURES (2)	3,480	2,931
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	170,050	234,501
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2009/10 expenses and capital expenditures have been restated to be consistent with the presentation of 2010/11 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF FINANCE

CORE BUSINESS SUMMARY

($000)

	2009/10	2010/11 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Treasury Board Staff	9,025	8,537	(7)	8,530
Office of the Comptroller General	11,617	10,234	(150)	10,084
Treasury	1	24,933	(24,932)	1
Revenue Programs	10,675	49,928	(44,214)	5,714
Policy and Revenue Services	24,426	150,585	(142,308)	8,277
Board Resourcing and Development	482	467	(2)	465
Executive and Support Services	19,879	25,731	(322)	25,409
Pacific Carbon Trust	5,000	5,000	—	5,000
Insurance and Risk Management Special Account	—	6,585	(2,351)	4,234
Provincial Home Acquisition Wind Up Special Account	10	10	—	10

TOTAL OPERATING EXPENSES	81,115	282,010	(214,286)	67,724

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	3,480	2,931	—	2,931

TOTAL CAPITAL EXPENDITURES	3,480	2,931	—	2,931

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Revenue Programs	51,100	140,100	(40,600)	99,500
Policy and Revenue Services	119,000	225,000	(89,949)	135,051
Provincial Home Acquisition Wind Up Special Account	(50)	—	(50)	(50)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	170,050	365,100	(130,599)	234,501

REVENUE COLLECTED FOR, AND TRANSFERRED TO,
OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Revenue Programs	—	1,081,200	(1,081,200)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	1,081,200	(1,081,200)	—

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 32 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following seven core businesses: Treasury Board Staff, Office of the Comptroller General, Treasury, Revenue Programs, Policy and Revenue Services, Board Resourcing and Development, and Executive and Support Services.

TREASURY BOARD STAFF

Voted Appropriation
Treasury Board Staff	9,025	8,530

Voted Appropriation Description: This sub-vote provides for the following: financial management advice to government on management of ministry and agency operating and capital spending, revenue and debt, including development of revenue and spending forecasts; advice to government on economic performance, development of economic forecasts; development and management of the provincial government’s budget and three year fiscal plan, including production of the Budget and Fiscal Plan, the Estimates, Quarterly Reports and other related documents; advice and recommendations to Treasury Board on financial and capital management issues, including development of standards, policies and programs to support government initiatives, and review and approval of ministry plans; advice to the Minister and government on tax policy and implementation, and on intergovernmental fiscal relations; and advice on the strategic oversight of Crown corporations and agencies, including analysis, advice and coordination on governance, accountability, strategic priorities, performance planning, reporting, and inter-entity issues and policies. Costs are partially recovered from ministries, special offices, Crown corporations and agencies, and parties external to government for services provided within this sub-vote.

OFFICE OF THE COMPTROLLER GENERAL

Voted Appropriation
Office of the Comptroller General	11,617	10,084

Voted Appropriation Description: This sub-vote provides for a corporate governance and control framework over financial management, procurement, accounting, performance management, general and unclaimed property administration for the provincial government. Activities include legislation and policy development, capacity development and monitoring, reporting and continuous improvement. The sub-vote also provides for the provincial internal audit function, special investigations, management advisory services, activity based management, preparation of the Public Accounts, financial statements and management reports, post-payment compliance monitoring and reporting, payment diversion and the Corporate Services Secretariat. Costs are partially recovered from ministries, organizations within the government reporting entity and external organizations for the services provided within this sub-vote.

TREASURY

Voted Appropriation
Treasury	1	1

Voted Appropriation Description: This sub-vote provides for debt management and banking and cash management services to government, government bodies and other authorized organizations. Debt Management services include: management of the government’s borrowing and fiscal agency loan programs; advisory and arranger services in relation to corporate and project finance initiatives; investor and rating agency relations; accounting, reporting, forecasting and analysis services relating to the debt of the government reporting entity and the organizations within it; and related financing and liability management services. Banking and cash management services include: negotiation and management of banking contracts and credit arrangements; development of government banking policy; cash management of the Consolidated Revenue Fund and related funds; payment and revenue consolidation services; advisory services and support in relation to electronic banking and payments; and banking and cash management related services. Costs are recovered from ministries (including from the Management of Public Funds and Debt Vote), Crown agencies and parties external to government for services provided within this sub-vote.

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

REVENUE PROGRAMS

Voted Appropriation
Revenue Programs	10,675	5,714

Voted Appropriation Description: This sub-vote provides for the administration and enforcement of tax statutes administered by the ministry, and revenue, royalties and benefit programs that are the responsibility of the Ministry of Finance. This sub-vote also provides for payment of interest or refunds of taxation revenues or rebates under statutes administered by the ministry. Costs are partially recovered from revenues administered by the ministry for services provided within this sub-vote.

POLICY AND REVENUE SERVICES

Voted Appropriations
Strategic and Corporate Policy	3,276	530
Revenue Solutions	21,149	7,746
Financial Institutions Commission	1	1
	24,426	8,277

Voted Appropriations Description: This sub-vote provides for the following: analysis and advice to government on legislative frameworks for the financial services sector, including credit unions, insurance companies, mortgage brokers and the securities industry, the real estate sector, occupational pension plans; analysis and advice to government on legislative frameworks for the corporate sector, including corporate, partnership and society registrations, liens and the use of personal property as collateral for loans; regulatory oversight of real estate, mortgage broker and insurance professionals, occupational pension plans, and real estate developments, including administration of certain strata property approvals; the operational and administrative costs of the Financial Institutions Commission, the Credit Union Deposit Insurance Corporation and the Financial Services Tribunal; accounts receivable collection and loan administration, including costs resulting from the ongoing administration of loans issued under the Student Aid BC program, the ongoing administration of the reconstruction loan portfolio under the Homeowner Protection Act, and the collection of Medical Services Plan fees and premiums; tax administration, including public information services and appeals administration; and corporate business planning and related functions. Reconstruction loan portfolio costs may be recovered from fees and other amounts received from BC Housing Management Commission, eligible homeowners and other parties under the Homeowner Protection Act. Costs may be recovered from ministries, special offices, Crown corporations and agencies, other levels of government, public bodies and parties external to government, and from revenue administered by the ministry, for services provided within this sub-vote.

BOARD RESOURCING AND DEVELOPMENT

Voted Appropriation
Board Resourcing and Development	482	465

Voted Appropriation Description: This sub-vote provides for the recruitment and recommendation of candidates for appointments to all Crown corporations, agencies, boards and commissions. Recoveries are received from ministries, Crown agencies, boards and commissions, and other organizations for services provided within this sub-vote.

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	428	438
Corporate Services	19,451	24,971
	19,879	25,409

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Finance, for the Deputy Minister’s Office, executive, strategic and administrative support for the ministry, including financial, human resources, business planning, information and systems management, freedom of information and privacy services, and records services. Corporate services are provided to the Ministry of Labour, Office of the Premier, and other entities. This sub-vote also provides for payment of authorized travel and other expenses and allowances for members of the Executive Council, Parliamentary Secretaries, members of the Legislative Assembly performing executive functions, personal attendants and ministerial staff. Recoveries may be received from ministries, special offices, Crown corporations and agencies, other levels of government, public bodies and parties external to government for services provided within this sub-vote.

VOTE 32 — MINISTRY OPERATIONS	76,105	58,480

MINISTRY OF FORESTS AND RANGE

The mission of the Ministry of Forests and Range is to protect, manage and conserve forest and range values through a high performing organization.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2009/10(1)	2010/11
VOTED APPROPRIATIONS
Vote 34 — Ministry Operations	415,566	380,357
Vote 35 — Integrated Land Management Bureau	56,718	50,605
Vote 36 — Direct Fire	409,000	51,720

STATUTORY APPROPRIATIONS
BC Timber Sales Special Account	158,921	158,469
Forest Stand Management Fund Special Account	—	—

OPERATING EXPENSES	1,040,205	641,151

CAPITAL EXPENDITURES (2)	60,372	65,879
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	106,300	60,972
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2009/10 expenses and capital expenditures have been restated to be consistent with the presentation of 2010/11 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF FORESTS AND RANGE

CORE BUSINESS SUMMARY

($000)

	2009/10	2010/11 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Forest and Range Resource Management	321,198	313,177	(21,067)	292,110
Pricing and Selling Fibre	37,833	40,982	(3,002)	37,980
Compliance and Enforcement	23,314	15,323	(1)	15,322
Executive and Support Services	33,221	35,056	(111)	34,945
Integrated Land Management Bureau	56,718	54,979	(4,374)	50,605
Direct Fire	409,000	52,821	(1,101)	51,720
BC Timber Sales Special Account	158,921	158,470	(1)	158,469
Forest Stand Management Fund Special Account	—	5,466	(5,466)	—

TOTAL OPERATING EXPENSES	1,040,205	676,274	(35,123)	641,151

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	21,582	38,664	—	38,664
Integrated Land Management Bureau	1,705	1,330	—	1,330
BC Timber Sales Special Account	37,085	25,885	—	25,885

TOTAL CAPITAL EXPENDITURES	60,372	65,879	—	65,879

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
BC Timber Sales Special Account	102,300	56,972	—	56,972
Integrated Land Management Bureau	4,000	4,000	—	4,000
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	106,300	60,972	—	60,972

120

MINISTRY OF FORESTS AND RANGE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 34 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Forest and Range Resource Management, Pricing and Selling Fibre, Compliance and Enforcement, and Executive and Support Services.

FOREST AND RANGE RESOURCE MANAGEMENT

Voted Appropriation
Forest and Range Resource Management	321,198	292,110

Voted Appropriation Description: This sub-vote provides for forest and range resource management activities, including: fire prevention control in accordance with applicable legislation; fire preparedness; forest health; adapting to climate change and managing forest carbon; forest stewardship; forest reforestation practices; timber supply planning and determination; research; forest gene resource conservation and management; reforestation of Crown land and resources inventory; investments on Crown land in enhanced forest management; strategic land use and resource management planning; treatment of damaged forests; forest, range, water, soil and recreation conservation and protection; stewardship of the range resource; evaluating rangeland health and effectiveness of range practices; restoring degraded rangeland ecosystems; timber tenure administration; meeting obligations with First Nations; First Nations participation in the forest economy; and building and maintaining forest service road and bridge infrastructure. Costs related to the provision of supplies and services are recovered from other ministries, other levels of government, agencies, organizations, individuals and from annual rent fees.

PRICING AND SELLING FIBRE

Voted Appropriation
Pricing and Selling Fibre	37,833	37,980

Voted Appropriation Description: This sub-vote provides for activities related to the pricing of fibre, access to markets, community diversification and stability for forest dependent communities, and research and development of wood products. Costs related to the provision of supplies and services are recovered from other ministries, other levels of government, agencies, organizations, individuals and for fees received from log exports.

COMPLIANCE AND ENFORCEMENT

Voted Appropriation
Compliance and Enforcement	23,314	15,322

Voted Appropriation Description: This sub-vote provides for all activities related to upholding British Columbia laws to protect the province’s forest and range resource under the jurisdiction of the Ministry of Forests and Range including enforcing environmental standards for forest and range management for government and forest and range tenure holders; enforcing revenue policies; combating forest crimes; enforcing regulations to minimize fires, pests and other agents; and enforcing rules governing the use of forest service recreation sites and trails. This sub-vote also provides for responding to cross-government strategic priorities. Costs related to the provision of supplies and services are recovered from other ministries, other levels of government, agencies, organizations and individuals.

121

MINISTRY OF FORESTS AND RANGE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	654	637
Corporate Services	32,567	34,308
	33,221	34,945

Voted Appropriations Description: The sub-vote provides for executive direction and related support services to the ministry including the office of the Minister of Forests and Range and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff; corporate governance and service delivery activities for strategic policy, performance management, legislation development, finance, strategic human resources, executive and executive support, regional and district staff, information technology strategy, and corporate and strategic initiatives. This sub-vote provides for the salary and expenses of the Parliamentary Secretary for Silviculture. Costs related to the provision of supplies and services are recovered from other ministries, other levels of government, agencies, organizations and individuals.

VOTE 34 — MINISTRY OPERATIONS	415,566	380,357

122

MINISTRY OF FORESTS AND RANGE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 35 — INTEGRATED LAND MANAGEMENT BUREAU

This vote provides for the operations described in the voted appropriations under the core business: Integrated Land Management Bureau.

INTEGRATED LAND MANAGEMENT BUREAU

Voted Appropriations
Regional Operations	27,113	24,157
First Nations Initiatives	6,263	5,961
GeoBC	16,125	14,094
Bureau Management	7,217	6,393
	56,718	50,605

Voted Appropriations Description: This sub-vote provides for the cross-government coordination of First Nations engagements including implementation of land use and planning agreements, development of government-to-government resource management and land use protocols and, cross government coordination of First Nations consultation and accommodation. This sub-vote also provides for the operation of regional offices that provide customer assistance with access to natural resource authorizations including supporting information such as guidelines, maps, land and resource use plans and other supporting information; the management, administration and disposition of Crown land including tenure application adjudication, administration, planning and Crown land sales. This sub-vote provides for the integration, warehousing, management, analysis and dissemination of provincial geographic information; and the maintenance, management and administration of provincial terrestrial base mapping, survey control points, air photography quality control programs, as well as legal registry of all Crown land, mineral, forest and other Crown land and natural resource tenures. It also provides support for a natural resource sector-wide electronic licensing program. This sub-vote also provides for the executive direction and administration of the Bureau including finance, administration, strategic human resources, project management, information management services and systems, land and other revenue collection and trust fund management for the Bureau operations, programs and clients. Costs are recovered from ministries, other levels of government, organizations and individuals for services described within this sub-vote.

VOTE 35 — INTEGRATED LAND MANAGEMENT BUREAU	56,718	50,605

123

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 33 — PACIFIC CARBON TRUST

This vote provides for programs and operations described in the voted appropriations under the core business: Pacific Carbon Trust.

PACIFIC CARBON TRUST

Voted Appropriation
Pacific Carbon Trust	5,000	5,000

Voted Appropriation Description: This sub-vote provides for an operating grant to Pacific Carbon Trust Inc., a Crown corporation, whose mandate includes assisting provincial public sector organizations to meet carbon neutral targets set under the Greenhouse Gas Reduction Targets Act, and provides for purchase and retirement of carbon offsets. Recoveries may be received from ministries, special offices, Crown corporations and agencies, other levels of government, public bodies and parties external to government for services provided within this sub-vote.

VOTE 33 — PACIFIC CARBON TRUST	5,000	5,000

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations for the following special accounts: Insurance and Risk Management and Provincial Home Acquisition Wind Up.

INSURANCE AND RISK MANAGEMENT

Statutory Appropriation
Insurance and Risk Management Special Account	—	4,234

Statutory Appropriation Description: This statutory appropriation provides for the Insurance and Risk Management Special Account which is governed under the Special Accounts Appropriation and Control Act.

PROVINCIAL HOME ACQUISITION WIND UP

Statutory Appropriation
Provincial Home Acquisition Wind Up Special Account	10	10

Statutory Appropriation Description: This statutory appropriation provides for the Provincial Home Acquisition Wind Up Special Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	112,285	109,317
Operating Costs	103,835	90,813
Government Transfers	13,622	13,307
Other Expenses	118,131	126,649
Internal Recoveries	(55,427)	(58,076)
External Recoveries	(211,331)	(214,286)
TOTAL OPERATING EXPENSES	81,115	67,724

MINISTRY OF FINANCE

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2009/10	2010/11

INSURANCE AND RISK MANAGEMENT

This account was established by the Financial Administration Amendment Act in 1989, for the purpose of providing insurance and/or risk management services to participants consisting of government bodies, ministries, public authorities, persons, and classes of persons or public authorities designated by regulation. This account is administered by the Ministry of Finance and also provides for the operation of the Risk Management Branch and Government Security Office which provides risk management; risk financing, including claims and litigation management; and security, advisory and consulting services to the provincial public sector. Revenue and recoveries represent amounts paid into the account in respect of agreements or arrangements with participants, amounts required to be paid into it under regulations, amounts appropriated for the account by a Supply Act and earnings of the account. Expenses represent the amounts payable from the account in respect of agreements or arrangements with participants and amounts payable from the account in accordance with regulations including the cost of providing insurance and risk management services and of operating the account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	283,280	293,437
OPERATING TRANSACTIONS
Revenue	9,766	21,790
Expense	(43,314)	(49,205)
Internal and External Recoveries	43,314	44,971
Net Revenue (Expense)	9,766	17,556

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed(3)	391	391
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	293,437	311,384

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2009/10 is based on the 2008/09 Public Accounts.

(3)

The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF FINANCE

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2009/10	2010/11

PROVINCIAL HOME ACQUISITION WIND UP

This account was established under the Special Appropriation and Control Act effective April 1, 2004, for the purpose of providing for expenditures for the winding up of the loan and financial assistance programs under the Home Conversion and Leasehold Loan Act, the Home Mortgage Assistance Act, the Home Purchase Assistance Act, the Homeowner Interest Assistance Act and the Provincial Home Acquisition Act. The latter Acts were repealed effective March 31, 2004. Revenue consists of interest on outstanding mortgage principal. Expenses include statutory rebates and other miscellaneous program costs. Receipts represent repayment of outstanding mortgage loan principal. Disbursements represent repurchased mortgage accounts and guarantee claims paid under the mortgage assistance programs.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	15,325	15,373
OPERATING TRANSACTIONS
Revenue	8	6
Expense	(10)	(10)
Net Revenue (Expense)	(2)	(4)

FINANCING TRANSACTIONS
Receipts	50	50
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	50	50
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	15,373	15,419

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2009/10 is based on the 2008/09 Public Accounts.

MINISTRY OF FINANCE

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2009/10	2010/11

REVENUE PROGRAMS

INTERNATIONAL FUEL TAX AGREEMENT (MOTOR FUEL TAX ACT) — Disbursements are provided by the province to other International Fuel Tax Agreement jurisdictions in respect of the receipts collected on their behalf by the Ministry of Finance. Administration costs are funded through the ministry’s voted appropriations.

Receipts	14,500	10,600
Disbursements	4,600	3,100
Net Cash Source (Requirement)	9,900	7,500

LAND TAX DEFERMENT ACT — Disbursements are made to municipalities by the province to pay for property taxes deferred under this Act by those property owners who qualify for the regular Tax Deferment Program (over 55 years of age and other qualified property owners) or who qualify for either the Financial Hardship Tax Deferment Program or the family with Children Property Tax Deferral Option Program. The property owner or the estate is required to repay to the province all deferred taxes together with interest and an administration fee, on the termination of the agreement. Property owners qualifying under the Financial Hardship Tax Deferment Program are not required to pay an administration fee. Receipts represent repayments of outstanding principal (taxes deferred exclusive of interest). Interest and fee revenue are credited to the Consolidated Revenue Fund and administration costs are funded through the ministry’s voted appropriations.

Receipts	25,000	30,000
Disbursements	86,000	137,000
Net Cash Source (Requirement)	(61,000)	(107,000)

POLICY AND REVENUE SERVICES

RECONSTRUCTION LOAN PORTFOLIO — Disbursements are made to individuals, including strata property owners, who qualify for loans under the reconstruction loan program as set out in the Homeowner Protection Act. Receipts represent principle repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriations.

Receipts	—	13,949
Disbursements	—	1,000
Net Cash Source (Requirement)	—	12,949

STUDENTAID BC LOAN PROGRAM — Disbursements represent expenditures associated with loans under the StudentAid BC Program. Receipts represent principal repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriations.

Receipts	81,000	76,000
Disbursements	200,000	224,000
Net Cash Source (Requirement)	(119,000)	(148,000)

MINISTRY OF FINANCE

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2009/10	2010/11

REVENUE PROGRAMS

BC TRANSIT — Disbursements are provided by the province to British Columbia Transit (BCT) in respect of the British Columbia Transit Act fuel tax (receipts) collected on BCT’s behalf by the Ministry of Finance. Administration costs are funded through the ministry’s voted appropriations.

Receipts	11,100	11,100
Disbursements	11,100	11,100
Net Cash Source (Requirement)	—	—

BC TRANSPORTATION FINANCING AUTHORITY — Disbursements are provided by the province to the BC Transportation Financing Authority (BCTFA) in respect of the fuel tax (receipts) and the social service tax (receipts) on short-term rentals of passenger vehicles collected on BCTFA’s behalf under the Transportation Act by the Ministry of Finance. Administration costs are funded through the ministry’s voted appropriations.

Receipts	419,900	417,100
Disbursements	419,900	417,100
Net Cash Source (Requirement)	—	—

COWICHAN TRIBES — Disbursements are provided by the province to the Cowichan Tribes in respect of tobacco tax (receipts) collected on their behalf under the Cowichan Tribes Agreement by the Ministry of Finance. Administration costs are funded through the ministry’s voted appropriations.

Receipts	2,200	2,200
Disbursements	2,200	2,200
Net Cash Source (Requirement)	—	—

MUNICIPALITIES OR ELIGIBLE ENTITIES — Disbursements are provided by the province to municipalities, regional districts or eligibles in respect of additional hotel room tax (receipts) collected on their behalf under the Hotel Room Tax Act by the Ministry of Finance. Interest and fee revenue is deposited to the Consolidated Revenue Fund and administration costs are funded through the ministry’s voted appropriations.

Receipts	28,200	37,000
Disbursements	28,200	37,000
Net Cash Source (Requirement)	—	—

RESORT AREAS — Disbursements are provided by the province to qualified resort municipalities, in respect of hotel room tax (receipts) collected on their behalf under the Hotel Room Tax Act by the Ministry of Finance. Interest and fee revenue is deposited to the Consolidated Revenue Fund and administration costs are funded through the ministry’s voted appropriations.

Receipts	9,500	2,600
Disbursements	9,500	2,600
Net Cash Source (Requirement)	—	—

MINISTRY OF FINANCE

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2009/10	2010/11

REVENUE PROGRAMS (Continued)

RURAL AREAS — Disbursements are provided by the province to local governments and entities in rural areas in respect of local property taxes and levies (receipts) collected on their behalf under the Taxation (Rural Area) Act by the Ministry of Finance. Interest and fee revenue is deposited to the Consolidated Revenue Fund and administration costs are funded through the ministry’s voted appropriations.

Receipts	275,000	290,000
Disbursements	275,000	290,000
Net Cash Source (Requirement)	—	—

SOUTH COAST BRITISH COLUMBIA TRANSPORTATION AUTHORITY — Disbursements are provided by the province to the South Coast British Columbia Transportation Authority (SCBCTA) in respect of the fuel tax (receipts) and the social service tax (receipts) on parking collected on SCBCTA’s behalf under the South Coast British Columbia Transportation Authority Act by the Ministry of Finance. Administration costs are funded through the ministry’s voted appropriations.

Receipts	271,900	321,200
Disbursements	271,900	321,200
Net Cash Source (Requirement)	—	—

TOURISM BC — Disbursements are provided by the province to Tourism British Columbia in respect of the Tourism British Columbia Act hotel room tax (receipts) collected on the corporation’s behalf by the Ministry of Finance. Administration costs are funded through the ministry’s voted appropriations.

Receipts	54,300	—
Disbursements	54,300	—
Net Cash Source (Requirement)	—	—

MINISTRY OF FORESTS AND RANGE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 36 — DIRECT FIRE

This vote provides for the operations described in the voted appropriations under the core business: Direct Fire.

DIRECT FIRE

Voted Appropriation
Direct Fire	409,000	51,720

Voted Appropriation Description: This sub-vote provides for forest protection including fire prevention control in accordance with applicable legislation throughout the province, control and suppression of wild fires, and ex gratia payments related to these activities and rehabilitation costs. This sub-vote allows for statutory appropriation for fire control under the Wildfire Act. Costs related to the provision of supplies and services are recovered from other agencies and other levels of government, provinces, countries, companies, organizations and individuals.

VOTE 36 — DIRECT FIRE	409,000	51,720

MINISTRY OF FORESTS AND RANGE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

STATUTORY — SPECIAL ACCOUNTS

These statutory accounts provide for programs and operations of the following special accounts: BC Timber Sales and Forest Stand Management Fund.

BC TIMBER SALES

Statutory Appropriation
BC Timber Sales Special Account	158,921	158,469

Statutory Appropriation Description: This statutory appropriation provides for the BC Timber Sales Special Account which is governed under the Forest Act.

FOREST STAND MANAGEMENT FUND

Statutory Appropriation
Forest Stand Management Fund Special Account	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Forest Stand Management Fund Special Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	325,318	279,608
Operating Costs	674,975	327,963
Government Transfers	49,245	37,326
Other Expenses	60,326	58,098
Internal Recoveries	(34,536)	(26,721)
External Recoveries	(35,123)	(35,123)
TOTAL OPERATING EXPENSES	1,040,205	641,151

MINISTRY OF FORESTS AND RANGE

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2009/10	2010/11

BC TIMBER SALES

This account was established in 1988 through an amendment to section 109 of the Forest Act. The purpose of the account is to identify all revenues for BC Timber Sales and to provide an ongoing source of funds to defray the costs of the program. Revenue is collected from the following sources: upset stumpage, bonus stumpage, annual fees and billings (annual rent, trespass charges, scaling fees and registration fees) incidental to the operation of the program, and sales of logs. Expenditures are for preparing forest development plans and logging plans; assessments required to formulate these plans for timber sales licences; costs of meeting requirements of applicable legislation; construction and maintenance of logging roads and bridges; costs of developing timber sales for auction; protection of forests; administration; costs of selling timber and logs; and other forest management requirements incidental to the program. Costs of supplies and services may be recovered from ministries, other levels of government, agencies, organizations and individuals. Revenue in excess of current expenses and outstanding obligations is transferred to the General Fund. Disbursements reflect capitalizable costs incurred for development of timber for sale in future years. These costs are recovered from future sales revenue.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	240,211	158,205
OPERATING TRANSACTIONS
Revenue	103,928	136,837
Expense	(158,923)	(158,471)
Internal and External Recoveries	2	2
Net Revenue (Expense)	(54,993)	(21,632)

Difference Between 2009/10 Estimates and Projected Actual Net Revenue (Expense)	(8,581)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	(102,300)	(56,972)
Capital Expenditures	(37,085)	(25,885)
Net Cash Source (Requirement)	(139,385)	(82,857)
Difference Between 2009/10 Estimates and Projected Actual Net Cash Source (Requirement)	26,827	—
Working Capital Adjustments and Other Spending Authority Committed(3)	94,126	68,091
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	158,205	121,807

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2009/10 is based on the 2008/09 Public Accounts.

(3)

The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF FORESTS AND RANGE

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2009/10	2010/11

FOREST STAND MANAGEMENT FUND

This account was originally established as a fund by the Forest Stand Management Fund Act in 1986, and was changed to a Special Account under the Special Accounts Appropriation and Control Act in 1988. Expenses provide for enhanced management of British Columbia’s forest and rangelands, silviculture work and costs related to environmental remediation performed in accordance with applicable legislation, the costs of investigating contraventions of applicable legislation, fire suppression costs related to contraventions of applicable legislation where a penalty has been levied in respect of the contravention, reforestation, and road deactivation in areas subject to stumpage levies. Recoveries are collected in accordance with applicable legislation; penalties levied in accordance with applicable legislation; and stumpage levies.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	11,773	11,773
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(5,466)	(5,466)
Internal and External Recoveries	5,466	5,466
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	11,773	11,773

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2009/10 is based on the 2008/09 Public Accounts.

MINISTRY OF FORESTS AND RANGE

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2009/10	2010/11

INTEGRATED LAND MANAGEMENT BUREAU

LAND ADMINISTRATION — Disbursements represent expenditures for servicing, developing, tenuring and disposing of Crown land.

Receipts	—	—
Disbursements	4,000	4,000
Net Cash Source (Requirement)	(4,000)	(4,000)

MINISTRY OF HEALTH SERVICES

The mission of the Ministry of Health Services is to guide and enhance the Province’s health services to ensure British Columbians are supported in their efforts to maintain and improve their health.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2009/10(1)	2010/11
VOTED APPROPRIATIONS
Vote 37 — Ministry Operations	13,951,697	14,612,943

STATUTORY APPROPRIATION
Health Special Account	147,250	147,250

OPERATING EXPENSES	14,098,947	14,760,193

CAPITAL EXPENDITURES (2)	54,655	7,022
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2009/10 expenses and capital expenditures have been restated to be consistent with the presentation of 2010/11 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF HEALTH SERVICES

CORE BUSINESS SUMMARY

($000)

	2009/10	2010/11 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Services Delivered by Partners	13,680,684	14,520,791	(201,768)	14,319,023
Services Delivered by Ministry	299,891	341,584	(22,540)	319,044
Recoveries from Health Special Account	(147,250)	(147,250)	—	(147,250)
Executive and Support Services	118,372	125,381	(3,255)	122,126
Health Special Account	147,250	147,250	—	147,250

TOTAL OPERATING EXPENSES	14,098,947	14,987,756	(227,563)	14,760,193

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	54,655	7,022	—	7,022

TOTAL CAPITAL EXPENDITURES	54,655	7,022	—	7,022

MINISTRY OF HEALTH SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 37 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Services Delivered by Partners, Services Delivered by Ministry, Recoveries from Health Special Account, and Executive and Support Services.

SERVICES DELIVERED BY PARTNERS

Voted Appropriations
Regional Health Sector Funding	9,184,869	9,580,934
Medical Services Plan	3,408,402	3,615,553
PharmaCare	1,055,394	1,089,914
Health Benefits Operations	32,019	32,622
	13,680,684	14,319,023

Voted Appropriations Description: This sub-vote provides funding for, or on behalf of, system partners who are responsible for the administration, operation, and delivery of health programs and services. Regional Health Sector Funding provides for the management and delivery of health services, including mental health services to adults, acute care services, provincial programs and home and community care services. Medical Services Plan provides funding for eligible services provided by medical practitioners, health care practitioners, diagnostic facilities and human resource and planning initiatives with respect to physicians. PharmaCare provides funding to individuals, agencies or other organizations for the full or partial cost of designated prescription drugs, dispensing fees, and other approved items and services that complement PharmaCare programs. Health Benefits Operations provides for the administration of the Medical Services Plan and PharmaCare programs, including enrollment. Recoveries are received from federal, provincial, territorial and municipal governments, organizations and individuals for services provided or funded by the ministry.

SERVICES DELIVERED BY MINISTRY

Voted Appropriations
Emergency and Health Services	293,095	312,245
Vital Statistics	6,796	6,799
	299,891	319,044

Voted Appropriations Description: This sub-vote provides funding for the administration, operation and delivery of specified services delivered directly to the public. Emergency and Health Services provides for the management and delivery of emergency medical and health information services. This includes ground and air ambulance services, training of emergency personnel, a telehealth platform providing self-care and other health services. Vital Statistics provides for expenses of the Special Operating Agency responsible for the administration, registration, record maintenance, certification, statistical analysis and reporting of births, deaths and marriages occurring in the province. Recoveries are received as a result of the provision of services to provincial government ministries, health authorities, agencies, federal, provincial, territorial and municipal governments, and individuals; and, as a result of royalties on the sale of Agency-developed intellectual property.

RECOVERIES FROM HEALTH SPECIAL ACCOUNT

Voted Appropriation
Recoveries from Health Special Account	(147,250)	(147,250)

Voted Appropriation Description: This sub-vote provides for recoveries from the Health Special Account.

MINISTRY OF HEALTH SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	775	780
Stewardship and Corporate Services	117,597	121,346
	118,372	122,126

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Health Services and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff. This sub-vote also provides for stewardship and corporate services functions including direction to health authorities and other health providers, support to partners in delivering health care services, monitoring of health authority compliance and performance, central financial and operational management services of the ministry, general services to support program delivery, development of the policy and legislative framework for the health care system, development of long-term health care plans and monitoring and regulation of professional associations. This sub-vote provides for administrative support services for the Ministry of Healthy Living and Sport. Recoveries are received from federal, provincial, territorial and municipal governments, as well as other entities, for services provided by the ministry.

VOTE 37 — MINISTRY OPERATIONS	13,951,697	14,612,943

MINISTRY OF HEALTH SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

STATUTORY — SPECIAL ACCOUNT

This statutory appropriation provides for programs and operations of the following special account: Health Special Account.

HEALTH SPECIAL ACCOUNT

Statutory Appropriation
Health Special Account	147,250	147,250

Statutory Appropriation Description: This statutory appropriation provides for the Health Special Account which is governed under the Health Special Account Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	312,670	315,051
Operating Costs	174,495	177,375
Government Transfers	13,848,866	14,491,935
Other Expenses	149,274	150,923
Internal Recoveries	(147,528)	(147,528)
External Recoveries	(238,830)	(227,563)
TOTAL OPERATING EXPENSES	14,098,947	14,760,193

MINISTRY OF HEALTH SERVICES

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2009/10	2010/11

HEALTH SPECIAL ACCOUNT

This account was established by the Health Special Account Act in 1992. Administered by the Ministry of Health Services, the account provides for the allocation of a portion of British Columbia Lottery Corporation revenues to fund the administration, operation, and delivery of health care, health research, health promotion and health education services. Expenses of the Special Account represent transfers to the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	—	—
OPERATING TRANSACTIONS
Revenue	147,250	147,250
Expense	(147,250)	(147,250)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	—	—

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2009/10 is based on the 2008/09 Public Accounts.

MINISTRY OF HEALTHY LIVING AND SPORT

The mission of the Ministry of Healthy Living and Sport is to create environments that promote healthy living and support British Columbians to achieve their personal best.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2009/10(1)	2010/11
VOTED APPROPRIATION
Vote 38 — Ministry Operations	83,788	52,103

STATUTORY APPROPRIATION
Physical Fitness and Amateur Sports Fund Special Account	2,200	1,700

OPERATING EXPENSES	85,988	53,803

CAPITAL EXPENDITURES (2)	859	2
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2009/10 expenses and capital expenditures have been restated to be consistent with the presentation of 2010/11 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF HEALTHY LIVING AND SPORT

CORE BUSINESS SUMMARY

($000)

	2009/10	2010/11 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Sport, Recreation and ActNow BC	12,165	13,592	(435)	13,157
Population and Public Health	24,845	28,262	(621)	27,641
Provincial Health Officer	1,096	1,133	(2)	1,131
2010 Olympic and Paralympic Winter Games Secretariat	39,509	3,443	(2)	3,441
Executive and Support Services	6,173	6,735	(2)	6,733
Physical Fitness and Amateur Sports Fund Special Account	2,200	1,700	—	1,700

TOTAL OPERATING EXPENSES	85,988	54,865	(1,062)	53,803

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	859	2	—	2

TOTAL CAPITAL EXPENDITURES	859	2	—	2

MINISTRY OF HEALTHY LIVING AND SPORT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 38 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Sport, Recreation and ActNow BC; Population and Public Health; Provincial Health Officer; 2010 Olympic and Paralympic Winter Games Secretariat; and Executive and Support Services.

SPORT, RECREATION AND ACTNOW BC

Voted Appropriation
Sport, Recreation and ActNow BC	12,165	13,157

Voted Appropriation Description: This sub-vote provides for support and funding for sport, recreation, physical activity, assistance to improve sport and recreation infrastructure, local hosting of events, and administration of the Physical Fitness and Amateur Sports Fund Special Account. This sub-vote also provides for programs designed to encourage healthy eating and reduced tobacco use. Some costs may be partially recovered from ministries, Crown agencies and parties external to government for program services.

POPULATION AND PUBLIC HEALTH

Voted Appropriation
Population and Public Health	24,845	27,641

Voted Appropriation Description: This sub-vote provides for the development of Population and Public Health policy and programs to support health promotion, health protection, disease prevention, health assessment and disease surveillance. This sub-vote also provides for policies and programs related to mental health and addictions; the protection and maintenance of conditions essential for sustaining the quantity and quality of water resources; the setting of standards for monitoring and reporting on air and water quality as it relates to health; the development of policies and programs to support seniors’ health; and support and services to help improve Aboriginal health. This sub-vote also provides for policy development and support for women and their children in the areas of health promotion; disease, disability and injury prevention; and physical activity and participation in sport. Some costs may be partially recovered from ministries, Crown agencies, schools, universities, colleges, health authorities, and parties external to government for program services.

PROVINCIAL HEALTH OFFICER

Voted Appropriation
Provincial Health Officer	1,096	1,131

Voted Appropriation Description: This sub-vote provides for the Office of the Provincial Health Officer and includes salaries, benefits, allowances and operating expenses of the Provincial Health Officer and staff. This sub-vote also provides for the public health reports on population health. Some costs may be partially recovered from ministries, Crown agencies, schools, universities, colleges, health authorities, and parties external to government for program services.

2010 OLYMPIC AND PARALYMPIC WINTER GAMES SECRETARIAT

Voted Appropriation
2010 Olympic and Paralympic Winter Games Secretariat	39,509	3,441

Voted Appropriation Description: This sub-vote provides for the 2010 Olympic and Paralympic Winter Games Secretariat to coordinate intra and inter-governmental relations; fund initiatives that support the Olympic and Paralympic Winter Games and economic development activities related to the Games throughout the province, including support for organizations such as the Vancouver Organizing Committee. Costs related to the provision of supplies and services may be recovered from ministries, Crown agencies and parties external to government.

MINISTRY OF HEALTHY LIVING AND SPORT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Office	745	760
Corporate Services	5,428	5,973
	6,173	6,733

Voted Appropriations Description: This sub-vote provides for the offices of the Minister of Healthy Living and Sport and the Minister of State for the Olympics and ActNow BC including salaries, benefits, allowances and operating expenses of the ministers and the ministers’ staff. This sub-vote also provides general services to support program delivery and development of policy, legislation, population health core function guidelines, standards and other population health and healthy living initiatives and stewardship and corporate management functions including providing direction and support to partners delivering services. This sub-vote also provides for central financial and operational management services of the Ministry. Under an agreement, the Ministry of Health Services provides some administrative support services to the Ministry of Healthy Living and Sport. Some costs may be partially recovered from ministries, Crown agencies, schools, universities, colleges, health authorities, and parties external to government for program services.

VOTE 38 — MINISTRY OPERATIONS	83,788	52,103

MINISTRY OF HEALTHY LIVING AND SPORT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

STATUTORY — SPECIAL ACCOUNT

This statutory appropriation provides for programs and operations of the following special account: Physical Fitness and Amateur Sports Fund.

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

Statutory Appropriation
Physical Fitness and Amateur Sports Fund Special Account	2,200	1,700

Statutory Appropriation Description: This statutory appropriation provides for the Physical Fitness and Amateur Sports Fund Special Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	22,137	22,508
Operating Costs	20,429	13,617
Government Transfers	44,621	18,735
Other Expenses	—	10
Internal Recoveries	(5)	(5)
External Recoveries	(1,194)	(1,062)
TOTAL OPERATING EXPENSES	85,988	53,803

MINISTRY OF HEALTHY LIVING AND SPORT

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2009/10	2010/11

PHYSICAL FITNESS AND AMATEUR SPORTS FUND

This account was originally created as a fund under the Revenue Surplus Act in 1969, was continued under the Funds Control Act in 1979, and was changed to a Special Account under the Special Accounts Appropriation and Control Act. The account promotes the physical fitness of residents of the province and their participation in amateur sport. Interest earned on the account balance is credited to the account as revenue. Expenses consist of government transfers to physical fitness and amateur sports projects, groups and organizations, and awards to individuals. Administration costs are provided through the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	2,119	2,119
OPERATING TRANSACTIONS
Revenue	2,200	1,700
Expense	(2,200)	(1,700)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	2,119	2,119

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2009/10 is based on the 2008/09 Public Accounts.

MINISTRY OF HOUSING AND SOCIAL DEVELOPMENT

The mission of the Ministry of Housing and Social Development is to focus on the customer by transforming the way we deliver services using effective and outcome-based practices and by working in collaboration with ministries, other levels of government and service agencies.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2009/10(1)	2010/11
VOTED APPROPRIATION
Vote 39 — Ministry Operations	2,669,286	2,719,996

STATUTORY APPROPRIATION
Housing Endowment Fund Special Account	10,000	10,000

OPERATING EXPENSES	2,679,286	2,729,996

CAPITAL EXPENDITURES (2)	41,800	34,414
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2009/10 expenses and capital expenditures have been restated to be consistent with the presentation of 2010/11 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF HOUSING AND SOCIAL DEVELOPMENT

CORE BUSINESS SUMMARY

($000)

	2009/10	2010/11 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Income Assistance	1,523,652	1,593,933	(12,490)	1,581,443
Employment	82,843	367,683	(295,830)	71,853
Housing	357,528	348,816	(1)	348,815
Community Living British Columbia	668,224	681,554	—	681,554
Gaming Policy and Enforcement	17,493	246,013	(228,772)	17,241
Liquor Control and Licensing	1	9,392	(9,391)	1
Employment and Assistance Appeal Tribunal	1,629	1,629	—	1,629
Executive and Support Services	17,916	17,500	(40)	17,460
Housing Endowment Fund Special Account	10,000	10,000	—	10,000

TOTAL OPERATING EXPENSES	2,679,286	3,276,520	(546,524)	2,729,996

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	41,800	34,414	—	34,414

TOTAL CAPITAL EXPENDITURES	41,800	34,414	—	34,414

MINISTRY OF HOUSING AND SOCIAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 39 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following eight core businesses: Income Assistance, Employment, Housing, Community Living British Columbia, Gaming Policy and Enforcement, Liquor Control and Licensing, Employment and Assistance Appeal Tribunal, and Executive and Support Services.

INCOME ASSISTANCE

Voted Appropriations
Temporary Assistance	466,809	484,508
Disability Assistance	773,202	815,281
Supplementary Assistance	283,641	281,654
	1,523,652	1,581,443

Voted Appropriations Description: This sub-vote provides for temporary assistance, disability assistance, and health and other supports for family units of eligible individuals in accordance with the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act. This sub-vote provides for the operations and administration of employment-related programs to support individuals with multiple barriers and disabilities. This sub-vote also provides for support services and direct operating costs. Recoveries are received from ministries, other levels of government, Bus Pass Program user fees, assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and from repayable assistance and overpayments.

EMPLOYMENT

Voted Appropriations
Employment Programs	82,842	71,852
Labour Market Development Agreement	1	1
	82,843	71,853

Voted Appropriations Description: This sub-vote provides for the operations and administration of programs to assist eligible individuals to find sustainable employment. This sub-vote also provides for the operations and administration of employment-related programs to support individuals with multiple barriers and disabilities. Recoveries may be received from parties external to government under cost sharing agreements for programs.

HOUSING

Voted Appropriations
Housing	348,132	339,390
Building and Safety Policy	1,988	1,994
Residential Tenancy	7,408	7,431
	357,528	348,815

Voted Appropriations Description: This sub-vote provides for housing policy development and program delivery; building and safety policy development and advice respecting the regulatory framework for the built environment; and residential tenancy branch operations including facilitating the resolution of landlord and tenant disputes. This sub-vote provides for the administration of the British Columbia Building and Fire Codes, the Building Code Appeal Board under the Local Government Act, the Homeowner Protection Act, the Safety Standards Act, the Safety Authority Act, the Residential Tenancy Act and the Manufactured Home Park Tenancy Act. Transfers are provided to BC Housing Management Commission to develop, repair, operate, subsidize and maintain safe and affordable housing and shelter options. Transfers are also made to ministries, organization, agencies and individuals for housing research and for building and safety research. Costs are recovered from other levels of government, agencies, organizations and individuals for services provided within this sub-vote.

MINISTRY OF HOUSING AND SOCIAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

COMMUNITY LIVING BRITISH COLUMBIA

Voted Appropriation
Community Living British Columbia	668,224	681,554

Voted Appropriation Description: This sub-vote provides for general support and advice to the Minister regarding Adult Community Living Services including funding for the Office of the Service Quality Advocate and includes transfer payments to Community Living British Columbia for the governance, management, operations, and delivery of services and support to adults with developmental disabilities. Payments for the provision of these services are in accordance with the Community Living Authority Act.

GAMING POLICY AND ENFORCEMENT

Voted Appropriations
Gaming Policy and Enforcement Operations	17,492	17,240
Distribution of Gaming Proceeds	1	1
	17,493	17,241

Voted Appropriations Description: This sub-vote provides for the administration of all gaming (including horse racing and lotteries) in the province and includes development and administration of legislation, policy, standards, regulations, licensing gaming events, oversight of horse racing events and teletheatres, registration, equipment and product certification, auditing all forms of gambling activities for compliance, investigation and enforcement activities concerning legal gaming venues and illegal gaming, the management of the Province’s gaming initiatives, the Province’s responsible gambling strategy and problem gambling program, and the distribution of gaming proceeds. External recoveries are received from revenues paid into the Consolidated Revenue Fund by the British Columbia Lottery Corporation, from processing fees for gaming event licence applications, from the Canadian Pari-Mutuel Agency for horse race testing, and from gaming registrants for direct costs incurred in the processing of registration applications. Internal recoveries are received from Policing and Community Safety, Ministry of Public Safety and Solicitor General, for illegal gaming initiatives.

LIQUOR CONTROL AND LICENSING

Voted Appropriation
Liquor Control and Licensing	1	1

Voted Appropriation Description: This sub-vote provides for the overall policy development, administration, licensing and enforcement in support of the Liquor Control and Licensing Act and Regulations including administrative oversight of retail liquor outlets appointed under Section 18(5) of the Liquor Distribution Act to establish and operate an on-going program to reduce the incidence of underage drinking. External recoveries are received from licensing applications, renewal and change request fees, and from the Liquor Distribution Branch.

EMPLOYMENT AND ASSISTANCE APPEAL TRIBUNAL

Voted Appropriation
Employment and Assistance Appeal Tribunal	1,629	1,629

Voted Appropriation Description: This sub-vote provides for salaries, benefits, allowances, operating and related expenses of the Employment and Assistance Appeal Tribunal, which provides for an independent and impartial appeal of the ministry’s reconsideration decisions. The Employment and Assistance Appeal Tribunal is a single-level, regionally-based appeal system established under the Employment and Assistance Act. Ministry clients that are dissatisfied with the outcome of the ministry’s reconsideration decisions may appeal to the Employment and Assistance Appeal Tribunal. Costs are recovered from ministries for services provided within this sub-vote.

MINISTRY OF HOUSING AND SOCIAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	415	554
Corporate Services	17,501	16,906
	17,916	17,460

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Housing and Social Development. It provides for executive direction of the ministry and administrative services for the operating programs of the ministry. This includes strategic and business planning, financial administration and budget coordination, human resources, asset and risk management, information technology, and records management. This sub-vote also provides for corporate and community based service delivery, including services provided by ministries and agencies on behalf of the ministry. Costs are recovered from ministries and from parties external to government for services provided for within this sub-vote.

VOTE 39 — MINISTRY OPERATIONS	2,669,286	2,719,996

MINISTRY OF HOUSING AND SOCIAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

STATUTORY — SPECIAL ACCOUNT

This statutory appropriation provides for programs and operations of the following special account: Housing Endowment Fund.

HOUSING ENDOWMENT FUND

Statutory Appropriation
Housing Endowment Fund Special Account	10,000	10,000

Statutory Appropriation Description: This statutory appropriation provides for the Housing Endowment Fund Special Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	160,353	155,800
Operating Costs	33,441	31,766
Government Transfers	3,094,243	3,082,136
Other Expenses	8,209	6,958
Internal Recoveries	(390)	(140)
External Recoveries	(616,570)	(546,524)
TOTAL OPERATING EXPENSES	2,679,286	2,729,996

MINISTRY OF HOUSING AND SOCIAL DEVELOPMENT

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2009/10	2010/11

HOUSING ENDOWMENT FUND

This account was established as a special account effective April 1, 2007 under the Special Account Appropriations and Control Act. The account exists for purposes relating to innovation in affordable, social or supportive housing and in housing development and management. The account operates as an endowment fund with a restricted balance of $250 million, that is not permitted to be spent. Net earnings of the account are credited to the account as revenue. Expenses of the account consist of grants in support of authorized housing initiatives.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	6,908	4,408
OPERATING TRANSACTIONS
Revenue	7,500	7,500
Expense	(10,000)	(10,000)
Net Revenue (Expense)	(2,500)	(2,500)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	4,408	1,908

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2009/10 is based on the 2008/09 Public Accounts.

MINISTRY OF LABOUR

The mission of the Ministry of Labour is to ensure that employers, workers and unions understand and apply B.C.’s labour laws, and to promote labour stability and protect workers by balancing the interests of employers and workers.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2009/10(1)	2010/11
VOTED APPROPRIATION
Vote 40 — Ministry Operations	17,352	16,460

OPERATING EXPENSES	17,352	16,460
CAPITAL EXPENDITURES (2)	1,600	1,003
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)          For comparative purposes only, figures shown for the 2009/10 expenses and capital expenditures have been restated to be consistent with the presentation of 2010/11 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of capital expenditures are presented in Schedule C.

(3)          Details of loans, investments and other requirements are presented in Schedule D.

(4)          Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF LABOUR

CORE BUSINESS SUMMARY

($000)

	2009/10	2010/11 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Labour Programs	14,110	39,180	(25,700)	13,480
Executive and Support Services	3,242	3,694	(714)	2,980

TOTAL OPERATING EXPENSES	17,352	42,874	(26,414)	16,460

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1,600	1,003	—	1,003

TOTAL CAPITAL EXPENDITURES	1,600	1,003	—	1,003

MINISTRY OF LABOUR

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 40 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following two core businesses: Labour Programs, and Executive and Support Services.

LABOUR PROGRAMS

Voted Appropriations
Employment Standards	8,900	8,525
Labour Relations Board	5,209	4,954
WorkSafe BC	1	1
	14,110	13,480

Voted Appropriations Description: This sub-vote provides for services promoting harmonious labour and employment relations including: oversight of the Employment Standards Act and the Labour Relations Code, the administration of the Employment Standards Act, the operations of the Workers’ Compensation Appeal Tribunal, Compensation Advisory Services, the Labour Relations Board, including funding for the Employment Standards Tribunal and other labour relations initiatives. Costs associated with the Workers’ Compensation Appeal Tribunal and Compensation Advisory Services are fully recovered from the Accident Fund established pursuant to the Workers’ Compensation Act. Recoveries are received from parties internal and external to government for services provided within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	445	445
Corporate Services	2,797	2,535
	3,242	2,980

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Labour and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff. It also provides for executive direction of the ministry and administrative support services including legislative and policy support, corporate planning, and performance management. Certain management services are provided by the Ministry of Finance. Recoveries are received from parties external to government for services provided within this sub-vote.

VOTE 40 — MINISTRY OPERATIONS	17,352	16,460

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	35,901	35,381
Operating Costs	6,651	6,583
Other Expenses	1,215	911
Internal Recoveries	(1)	(1)
External Recoveries	(26,414)	(26,414)
TOTAL OPERATING EXPENSES	17,352	16,460

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

The mission of the Ministry of Public Safety and Solicitor General is to maintain and enhance public safety in every community across the province.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2009/10(1)	2010/11
VOTED APPROPRIATIONS
Vote 41 — Ministry Operations	562,573	572,162
Vote 42 — Emergency Program Act	20,302	14,559

STATUTORY APPROPRIATIONS
Civil Forfeiture Account Special Account	—	—
Corrections Work Program Account Special Account	1,292	1,281
Forfeited Crime Proceeds Fund Special Account	—	—
Victim Surcharge Special Account	13,024	13,524

OPERATING EXPENSES	597,191	601,526
CAPITAL EXPENDITURES (2)	8,826	5,826
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)          For comparative purposes only, figures shown for the 2009/10 expenses and capital expenditures have been restated to be consistent with the presentation of 2010/11 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of capital expenditures are presented in Schedule C.

(3)          Details of loans, investments and other requirements are presented in Schedule D.

(4)          Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

CORE BUSINESS SUMMARY

($000)

	2009/10	2010/11 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Corrections	190,688	198,548	(5,644)	192,904
Policing and Community Safety	282,362	319,030	(24,861)	294,169
Victim Services and Crime Prevention	42,204	42,605	(731)	41,874
Emergency Management BC	29,442	31,640	(4,727)	26,913
Office of the Superintendent of Motor Vehicles	4,892	9,107	(4,399)	4,708
Executive and Support Services	12,985	11,695	(101)	11,594
Emergency Program Act	20,302	14,559	—	14,559
Civil Forfeiture Account Special Account	—	2,095	(2,095)	—
Corrections Work Program Account Special Account	1,292	1,281	—	1,281
Forfeited Crime Proceeds Fund Special Account	—	—	—	—
Victim Surcharge Special Account	13,024	13,524	—	13,524

TOTAL OPERATING EXPENSES	597,191	644,084	(42,558)	601,526

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	8,826	5,826	—	5,826

TOTAL CAPITAL EXPENDITURES	8,826	5,826	—	5,826

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 41 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Corrections, Policing and Community Safety, Victim Services and Crime Prevention, Emergency Management BC, Office of the Superintendent of Motor Vehicles, and Executive and Support Services.

CORRECTIONS

Voted Appropriation
Corrections	190,688	192,904

Voted Appropriation Description: This sub-vote provides for the management of remanded and sentenced adult offenders in custody and in the community, immigration detainees, and for planning and management of correctional programs. This sub-vote also provides for responding to cross-government strategic priorities. External recoveries are received from other levels of government for purposes which include housing and supervision of federal offenders, immigration detainees, community services required for Vancouver Drug Treatment Court, Native Courtworker Programs, and for services provided to other jurisdictions in community supervision of offenders. Internal recoveries are received from ministries for purposes including medical sessions and systems related costs.

POLICING AND COMMUNITY SAFETY

Voted Appropriation
Policing and Community Safety	282,362	294,169

Voted Appropriation Description: This sub-vote provides for superintending policing and law enforcement in the province, management of contract policing and developing and delivering initiatives to maintain safe and secure communities. It also provides for security industry regulations, and other protective programs. External recoveries are received from other levels of government, the Insurance Corporation of British Columbia, the Vancouver Port Corporation, and individuals and organizations covered by the Criminal Records Review Act for services described within this sub-vote. Internal recoveries are received from ministries for the enhanced policing of highway maintenance zones and forest service recreation sites.

VICTIM SERVICES AND CRIME PREVENTION

Voted Appropriation
Victim Services and Crime Prevention	42,204	41,874

Voted Appropriation Description: This sub-vote provides for direct services to support victims of crime, counselling and outreach services for women and children impacted by violence and financial assistance and benefits to assist victims in their recovery from the impacts of violent crime. In addition, it provides for support to communities to prevent crime, violence and victimization. External recoveries are received from other levels of government. Internal recoveries are received from the Victim Surcharge Special Account for victim service programs and crime prevention initiatives.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

EMERGENCY MANAGEMENT BC

Voted Appropriations
Integrated Planning and Mitigation	9,674	7,471
Provincial Emergency Program	4,888	4,756
Office of the Fire Commissioner	1,859	1,810
BC Coroners Service	13,021	12,876
	29,442	26,913

Voted Appropriations Description: This sub-vote provides for costs related to emergency planning, mitigation, response and recovery activities including flood, fire and other hazard mitigation, assurance of critical infrastructure, business continuity, integrated public safety planning readiness for response to multiple fatality incidents and coroners services. The Provincial Emergency Program coordinates provincial emergency planning, preparedness, response and recovery; and promotes the development of emergency management capacity by BC communities. The Office of the Fire Commissioner implements fire safety regulations and activities which promote fire safety and oversees major fire investigations and response to major wildland urban interface fire emergencies. The BC Coroners Service provides for investigations of unnatural, sudden and unexpected deaths in the province; ensuring that the relevant facts are made a matter of public record; identifying and advancing recommendations aimed at prevention of death in the future under similar circumstances; and reporting on issues affecting prevention of child death and promoting child safety. External recoveries are received from other levels of government and Crown agencies for services described within this sub-vote. Internal recoveries are received from ministries for services described within this sub-vote.

OFFICE OF THE SUPERINTENDENT OF MOTOR VEHICLES

Voted Appropriation
Office of the Superintendent of Motor Vehicles	4,892	4,708

Voted Appropriation Description: This sub-vote provides for leading and supporting government traffic safety initiatives, administration of driver regulatory and traffic safety programs, setting driver licencing policy, monitoring and regulating unfit drivers, conducting appeals of driving prohibitions and conducting hearings and reviews of Insurance Corporation of British Columbia decisions respecting driver licence sanctions, driver training schools, driver trainer licences and other driver related programs administered by the Office of the Superintendent of Motor Vehicles. External recoveries are received from Crown corporations, appeal fees and program fees for services described within this sub-vote. Internal recoveries may be received from ministries for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	612	604
Corporate Services	12,373	10,990
	12,985	11,594

Voted Appropriations Description: This sub-vote provides for the office of the Solicitor General, Deputy Ministers’ offices, executive, strategic and administrative support for the ministry including financial, facilities management, human resource organizational development, information and systems management, and service planning. This sub-vote also provides for policy development and other initiatives sponsored by the Solicitor General, including oversight of delegated consumer protection agencies and the Office to Combat Trafficking in Persons. External recoveries are received from organizations and individuals for services provided within this sub-vote; and pursuant to court and consent orders, for costs associated with investigations and consumer restitution. Internal recoveries are received from ministries for special public safety initiatives.

VOTE 41 — MINISTRY OPERATIONS	562,573	572,162

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 42 — EMERGENCY PROGRAM ACT

This vote provides for programs and operations described in the voted appropriations under the core business: Emergency Program Act

EMERGENCY PROGRAM ACT

Voted Appropriation
Emergency Program Act	20,302	14,559

Voted Appropriation Description: This sub-vote provides for ministry programs and operations described in the Emergency Program Act, which provides for response to and recovery from emergencies and disasters, and for hazard mitigation initiatives.

VOTE 42 — EMERGENCY PROGRAM ACT	20,302	14,559

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the following special accounts: Civil Forfeiture Account, Corrections Work Program Account, Forfeited Crime Proceeds Fund, and Victim Surcharge Special Account.

CIVIL FORFEITURE ACCOUNT

Statutory Appropriation
Civil Forfeiture Account Special Account	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Civil Forfeiture Account Special Account which is governed under the Civil Forfeiture Act.

CORRECTIONS WORK PROGRAM ACCOUNT

Statutory Appropriation
Corrections Work Program Account Special Account	1,292	1,281

Statutory Appropriation Description: This statutory appropriation provides for the Corrections Work Program Account Special Account which is governed under the Correction Act.

FORFEITED CRIME PROCEEDS FUND

Statutory Appropriation
Forfeited Crime Proceeds Fund Special Account	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Forfeited Crime Proceeds Fund Special Account which is governed under the Special Accounts Appropriation and Control Act.

VICTIM SURCHARGE SPECIAL ACCOUNT

Statutory Appropriation
Victim Surcharge Special Account	13,024	13,524

Statutory Appropriation Description: This statutory appropriation provides for the Victim Surcharge Special Account which is governed under the Victims of Crime Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	185,184	186,291
Operating Costs	54,222	49,657
Government Transfers	404,974	408,124
Other Expenses	13,137	13,166
Internal Recoveries	(14,092)	(13,154)
External Recoveries	(46,234)	(42,558)
TOTAL OPERATING EXPENSES	597,191	601,526

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2009/10	2010/11

CIVIL FORFEITURE ACCOUNT

This account was established by the Civil Forfeiture Act in 2005. The purpose of the account is to suppress economic incentives resulting from unlawful activities and to fund crime prevention, crime remediation, and victim compensation initiatives. The fund is established to distribute proceeds of assets forfeited to the Crown under the Act. Revenue represents any excess of recoveries to expenditures in a given fiscal year. Expenses are limited to those permitted within the scope of the Act and include administration of the Act. Recoveries are received from proceeds from judgments or settlements of concluded legal proceedings.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	33	1,048
OPERATING TRANSACTIONS
Revenue	100	1,675
Expense	(3,278)	(2,095)
Internal and External Recoveries	3,278	2,095
Net Revenue (Expense)	100	1,675
Difference Between 2009/10 Estimates and Projected Actual Net Revenue (Expense)	912
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed (3)	3	3
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	1,048	2,726

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2009/10 is based on the 2008/09 Public Accounts.

(3)          The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2009/10	2010/11

CORRECTIONS WORK PROGRAM ACCOUNT

This account was established by the Miscellaneous Statutes Amendment Act (No.2) 1987, and is governed under the Correction Act. The purpose of the account is to assist inmates in acquiring skills and to encourage them to develop good work habits. Revenue represents proceeds from the sale of goods and services produced by inmates. Expenses are for supplies and costs related to the Corrections Work Program. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	3,157	3,142
OPERATING TRANSACTIONS
Revenue	600	650
Expense	(1,292)	(1,281)
Transfer from Ministry Operations Vote	650	650
Net Revenue (Expense)	(42)	19
Difference Between 2009/10 Estimates and Projected Actual Net Revenue (Expense)	(33)
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed (3)	60	60
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	3,142	3,221

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2009/10 is based on the 2008/09 Public Accounts.

(3)          The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2009/10	2010/11

FORFEITED CRIME PROCEEDS FUND

This account was established by the Special Accounts Appropriation and Control Act in 1988, as amended by the Attorney General Amendment Act in 1989. The purpose of this account is to dispose of property forfeited from criminal offences in a manner to facilitate the administration of criminal justice and law enforcement in the province. Revenue represents forfeited proceeds of crimes. The Solicitor General determines expenses to be made from the account; however, under the terms of a protocol agreement, expenses from previous years’ revenues can be made only with the approval of the Minister of Finance. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	951	953
OPERATING TRANSACTIONS
Revenue	—	—
Expense	—	—
Net Revenue (Expense)	—	—
Difference Between 2009/10 Estimates and Projected Actual Net Revenue (Expense)	2
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	953	953

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2009/10 is based on the 2008/09 Public Accounts.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2009/10	2010/11

VICTIM SURCHARGE SPECIAL ACCOUNT

This account was established by the Victims of Crime Act in 1996. The purpose of the account is to fund services to victims of crime as provided for in the Act. Revenue represents proceeds from a victim surcharge levy on fines from all provincial offences, both court-imposed fines and those which result in a violation ticket. Revenue also includes proceeds from the federal victim surcharge levy on offences imposed by the court under the Criminal Code of Canada and interest earned on the balance of the fund. Expenses are for justice system obligations to victims of crime under the Act, including administration costs for both the Ministry of Attorney General and the Ministry of Public Safety and Solicitor General. Any remaining funds may be expended on initiatives which may benefit victims of crime. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	47,140	46,416
OPERATING TRANSACTIONS
Revenue	11,800	12,300
Expense	(13,024)	(13,524)
Net Revenue (Expense)	(1,224)	(1,224)
Difference Between 2009/10 Estimates and Projected Actual Net Revenue (Expense)	500
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	46,416	45,192

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2009/10 is based on the 2008/09 Public Accounts.

MINISTRY OF SMALL BUSINESS, TECHNOLOGY AND ECONOMIC DEVELOPMENT

The mission of the Ministry of Small Business, Technology and Economic Development is to build the best performing economy in Canada by maximizing economic opportunities throughout the province, facilitating job and wealth creation, fostering innovation, supporting small business, improving economic competitiveness, sustaining economic growth, and promoting trade and investment in British Columbia.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2009/10(1)	2010/11
VOTED APPROPRIATION
Vote 43 — Ministry Operations	38,187	47,426

STATUTORY APPROPRIATION
Innovative Clean Energy Fund Special Account	24,948	14,948

OPERATING EXPENSES	63,135	62,374
CAPITAL EXPENDITURES (2)	901	774
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)          For comparative purposes only, figures shown for the 2009/10 expenses and capital expenditures have been restated to be consistent with the presentation of 2010/11 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of capital expenditures are presented in Schedule C.

(3)          Details of loans, investments and other requirements are presented in Schedule D.

(4)          Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF SMALL BUSINESS, TECHNOLOGY AND ECONOMIC DEVELOPMENT

CORE BUSINESS SUMMARY

($000)

	2009/10	2010/11 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Asia Pacific Trade and Investment	11,709	20,101	(2)	20,099
Small Business, Research and Competitiveness	17,036	18,124	(2)	18,122
Executive and Support Services	9,442	9,207	(2)	9,205
Innovative Clean Energy Fund Special Account	24,948	14,948	—	14,948

TOTAL OPERATING EXPENSES	63,135	62,380	(6)	62,374

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	901	774	—	774

TOTAL CAPITAL EXPENDITURES	901	774	—	774

MINISTRY OF SMALL BUSINESS, TECHNOLOGY AND ECONOMIC DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 43 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Asia Pacific Trade and Investment; Small Business, Research and Competitiveness; and Executive and Support Services.

ASIA PACIFIC TRADE AND INVESTMENT

Voted Appropriation
Asia Pacific Trade and Investment	11,709	20,099

Voted Appropriation Description: This sub-vote provides for facilitating trade and investment in strategic sectors and industries in all regions of the province; showcasing British Columbia at national and international events; the operation of the province’s international network of trade and investment representatives and offices; implementing strategies and funding organizations to promote British Columbia and achieve improvements in specific areas such as trade, investment, science and technology; planning and managing trade missions to profile British Columbia in key markets and priority sectors; and assisting the private sector to leverage identified marketing opportunities. Costs related to the provision of supplies and services may be recovered from ministries, Crown agencies and other levels of government, organizations, businesses and individuals.

SMALL BUSINESS, RESEARCH AND COMPETITIVENESS

Voted Appropriation
Small Business, Research and Competitiveness	17,036	18,122

Voted Appropriation Description: This sub-vote provides for development of comprehensive economic and competitiveness strategies; working with investors to facilitate economic development and job creation; delivering venture capital programming; developing strategies; negotiating positions, policy options and advice for government and industry; implementing provincial trade obligations and priorities; providing strategic direction to remove barriers to business, advancing economic development and increasing productivity and competitiveness; directing economic and sector analysis; and providing financial support for projects, initiatives and trusts that support economic growth and diversification throughout the province; establishing and operating a Small Business Roundtable; and advancing research and innovation. This sub-vote also provides funding for projects, products and tools to support small business success. Costs related to the provision of supplies and services may be recovered from ministries, Crown agencies and other levels of government, organizations, businesses and individuals.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	557	565
Corporate Services	8,885	8,640
	9,442	9,205

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Small Business, Technology and Economic Development, administration, and ministry executive support including the deputy ministers’ offices, financial and human resources, legislation and administrative services, library operations, records management, and information systems. This sub-vote provides for the salary and expenses of the Parliamentary Secretary for the Asia-Pacific Initiative and services to enhance regulatory reform under the Straightforward BC platform. This sub-vote also provides for administrative support services for the Ministry of Energy, Mines and Petroleum Resources. Costs related to the provision of supplies and services may be recovered from ministries, Crown agencies and other levels of government, organizations, businesses and individuals.

VOTE 43 — MINISTRY OPERATIONS	38,187	47,426

MINISTRY OF SMALL BUSINESS, TECHNOLOGY AND ECONOMIC DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

STATUTORY — SPECIAL ACCOUNT

This statutory appropriation provides for programs and operations of the following special account: Innovative Clean Energy Fund.

INNOVATIVE CLEAN ENERGY FUND

Statutory Appropriation
Innovative Clean Energy Fund Special Account	24,948	14,948

Statutory Appropriation Description: This statutory appropriation provides for the Innovative Clean Energy Fund Special Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	16,383	17,264
Operating Costs	13,107	18,009
Government Transfers	33,619	27,075
Other Expenses	36	36
Internal Recoveries	(4)	(4)
External Recoveries	(6)	(6)
TOTAL OPERATING EXPENSES	63,135	62,374

MINISTRY OF SMALL BUSINESS, TECHNOLOGY AND ECONOMIC DEVELOPMENT

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2009/10	2010/11

INNOVATIVE CLEAN ENERGY FUND

This account was created by the Finance Statutes (Innovative Clean Energy Fund) Amendment Act in 2007, and is continued under the Special Accounts Appropriation and Control Act. The purpose is to accelerate the commercialization of clean energy technologies through projects that address provincial energy and environmental priorities, and that have international market potential; or to demonstrate the viability of commercial technologies not currently being used in British Columbia. Revenues credited to the account include levies applied to all final purchases of specified ‘energy products’ in British Columbia under section 68.01 of the Social Services Tax Act and interest earned on the fund balance. Expenses are recovered from the revenues earned in the fund. Costs incurred support administration and operating activities necessary to fund projects, programs and/or initiatives that address specific British Columbia energy priorities, or environmental issues that have been identified by government and do one of the following: accelerate the commercialization of pre-commercial clean energy technologies, or adoption of clean energy technologies not currently used in British Columbia; reduce the environmental impact of the use, production, generation, storage, transmission, delivery, provision, or conversion of energy; demonstrate or promote British Columbia clean energy technologies with international market potential; reduce the cost or improve the reliability of clean energy sources or associated technology; and/or support energy efficiency or conservation.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	35,162	35,162
OPERATING TRANSACTIONS
Revenue	25,000	6,000
Expense	(24,948)	(14,948)
Net Revenue (Expense)	52	(8,948)
Difference Between 2009/10 Estimates and Projected Actual Net Revenue (Expense)	(52)
FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	35,162	26,214

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2009/10 is based on the 2008/09 Public Accounts.

MINISTRY OF TOURISM, CULTURE AND THE ARTS

The mission of the Ministry of Tourism, Culture and the Arts is to build strong partnerships that will foster sustainable tourism, diverse and creative economies and promote communities where people want to live, visit and invest.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2009/10(1)	2010/11

VOTED APPROPRIATION
Vote 44 — Ministry Operations	102,640	113,617

STATUTORY APPROPRIATION
BC Arts and Culture Endowment Special Account	1,500	1,500

OPERATING EXPENSES	104,140	115,117
CAPITAL EXPENDITURES (2)	1,434	6,305
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	300	600
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)          For comparative purposes only, figures shown for the 2009/10 expenses and capital expenditures have been restated to be consistent with the presentation of 2010/11 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of capital expenditures are presented in Schedule C.

(3)          Details of loans, investments and other requirements are presented in Schedule D.

(4)          Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF TOURISM, CULTURE AND THE ARTS

CORE BUSINESS SUMMARY

($000)

	2009/10	2010/11 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Tourism Development	18,889	9,960	(725)	9,235
BC Arts Council	1,628	9,379	—	9,379
Tourism Partnerships	—	24,300	(5,345)	18,955
Consumer Marketing	—	29,109	(2,150)	26,959
Strategy and Policy	2,672	3,996	(105)	3,891
BC Film Commission	1,235	956	(8)	948
Transfers to Crown Corporations and Agencies	75,308	39,508	—	39,508
Executive and Support Services	2,908	4,742	—	4,742
BC Arts and Culture Endowment Special Account	1,500	1,500	—	1,500

TOTAL OPERATING EXPENSES	104,140	123,450	(8,333)	115,117

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	1,434	6,305	—	6,305

TOTAL CAPITAL EXPENDITURES	1,434	6,305	—	6,305

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Tourism Development	300	600	—	600
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	300	600	—	600

MINISTRY OF TOURISM, CULTURE AND THE ARTS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 44 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following eight core businesses: Tourism Development, BC Arts Council, Tourism Partnerships, Consumer Marketing, Strategy and Policy, BC Film Commission, Transfers to Crown Corporations and Agencies, and Executive and Support Services.

TOURISM DEVELOPMENT

Voted Appropriation
Tourism Development	18,889	9,235

Voted Appropriation Description: This sub-vote provides for advancing tourism product and sector development; selling and the tenure of Crown land resources for development of all-season resorts, including expenses related to First Nations consultation and accommodation and unrecoverable project costs; maintenance and development of recreation sites and trails; working with and forming partnerships with industry, First Nations, not-for-profit organizations and other levels of government to enhance the business climate for tourism growth; and building awareness and implementing policies to facilitate the protection, conservation, and rehabilitation of heritage and archaeological sites under the Heritage Conservation Act in 1996. Costs are partially recovered from ministries and parties external to government for program services provided for within this sub-vote.

BC ARTS COUNCIL

Voted Appropriation
BC Arts Council	1,628	9,379

Voted Appropriation Description: This sub-vote provides for administration and delivery of government programs under the Arts Council Act and administration of the BC 150 Cultural Fund sub-account.

TOURISM PARTNERSHIPS

Voted Appropriation
Tourism Partnerships	—	18,955

Voted Appropriation Description: This sub-vote provides for the implementation of integrated planning and marketing programs through regional, city, community and sectoral partnership programs, including British Columbia Magazine; and connecting the consumer with tourism product and information through various distribution channels including Visitor Centres, a telephone line and website. Costs are recovered from parties external to government for program services provided for within this sub-vote.

CONSUMER MARKETING

Voted Appropriation
Consumer Marketing	—	26,959

Voted Appropriation Description: This sub-vote provides for the promotion of growth and development in the tourism industry through the operation of an international network of tourism representatives and offices, and the development of consumer and trade promotion strategies for British Columbia as a preferred travel destination in key geographic markets. Costs are recovered from parties external to government for program services provided for within this sub-vote.

MINISTRY OF TOURISM, CULTURE AND THE ARTS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

STRATEGY AND POLICY

Voted Appropriation
Strategy and Policy	2,672	3,891

Voted Appropriation Description: This sub-vote provides for the implementation and financing of the provincial plan and policies for sustainable development of tourism, including implementing and funding strategies to promote British Columbia and achieve a significant increase in tourism; support for arts and cultural policy and programs; undertaking market and trend research; and support to the Secretariat for the Minister’s Council on Tourism. This sub-vote provides for the administration of the Arts Legacy Fund sub-account, held under the BC Arts and Culture Endowment Special Account. Costs are recovered from parties external to government for program services.

BC FILM COMMISSION

Voted Appropriation
BC Film Commission	1,235	948

Voted Appropriation Description: This sub-vote provides for support and funding for the promotion of British Columbia’s locations, production and post-production film-making, and film industry infrastructure for use by the world’s film, television and commercial industry. Costs are recovered from external organizations for program services.

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriations
Royal British Columbia Museum	12,166	12,166
British Columbia Pavilion Corporation	24,542	27,342
Tourism BC	38,600	—
	75,308	39,508

Voted Appropriations Description: This sub-vote provides for transfers to Crown Corporations and Agencies, including the Royal British Columbia Museum and British Columbia Pavilion Corporation.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	582	550
Corporate Services	2,326	4,192
	2,908	4,742

Voted Appropriations Description: This sub-vote provides for the offices of the Minister of Tourism, Culture and the Arts, including salaries, benefits, allowances and operating expenses for the minister and staff. This sub-vote also provides for executive direction for the ministry. Under an agreement, the Ministry of Community and Rural Development provides management services to the Ministry of Tourism, Culture and the Arts.

VOTE 44 — MINISTRY OPERATIONS	102,640	113,617

MINISTRY OF TOURISM, CULTURE AND THE ARTS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

STATUTORY — SPECIAL ACCOUNT

This statutory appropriation provides for programs and operations of the following special account: BC Arts and Culture Endowment.

BC ARTS AND CULTURE ENDOWMENT

Statutory Appropriation
BC Arts and Culture Endowment Special Account	1,500	1,500

Statutory Appropriation Description: This statutory appropriation provides for the BC Arts and Culture Endowment Special Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	13,262	24,094
Operating Costs	3,863	39,772
Government Transfers	87,240	58,939
Other Expenses	645	646
Internal Recoveries	(1)	(1)
External Recoveries	(869)	(8,333)
TOTAL OPERATING EXPENSES	104,140	115,117

MINISTRY OF TOURISM, CULTURE AND THE ARTS

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2009/10	2010/11

BC ARTS AND CULTURE ENDOWMENT

This account was established as a special account effective April 1, 2008 under the Special Accounts Appropriation and Control Act. This account contains two sub-accounts, the BC 150 Cultural Fund and the Arts Legacy Fund. The BC 150 Cultural Fund sub-account operates as an endowment fund with a restricted balance of $150 million, which is not permitted to be spent. This sub-account will provide support for arts and culture in British Columbia as recommended by the BC Arts Council. The Arts Legacy Fund sub-account also operates as an endowment fund with a restricted balance of $20 million, which is not permitted to be spent. Expenses consist of government grants to organizations and artists to support the creation, development or presentation of works of art at events or venues the Minister considers will provide significant exposure to those works of art. Interest or earning paid on the sub-accounts will be credited to the sub-accounts as revenue.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	980	780
OPERATING TRANSACTIONS
Revenue	1,300	2,100
Expense	(1,500)	(1,500)
Net Revenue (Expense)	(200)	600

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—

PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	780	1,380

NOTES

(1)          A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.

(2)          The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2009/10 is based on the 2008/09 Public Accounts.

MINISTRY OF TOURISM, CULTURE AND THE ARTS

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2009/10	2010/11

TOURISM DEVELOPMENT

TOURISM DEVELOPMENT — Disbursements represent expenditures for preparing land development plans, survey costs, and costs of developing land for sale and tenure disposition to resort developers. Administration costs are funded through the ministry’s voted appropriations.

Receipts	—	—
Disbursements	300	600
Net Cash Source (Requirement)	(300)	(600)

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

The mission of the Ministry of Transportation and Infrastructure is to create an integrated and safe transportation network that incorporates all modes of transport, reflects regional priorities, and provides a strong foundation for economic growth; and to maintain and improve the provincial highway system, ensuring the safe and efficient movement of people and goods provincially, nationally, and internationally.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2009/10(1)	2010/11
VOTED APPROPRIATIONS
Vote 45 — Ministry Operations	734,201	752,814

OPERATING EXPENSES	734,201	752,814
CAPITAL EXPENDITURES (2)	2,981	4,273
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)          For comparative purposes only, figures shown for the 2009/10 expenses and capital expenditures have been restated to be consistent with the presentation of 2010/11 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of capital expenditures are presented in Schedule C.

(3)          Details of loans, investments and other requirements are presented in Schedule D.

(4)          Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

CORE BUSINESS SUMMARY

($000)

	2009/10	2010/11 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Transportation and Infrastructure Improvements	11,917	890,008	(879,656)	10,352
Public Transportation	250,673	564,929	(291,480)	273,449
Highway Operations	461,644	814,335	(355,092)	459,243
Commercial Passenger Transportation Regulation	1,755	1,756	(1)	1,755
Executive and Support Services	8,212	8,593	(578)	8,015

TOTAL OPERATING EXPENSES	734,201	2,279,621	(1,526,807)	752,814

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Highway Operations	2,981	4,273	—	4,273

TOTAL CAPITAL EXPENDITURES	2,981	4,273	—	4,273

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 45 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Transportation and Infrastructure Improvements, Public Transportation, Highway Operations, Commercial Passenger Transportation Regulation, and Executive and Support Services.

TRANSPORTATION AND INFRASTRUCTURE IMPROVEMENTS

Voted Appropriations
Transportation Policy and Legislation	1,335	1,335
Planning, Engineering and Construction	2,683	2,677
Partnerships	1	1
Port and Airport Development	7,538	5,979
Enhancing Economic Development	360	360
	11,917	10,352

Voted Appropriations Description:   This sub-vote provides for Transportation Policy and Legislation; Planning, Engineering, and Construction; Partnerships; Port and Airport Development; Pacific Gateway; and Infrastructure Development Initiatives. Major activities include: transportation, highway and corporate policy, and the development of legislation; highway planning; capital program development and monitoring; highway corridor investment strategies; quality management; access management; direction and management of projects; engineering, design, survey, construction, reconstruction, and property acquisition for provincial highways, roads, bridges, and tunnels; development and monitoring of public-private partnerships; land base management, including port and airport Land Act tenures; and, managing funding to communities to build and improve infrastructure that contributes to their sustainable development. This sub-vote also provides for transfers to other parties such as local governments to support transportation initiatives such as port and airport development and cycling networks. Recoveries are received from the BC Transportation Financing Authority, the Transportation Investment Corporation and other parties such as federal and municipal governments, private sector partners, and other ministries for costs incurred and works and services provided on their behalf.

PUBLIC TRANSPORTATION

Voted Appropriations
Public Transit	78,754	103,660
Coastal Ferry Services	171,919	169,789
	250,673	273,449

Voted Appropriations Description:   This sub-vote provides for annual government contributions and payments towards Public Transit and Coastal Ferry Services. These costs include operating transfers, grants, or payments toward expenses incurred for providing public passenger and transportation services in various communities throughout the province. This sub-vote includes provincial investments in transit capital infrastructure as well as operating expenses. Recoveries are received from the BC Transportation Financing Authority and other parties such as federal and municipal governments and private sector partners for costs incurred and works and services provided on their behalf.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

HIGHWAY OPERATIONS

Voted Appropriations
Maintenance, Asset Preservation and Traffic Operations	428,095	425,178
Commercial Vehicle Safety and Enforcement	23,995	24,047
Inland Ferries	9,554	10,018
	461,644	459,243

Voted Appropriations Description:   This sub-vote provides for Maintenance, Asset Preservation and Traffic Operations; Commercial Vehicle Safety and Enforcement; and Inland Ferries. Major activities include: regional, district and headquarters operations support; avalanche control; rock slope stabilization; traffic operations; development approvals; road and bridge surfacing; rehabilitation, replacement, seismic retrofit and safety improvements; electrical installations and upgrades; minor roadworks; inspection station operations; the administration and enforcement of commercial transport road safety programs and vehicle inspection and standards programs, truck licencing programs, and assists with the enforcement of commercial passenger transportation operations; payments to road and bridge maintenance contractors for the maintenance of highways, roads, bridge structures and tunnels; payments to contractors for pavement marking, electrical maintenance, and for the operation, maintenance and rehabilitation of inland ferries and ferry landings; and transfers to other parties such as local governments. Payments are received from the federal government pursuant to a contribution agreement for costs associated with the use of advanced technology for National Safety Code enforcement; and recoveries are received from the BC Transportation Financing Authority and other parties such as federal and municipal governments and private sector partners for costs incurred and works and services provided on their behalf.

COMMERCIAL PASSENGER TRANSPORTATION REGULATION

Voted Appropriations
Passenger Transportation Board	492	492
Passenger Transportation Branch	1,263	1,263
	1,755	1,755

Voted Appropriations Description:   This sub-vote provides for the Passenger Transportation Board and Passenger Transportation Branch. The Passenger Transportation Board approves applications to operate inter-city buses and passenger directed vehicles in British Columbia, and decides appeals on administrative sanctions imposed by the Registrar of Passenger Transportation. The Registrar of Passenger Transportation approves applications for those commercial passenger transportation operations, such as sightseeing buses and hotel and airport shuttles, which are not adjudicated by the Board. The Passenger Transportation Branch verifies safety requirements, conducts investigations, when required, and in cooperation with other programs and agencies, provides overall provincial coordination and direction for enforcement and compliance activities against both licenced and unlicenced operators. Recoveries are received from parties internal and external to the ministry for services or materials provided.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	549	541
Corporate Services	7,663	7,474
	8,212	8,015

Voted Appropriations Description:   This sub-vote provides for the office of the Minister of Transportation and Infrastructure and corporate services. This includes the deputy minister’s office, finance, administration, human resources, facilities management, information systems, service planning, performance measurement; and records management.  Recoveries are received from parties internal and external to the ministry for administrative services and materials provided.

VOTE 45 — MINISTRY OPERATIONS	734,201	752,814

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	114,951	115,235
Operating Costs	1,935,944	1,970,197
Government Transfers	212,276	192,389
Other Expenses	1,717	1,804
Internal Recoveries	(4)	(4)
External Recoveries	(1,530,683)	(1,526,807)
TOTAL OPERATING EXPENSES	734,201	752,814

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY

($000)

	Estimates	Estimates
	2009/10(1)	2010/11
VOTED APPROPRIATION
Vote 46 — Management of Public Funds and Debt	1,186,000	1,300,598

OPERATING EXPENSES	1,186,000	1,300,598

CAPITAL EXPENDITURES (2)	—	—
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)          For comparative purposes only, figures shown for the 2009/10 expenses and capital expenditures have been restated to be consistent with the presentation of 2010/11 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of capital expenditures are presented in Schedule C.

(3)          Details of loans, investments and other requirements are presented in Schedule D.

(4)          Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY

($000)

	2009/10	2010/11 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Cost of Borrowing for Government Operating and Capital Funding	1,185,997	1,323,831	(23,236)	1,300,595
Cost of Borrowing for Relending to Government Bodies	1	781,985	(781,984)	1
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	941	(940)	1
Cost of Warehouse Borrowing Program	1	32,620	(32,619)	1

TOTAL OPERATING EXPENSES	1,186,000	2,139,377	(838,779)	1,300,598

MANAGEMENT OF PUBLIC FUNDS AND DEBT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 46 — MANAGEMENT OF PUBLIC FUNDS AND DEBT

This vote provides for the cost of managing public funds and debt resulting from borrowing activities to finance provincial operating and capital requirements; borrowing on behalf of government bodies under the fiscal agency loan program, and entering certain financial agreements and commodity derivatives with or on behalf of government bodies; and borrowing for the warehouse program.

COST OF BORROWING FOR GOVERNMENT OPERATING AND CAPITAL FUNDING (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Government Operating and Capital Funding	1,185,997	1,300,595

Voted Appropriation Description:   This sub-vote provides for interest and all other costs, expenses, charges and fees associated with debt arising from borrowings or other credit arrangements. These include costs under related financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, incurred or assumed by the government for operating purposes or capital funding purposes. This sub-vote also provides for the cost of cash-flow management of the Consolidated Revenue Fund, payment services resulting from borrowing activities, and costs associated with business continuation planning in relation to debt management, banking and cash management functions. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, and revenue earned from sinking fund investments, prefunding operations and matched book transactions, are offset against the related expenditure. Costs associated with borrowings for the student loans program are recovered from the Ministry of Finance.

COST OF BORROWING FOR RELENDING TO GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Relending to Government Bodies	1	1

Voted Appropriation Description:   This sub-vote provides for interest and all other costs expenses, charges and fees, associated with debt arising from borrowings or other credit arrangements, including costs under related financial agreements (such as interest rate and currency swaps and forward rate agreements) incurred or assumed by the government for the purposes of the fiscal agency loan program. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related expenditure, and the remaining costs are fully recovered from government bodies or other authorized organizations.

COST OF FINANCIAL AGREEMENTS ENTERED INTO ON BEHALF OF GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	1

Voted Appropriation Description:   This sub-vote provides for all costs, expenses, charges and fees associated with financial agreements (such as interest rate and currency swaps and forward rate agreements) entered into by the government with or on behalf of government bodies or other authorized organizations other than such agreements related to fiscal agency loans. This sub-vote also provides for all costs, expenses, charges and fees associated with commodity derivatives entered into by the government with or on behalf of the government bodies or other authorized organizations. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives are offset against the related expenditure under those agreements or derivatives, and the remaining costs are fully recovered from government bodies or authorized organizations.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2009/10	2010/11

COST OF WAREHOUSE BORROWING PROGRAM (NET OF RECOVERIES)

Voted Appropriation
Cost of Warehouse Borrowing Program	1	1

Voted Appropriation Description:   This sub-vote provides for the costs associated with debt issued in advance of requirements including interest and all other costs, expenses, charges and fees. The debt is held in the program prior to allocation to a government purpose or for loans to a government body or other authorized organization. Interest and other earnings accrued from the investment of proceeds of borrowings while warehoused offsets interest and other costs associated with those borrowings. Recoveries from the use of financial agreements (such as interest rate and currency swaps, and forward rate agreements) are offset against the related interest expenditure.

VOTE 46 — MANAGEMENT OF PUBLIC FUNDS AND DEBT	1,186,000	1,300,598

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Other Expenses	2,057,608	2,152,566
Internal Recoveries	(8,964)	(13,189)
External Recoveries	(862,644)	(838,779)
TOTAL OPERATING EXPENSES	1,186,000	1,300,598

OTHER APPROPRIATIONS

SUMMARY

($000)

	Estimates	Estimates
	2009/10(1)	2010/11
VOTED APPROPRIATIONS
Vote 47 – Contingencies (All Ministries) and New Programs	500,000	450,000
Vote 48 – Capital Funding	1,212,840	1,750,696
Vote 49 – Commissions on Collection of Public Funds	1	1
Vote 50 – Allowances for Doubtful Revenue Accounts	1	1
Vote 51 – BC Family Bonus	8,758	6,379
Vote 52 – Environmental Appeal Board and Forest Appeals Commission	2,091	2,088
Vote 53 – Forest Practices Board	3,827	3,839

OPERATING EXPENSES	1,727,518	2,213,004

CAPITAL EXPENDITURES (2)	83,488	70,000
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)          For comparative purposes only, figures shown for the 2009/10 expenses and capital expenditures have been restated to be consistent with the presentation of 2010/11 Estimates. Schedule A presents a detailed reconciliation.

(2)          Details of capital expenditures are presented in Schedule C.

(3)          Details of loans, investments and other requirements are presented in Schedule D.

(4)          Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

OTHER APPROPRIATIONS

SUMMARY

($000)

	2009/10	2010/11 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	500,000	450,000	—	450,000
Capital Funding	1,212,840	1,750,696	—	1,750,696
Commissions on Collection of Public Funds	1	32,716	(32,715)	1
Allowances for Doubtful Revenue Accounts	1	93,152	(93,151)	1
BC Family Bonus	8,758	6,379	—	6,379
Environmental Appeal Board and Forest Appeals Commission	2,091	2,089	(1)	2,088
Forest Practices Board	3,827	3,839	—	3,839

TOTAL OPERATING EXPENSES	1,727,518	2,338,871	(125,867)	2,213,004

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	83,363	70,000	—	70,000
Environmental Appeal Board and Forest Appeals Commission	100	—	—	—
Forest Practices Board	25	—	—	—

TOTAL CAPITAL EXPENDITURES	83,488	70,000	—	70,000

OTHER APPROPRIATIONS

OPERATING EXPENSES BY VOTE

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 47 — CONTINGENCIES (ALL MINISTRIES) AND NEW PROGRAMS

(Minister of Finance)

This vote provides additional funding for items budgeted in other votes to accommodate the financial consequences of unanticipated and contingent events. Unanticipated events include developments during the year that could not be reasonably anticipated when the budget was prepared. Contingent events include developments that could be anticipated but not with enough certainty to make a reasonable estimate of budget costs, or where final costs are dependent on a pending decision by government or another party. This vote also provides for unanticipated events not budgeted in other votes, but which are consistent with the general purposes of those votes. This includes natural disasters, emergency relief and assistance for those in need. Ex gratia payments are also provided for in this vote. In addition, this vote provides for the funding of new government programs, including programs where the final allocations has not yet been determined.

OPERATING EXPENSES
General Programs	500,000	410,000
Climate Action and Clean Energy	—	20,000
2010 Sports and Arts Legacy	—	20,000
	500,000	450,000

CAPITAL EXPENDITURES
General Programs	83,363	70,000

VOTE 48 — CAPITAL FUNDING

(Minister of Advanced Education and Labour Market Development, Minister of Education, Minister of Health Services, Minister of Housing and Social Development and Minister of Finance)

This vote provides for grants to government organizations as defined in the Budget Transparency and Accountability Act for their capital expenditures. Those expenditures may include the capitalizable costs of land acquisition, new facilities, and renovations and improvements to existing facilities. Grants may only be made under this vote by the Minister of Advanced Education and Labour Market Development, the Minister of Education, the Minister of Health Services and the Minister of Housing and Social Development to government organizations whose operations fall within the respective portfolios of those ministers. The Minister of Finance may make grants under this vote to any government organization. The amount of this vote is allocated among the five responsible ministers as set out below. Treasury Board, by directive, may reallocate the amounts among these classes of government organizations to meet government priorities, including accelerated infrastructure projects. Reallocation of these amounts constitutes a revision to the expected results for the ministers impacted, which must be made public within 90 days.

OPERATING EXPENSES
Post Secondary Institutions (Minister of Advanced Education and Labour Market Development)	249,557	287,656
Schools (Minister of Education)	372,903	348,883
Health Facilities (Minister of Health Services)	298,811	427,427
Housing (Minister of Housing and Social Development)	144,464	208,380
Other Capital Projects (Minister of Finance)	147,105	478,350
	1,212,840	1,750,696

OTHER APPROPRIATIONS

OPERATING EXPENSES BY VOTE (Continued)

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 49 — COMMISSIONS ON COLLECTION OF PUBLIC FUNDS

Minister of Aboriginal Relations and Reconciliation	Minister of Forests and Range
Minister of Advanced Education and Labour Market Development	Minister of Health Services
Minister of Agriculture and Lands	Minister of Healthy Living and Sport
Attorney General	Minister of Housing and Social Development
Minister of Children and Family Development	Minister of Labour
Minister of Citizens’ Services	Minister of Public Safety and Solicitor General
Minister of Community and Rural Development	Minister of Small Business, Technology and Economic Development
Minister of Education	Minister of Tourism, Culture and the Arts
Minister of Energy, Mines and Petroleum Resources	Minister of Transportation and Infrastructure
Minister of Environment
Minister of Finance

This vote provides for the recognition of payments to, or amounts withheld by, parties on account of commissions and/or remunerations for services provided to the government relating to the administration, collection and management of revenue and accounts owed to the government as authorized under various statutes/regulations. This vote also provides for collection costs incurred by the Ministry of Finance and Legal Services Branch, Ministry of Attorney General. Recoveries represent fees and commissions deducted from the gross amount of revenues and accounts collected on behalf of government, as authorized under statutes and regulations.

OPERATING EXPENSES
Ministry of Aboriginal Relations and Reconciliation	1	1
Ministry of Advanced Education and Labour Market Development	1	1
Ministry of Agriculture and Lands	1	1
Ministry of Attorney General	400	400
Ministry of Children and Family Development	1	1
Ministry of Citizens’ Services	1	1
Ministry of Community and Rural Development	1	1
Ministry of Education	1	1
Ministry of Energy, Mines and Petroleum Resources	1	1
Ministry of Environment	1,756	1,756
Ministry of Finance	62,450	24,225
Ministry of Forests and Range	200	100
Ministry of Health Services	877	878
Ministry of Healthy Living and Sport	1	1
Ministry of Housing and Social Development	480	480
Ministry of Labour	1	1
Ministry of Public Safety and Solicitor General	4,878	4,822
Ministry of Small Business, Technology and Economic Development	1	1
Ministry of Tourism, Culture and the Arts	18	18
Ministry of Transportation and Infrastructure	400	25
Recoveries	(71,469)	(32,714)
	1	1

OTHER APPROPRIATIONS

OPERATING EXPENSES BY VOTE (Continued)

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 50 — ALLOWANCES FOR DOUBTFUL REVENUE ACCOUNTS

Minister of Aboriginal Relations and Reconciliation	Minister of Forests and Range
Minister of Advanced Education and Labour Market Development	Minister of Health Services
Minister of Agriculture and Lands	Minister of Healthy Living and Sport
Attorney General	Minister of Housing and Social Development
Minister of Children and Family Development	Minister of Labour
Minister of Citizens’ Services	Minister of Public Safety and Solicitor General
Minister of Community and Rural Development	Minister of Small Business, Technology and Economic Development
Minister of Education	Minister of Tourism, Culture and the Arts
Minister of Energy, Mines and Petroleum Resources	Minister of Transportation and Infrastructure
Minister of Environment
Minister of Finance

This vote provides for allowances for doubtful collection of revenue accounts owed to the government as authorized under various statutes/regulations. Recoveries represent allowances for doubtful collections for revenue accounts which are deducted from gross revenues.

OPERATING EXPENSES
Ministry of Aboriginal Relations and Reconciliation	1	1
Ministry of Advanced Education and Labour Market Development	1	1
Ministry of Agriculture and Lands	1	1
Ministry of Attorney General	3,390	2,300
Ministry of Children and Family Development	50	50
Ministry of Citizens’ Services	1	1
Ministry of Community and Rural Development	1	1
Ministry of Education	1	1
Ministry of Energy, Mines and Petroleum Resources	1	1
Ministry of Environment	1,168	1,168
Ministry of Finance	68,300	63,590
Ministry of Forests and Range	10,000	5,000
Ministry of Health Services	3,377	3,193
Ministry of Healthy Living and Sport	1	1
Ministry of Housing and Social Development	2,824	8,029
Ministry of Labour	1	1
Ministry of Public Safety and Solicitor General	9,800	9,800
Ministry of Small Business, Technology and Economic Development	1	1
Ministry of Tourism, Culture and the Arts	1	1
Ministry of Transportation and Infrastructure	10	10
Recoveries	(98,929)	(93,150)
	1	1

OTHER APPROPRIATIONS

OPERATING EXPENSES BY VOTE (Continued)

($000)

Estimates	Estimates
2009/10	2010/11

VOTE 51 — BC FAMILY BONUS

(Minister of Finance)

This vote provides funding for payments to low income families with children. A payment is made to the federal government for administration of the program.

OPERATING EXPENSES
BC Family Bonus	8,758	6,379

VOTE 52 — ENVIRONMENTAL APPEAL BOARD AND FOREST APPEALS COMMISSION
(Minister of Environment and Minister of Forests and Range)

This vote provides for the operation, administrative and support services for the Environmental Appeal Board and the Forest Appeals Commission. The Environmental Appeal Board hears appeals from decisions made under environmental legislation and provides for the hearings of appeals under other legislation. The Forest Appeals Commission hears appeals from decisions made under forest and range legislation. This vote also provides for the operation and administration of other tribunals. Recoveries may be received from ministries, other levels of government and organizations for services provided for in this vote.

OPERATING EXPENSES
Administration and Support Services	1,381	1,318
Environmental Appeal Board	381	411
Forest Appeals Commission	329	359
	2,091	2,088

CAPITAL EXPENDITURES
Administration and Support Services	100	—

VOTE 53 — FOREST PRACTICES BOARD

(Minister of Forests and Range)

This vote provides for the operation of the Forest Practices Board, including independent audits and special investigations of forest practices, investigation of public complaints and administrative appeals.

OPERATING EXPENSES
Forest Practices Board	3,827	3,839

CAPITAL EXPENDITURES
Forest Practices Board	25	—

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	3,312	3,312
Operating Costs	2,588	2,597
Government Transfers	1,221,598	1,757,075
Other Expenses	670,421	575,888
Internal Recoveries	(1)	(1)
External Recoveries	(170,400)	(125,867)
TOTAL OPERATING EXPENSES	1,727,518	2,213,004

SCHEDULES

A     – Consolidated Revenue Fund Operating Expenses and Capital Expenditures Reconciliation – 2009/10

B     – Special Accounts – Summary

C     – Financing Transactions – Capital Expenditures

D     – Financing Transactions – Loans, Investments and Other Requirements

E      – Financing Transactions – Revenue Collected for, and Transferred to, Other Entities

F      – Summary of Ministerial Accountability for Operating Expenses

G     – Estimated Consolidated Revenue Fund Operating Result

H     – Estimated Revenue by Source

I       – Estimated Expense by Function

J      – Service Delivery Agencies – Estimated Revenues and Expenses

K     – Capital Expenditure Summary – CRF and Service Delivery Agencies

L      – Taxpayer-supported Staff Utilization (FTEs)

ESTIMATES, 10/11

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2009/10

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)
Office of the Premier
Total Operating Expenses and Capital Expenditures — 2009/10 Estimates	11,535	35
Transfer to Ministry of Attorney General Legal Services cost adjustment	(35)	—
Transfer to Ministry of Citizens’ Services Centralization of Shared Services BC funding	(1,226)	—
Total Operating Expenses and Capital Expenditures — 2009/10 Restated	10,274	35

Aboriginal Relations and Reconciliation
Total Operating Expenses and Capital Expenditures — 2009/10 Estimates	69,250	30
Transfer to Ministry of Attorney General Legal Services cost adjustment	(304)	—
Transfer to Ministry of Citizens’ Services Centralization of Shared Services BC funding	(2,442)	—
Total Operating Expenses and Capital Expenditures — 2009/10 Restated	66,504	30

Advanced Education and Labour Market Development
Total Operating Expenses and Capital Expenditures — 2009/10 Estimates	2,130,713	1,300
Transfer from Ministry of Education Decentralization of Corporate Services funding	4,341	—
Transfer from Ministry of Health Services Justice Institute of BC - Paramedic Training	850	—
Transfer to Ministry of Attorney General Legal Services cost adjustment	(83)	—
Transfer to Ministry of Citizens’ Services Centralization of Shared Services BC funding	(4,731)	—
Transfer to Ministry of Finance Student Loan Program funding	(14,000)	—
Total Operating Expenses and Capital Expenditures — 2009/10 Restated	2,117,090	1,300

Agriculture and Lands
Total Operating Expenses and Capital Expenditures — 2009/10 Estimates	222,500	220
Transfer from Ministry of Forests and Range Crown Land Use Planning Enhancement funding	272	—
Transfer to Ministry of Attorney General Legal Services cost adjustment	(242)	—
Transfer to Ministry of Citizens’ Services Centralization of Shared Services BC funding	(9,854)	—
Transfer to Ministry of Environment Decentralization of Corporate Services funding	(1,200)	—
Other Adjustment Restatement for reclassification of Crown Land special account revenues	(126,070)	—
Total Operating Expenses and Capital Expenditures — 2009/10 Restated	85,406	220

ESTIMATES, 10/11

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2009/10

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)
Attorney General
Total Operating Expenses and Capital Expenditures — 2009/10 Estimates	547,659	4,186
Transfer from Ministries Legal Services cost adjustment	4,017	—
Transfer from Ministry of Transportation and Infrastructure Reassignment of staff and funding	57	—
Transfer to Ministry of Citizens’ Services Centralization of Shared Services BC funding	(86,535)	—
Total Operating Expenses and Capital Expenditures — 2009/10 Restated	465,198	4,186

Children and Family Development
Total Operating Expenses and Capital Expenditures — 2009/10 Estimates	1,394,139	1,098
Transfer to Ministry of Attorney General Legal Services cost adjustment	(325)	—
Transfer to Ministry of Citizens’ Services Centralization of Shared Services BC funding	(69,626)	—
Total Operating Expenses and Capital Expenditures — 2009/10 Restated	1,324,188	1,098

Citizens’ Services
Total Operating Expenses and Capital Expenditures — 2009/10 Estimates	164,137	201,004
Transfer from Ministries Centralization of Shared Services BC funding	495,813	—
Transfer to Ministry of Attorney General Legal Services cost adjustment	(316)	—
Transfer to Ministry of Finance Centralization of Corporate Services funding	(592)	—
Transfer to Ministry of Housing and Social Development Integrated Case Management capital funding	—	(34,000)
Total Operating Expenses and Capital Expenditures — 2009/10 Restated	659,042	167,004

Community and Rural Development
Total Operating Expenses and Capital Expenditures — 2009/10 Estimates	183,717	1,388
Transfer from Ministries Centralization of Shared Services BC funding	418	—
Transfer to Ministry of Attorney General Legal Services cost adjustment	(26)	—
Transfer to Ministry of Citizens’ Services Centralization of Shared Services BC funding	(4,923)	—
Total Operating Expenses and Capital Expenditures — 2009/10 Restated	179,186	1,388

Education
Total Operating Expenses and Capital Expenditures — 2009/10 Estimates	5,042,558	1,436
Transfer to Ministry of Advanced Education and Labour Market Development Decentralization of Corporate Services funding	(4,341)	—
Transfer to Ministry of Attorney General Legal Services cost adjustment	(164)	—
Transfer to Ministry of Citizens’ Services Centralization of Shared Services BC funding	(8,736)	—
Total Operating Expenses and Capital Expenditures — 2009/10 Restated	5,029,317	1,436

ESTIMATES, 10/11

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2009/10

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)
Energy, Mines and Petroleum Resources
Total Operating Expenses and Capital Expenditures — 2009/10 Estimates	69,668	21,387
Transfer to Ministry of Attorney General Legal Services cost adjustment	(96)	—
Transfer to Ministry of Citizens’ Services Centralization of Shared Services BC funding	(4,481)	—
Other Adjustment Restatement for reclassification of natural resource revenues transferred under agreements	(1,874)	—
Total Operating Expenses and Capital Expenditures — 2009/10 Restated	63,217	21,387

Environment
Total Operating Expenses and Capital Expenditures — 2009/10 Estimates	192,754	13,405
Transfer from Ministry of Agriculture and Lands Decentralization of Corporate Services funding	1,200	—
Transfer from Ministry of Forests and Range Decentralization of Corporate Services funding	114	—
Transfer to Ministry of Attorney General Legal Services cost adjustment	(299)	—
Transfer to Ministry of Citizens’ Services Centralization of Shared Services BC funding	(22,671)	—
Transfer to Ministry of Forests and Range Fraser River Delta Trap Program funding	(38)	—
Total Operating Expenses and Capital Expenditures — 2009/10 Restated	171,060	13,405

Finance
Total Operating Expenses and Capital Expenditures — 2009/10 Estimates	90,237	3,480
Transfer from Ministries Centralization of Corporate Services funding	768	—
Transfer from Ministry of Advanced Education and Labour Market Development Student Loan Program funding	14,000	—
Transfer to Ministry of Attorney General Legal Services cost adjustment	(209)	—
Transfer to Ministry of Citizens’ Services Centralization of Shared Services BC funding	(23,681)	—
Total Operating Expenses and Capital Expenditures — 2009/10 Restated	81,115	3,480

Forests and Range
Total Operating Expenses and Capital Expenditures — 2009/10 Estimates	1,100,750	60,372
Transfer from Ministries Fraser River Delta Trap Program funding	95	—
Transfer to Ministry of Agriculture and Lands Crown Land Use Planning Enhancement funding	(272)	—
Transfer to Ministry of Attorney General Legal Services cost adjustment	(336)	—
Transfer to Ministry of Citizens’ Services Centralization of Shared Services BC funding	(59,918)	—
Transfer to Ministry of Environment Decentralization of Corporate Services funding	(114)	—
Total Operating Expenses and Capital Expenditures — 2009/10 Restated	1,040,205	60,372

ESTIMATES, 10/11

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2009/10

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)
Health Services
Total Operating Expenses and Capital Expenditures — 2009/10 Estimates	14,155,568	54,655
Transfer to Ministry of Advanced Education and Labour Market Development Justice Institute of BC - Paramedic Training	(850)	—
Transfer to Ministry of Attorney General Legal Services cost adjustment	(464)	—
Transfer to Ministry of Citizens’ Services Centralization of Shared Services BC funding	(55,019)	—
Transfer to Ministry of Community and Rural Development Centralization of Shared Services BC funding	(288)	—
Total Operating Expenses and Capital Expenditures — 2009/10 Restated	14,098,947	54,655

Healthy Living and Sport
Total Operating Expenses and Capital Expenditures — 2009/10 Estimates	87,278	859
Transfer to Ministry of Attorney General Legal Services cost adjustment	(80)	—
Transfer to Ministry of Citizens’ Services Centralization of Shared Services BC funding	(1,049)	—
Transfer to Ministry of Finance Centralization of Corporate Services funding	(161)	—
Total Operating Expenses and Capital Expenditures — 2009/10 Restated	85,988	859

Housing and Social Development
Total Operating Expenses and Capital Expenditures — 2009/10 Estimates	2,724,603	7,800
Transfer from Ministry of Citizens’ Services Integrated Case Management capital funding	—	34,000
Transfer to Ministry of Attorney General Legal Services cost adjustment	(248)	—
Transfer to Ministry of Citizens’ Services Centralization of Shared Services BC funding	(45,069)	—
Total Operating Expenses and Capital Expenditures — 2009/10 Restated	2,679,286	41,800

Labour
Total Operating Expenses and Capital Expenditures — 2009/10 Estimates	21,631	1,600
Transfer to Ministry of Attorney General Legal Services cost adjustment	(68)	—
Transfer to Ministry of Citizens’ Services Centralization of Shared Services BC funding	(4,211)	—
Total Operating Expenses and Capital Expenditures — 2009/10 Restated	17,352	1,600

Public Safety and Solicitor General
Total Operating Expenses and Capital Expenditures — 2009/10 Estimates	660,722	8,826
Transfer to Ministry of Attorney General Legal Services cost adjustment	(317)	—
Transfer to Ministry of Citizens’ Services Centralization of Shared Services BC funding	(63,133)	—
Transfer to Ministry of Forests and Range Fraser River Delta Trap Program funding	(22)	—
Transfer to Ministry of Transportation and Infrastructure Reassignment of staff and funding	(59)	—
Total Operating Expenses and Capital Expenditures — 2009/10 Restated	597,191	8,826

ESTIMATES, 10/11

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2009/10

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)
Small Business, Technology and Economic Development
Total Operating Expenses and Capital Expenditures — 2009/10 Estimates	68,830	901
Transfer to Ministry of Attorney General Legal Services cost adjustment	(23)	—
Transfer to Ministry of Citizens’ Services Centralization of Shared Services BC funding	(5,657)	—
Transfer to Ministry of Finance Centralization of Corporate Services funding	(15)	—
Total Operating Expenses and Capital Expenditures — 2009/10 Restated	63,135	901

Tourism, Culture and the Arts
Total Operating Expenses and Capital Expenditures — 2009/10 Estimates	105,954	1,434
Transfer to Ministry of Attorney General Legal Services cost adjustment	(31)	—
Transfer to Ministry of Citizens’ Services Centralization of Shared Services BC funding	(1,653)	—
Transfer to Ministry of Community and Rural Development Centralization of Shared Services BC funding	(130)	—
Total Operating Expenses and Capital Expenditures — 2009/10 Restated	104,140	1,434

Transportation and Infrastructure
Total Operating Expenses and Capital Expenditures — 2009/10 Estimates	755,783	2,981
Transfer from Ministry of Public Safety and Solicitor General Reassignment of staff and funding	59	—
Transfer to Ministry of Attorney General Legal Services cost adjustment	(351)	—
Reassignment of staff and funding	(57)	—
Transfer to Ministry of Citizens’ Services Centralization of Shared Services BC funding	(21,198)	—
Transfer to Ministry of Forests and Range Fraser River Delta Trap Program funding	(35)	—
Total Operating Expenses and Capital Expenditures — 2009/10 Restated	734,201	2,981

All Special Offices, Ministries and Other Appropriations
Total Consolidated Revenue Fund Operating Expenses and Capital Expenditures — 2009/10 Estimates	32,863,000	482,000
Total Transfers from Special Offices, Ministries and Other Appropriations	522,004	34,000
Total Transfers to Special Offices, Ministries and Other Appropriations	(522,004)	(34,000)
Restatement for reclassification of Crown Land special account revenues	(126,070)	—
Restatement for reclassification of natural resource revenues transferred under agreements	(1,874)	—
Total Consolidated Revenue Fund Operating Expenses and Capital Expenditures — 2009/10 Restated	32,735,056	482,000

ESTIMATES, 10/11

SPECIAL ACCOUNTS(1) - SUMMARY (for the Fiscal Year Ending March 31, 2011) ($000)	Schedule B

	Spending			Transfer	Financing			Spending
	Authority			(to) from	Transactions		Working	Authority
	Available	Operating Transactions		General	Receipts	Capital	Capital	Available
	April 1, 2010	Revenue	Expense	Fund(2)	(Disbursements)	Expense	Adjustment(3)	March 31, 2011

Special Accounts
BC Arts and Culture Endowment	780	2,100	(1,500)	—	—	—	—	1,380
BC Timber Sales	158,205	136,837	(158,469)	—	(56,972)	(25,885)	68,091	121,807
Children’s Education Fund	118,576	9,879	—	46,074	—	—	—	174,529
Civil Forfeiture Account	1,048	1,675	—	—	—	—	3	2,726
Corrections Work Program Account	3,142	1,300	(1,281)	—	—	—	60	3,221
Crown Land	50,000	84,576	(20)	(84,626)	70	—	—	50,000
First Citizens Fund	4,550	2,900	(3,968)	—	—	—	—	3,482
Forest Stand Management Fund	11,773	—	—	—	—	—	—	11,773
Forfeited Crime Proceeds Fund	953	—	—	—	—	—	—	953
Health Special Account	—	147,250	(147,250)	—	—	—	—	—
Housing Endowment Fund	4,408	7,500	(10,000)	—	—	—	—	1,908
Innovative Clean Energy Fund	35,162	6,000	(14,948)	—	—	—	—	26,214
Insurance and Risk Management	293,437	21,790	(4,234)	—	—	—	391	311,384
Northern Development Fund	8,471	575	(500)	—	—	—	—	8,546
Park Enhancement Fund	566	720	(500)	—	—	(400)	—	386
Physical Fitness and Amateur Sports Fund	2,119	1,700	(1,700)	—	—	—	—	2,119
Production Insurance	9,342	21,785	(18,500)	—	—	—	—	12,627
Provincial Home Acquisition Wind Up	15,373	6	(10)	—	50	—	—	15,419
Public Guardian and Trustee of British Columbia	22,069	20,462	(19,559)	—	—	(500)	633	23,105
Sustainable Environment Fund	13,781	19,110	(22,555)	—	—	—	—	10,336
University Endowment Lands Administration Account	31,410	6,442	(6,442)	—	—	—	—	31,410
Victim Surcharge Special Account	46,416	12,300	(13,524)	—	—	—	—	45,192
	831,581	504,907	(424,960)	(38,552)	(56,852)	(26,785)	69,178	857,217

Transfers from Voted Appropriations to Special Accounts(4)
Production Insurance	—	(7,000)	7,000	—	—	—	—	—
Public Guardian and Trustee of British Columbia	—	(9,462)	9,462	—	—	—	—	—
	—	(16,462)	16,462	—	—	—	—	—

Total Special Accounts (net of transfers)	831,581	488,445	(408,498)	(38,552)	(56,852)	(26,785)	69,178	857,217

(1)	Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)	General Fund Transfers consist of changes in statutory spending authority.
(3)

Working capital adjustments include those adjustments that would change the cash balance of the Special Account. This would include changes in the accumulated amortizaton, inventory, and accounts receivable and payable.

(4)

Transfers from voted appropriations are eliminated to establish the amount of special account expenses that do not require voted appropriations. This net amount of special account expense is then deducted from total expenses in the determination of the Suppy Act requirements shown on page 13.

ESTIMATES, 10/11

FINANCING TRANSACTIONS CAPITAL EXPENDITURES (for the Fiscal Year ending March 31, 2011) ($000)	Schedule C

The allocation of the total voted appropriation among special offices, ministries, and other appropriations, or among categories of capital expenditures, is shown for information and planning purposes only. The amounts allocated to Special Accounts are subject to the available spending authority within each account.

Treasury Board may reallocate the total voted appropriation among special offices, ministries and other appropriations. Reallocations among the categories of capital expenditures are governed by section 23(4) and (5) of the Financial Administration Act. No reallocation may result in the total voted appropriation set out in this Schedule being exceeded.

	Land	Buildings		Office			Roads,
	& Land	& Tenant	Specialized	Furniture &		Information	Bridges &
	Improvements	Improvements	Equipment	Equipment	Vehicles	Systems	Ferries	Total
SUMMARY
Voted Appropriation	19,459	102,211	12,735	1,964	5,405	162,546	94,078	398,398
Special Accounts(1)	400	—	245	—	—	1,040	25,100	26,785
Consolidated Revenue Fund Total	19,859	102,211	12,980	1,964	5,405	163,586	119,178	425,183

Special Offices and MInistries
Legislation	—	5,050	—	905	—	320	—	6,275
Officers of the Legislature	—	1,779	—	59	—	1,432	—	3,270
Office of the Premier	—	—	—	1	—	—	—	1
Ministry of Aboriginal Relations and Reconciliation	—	—	22	1	—	—	—	23
Ministry of Advanced Education and Labour Market Development	—	—	—	3	—	1,030	—	1,033
Ministry of Agriculture and Lands	—	—	—	3	52	—	—	55
Ministry of Attorney General	—	—	1,531	24	834	3,363	—	5,752
Ministry of Children and Family Development	—	—	8	28	52	100	—	188
Ministry of Citizens’ Services	—	91,420	5,541	219	—	27,887	—	125,067
Ministry of Community and Rural Development	—	—	—	2	—	1,018	—	1,020
Ministry of Education	—	—	—	2	—	1,850	—	1,852
Ministry of Energy, Mines and Petroleum Resources	—	—	—	3	—	505	68,500	69,008
Ministry of Environment	11,380	—	1,554	10	196	70	—	13,210
Ministry of Finance	—	—	—	10	21	2,900	—	2,931
Ministry of Forests and Range	4,914	3,422	1,145	18	—	5,702	50,678	65,879
Ministry of Health Services	—	—	1,600	28	1,787	3,607	—	7,022
Ministry of Healthy Living and Sport	—	—	—	2	—	—	—	2
Ministry of Housing and Social Development	—	500	—	614	—	33,300	—	34,414
Ministry of Labour	—	—	—	3	—	1,000	—	1,003
Ministry of Public Safety and Solicitor General	—	—	950	17	279	4,580	—	5,826
Ministry of Small Business, Technology and Economic Development	—	—	—	1	—	773	—	774
Ministry of Tourism, Culture and the Arts	3,565	40	—	1	—	2,699	—	6,305
Ministry of Transportation and Infrastructure	—	—	629	10	2,184	1,450	—	4,273

Other Appropriations
Contingencies All Ministries and New Programs(2)	—	—	—	—	—	70,000	—	70,000
Consolidated Revenue Fund Total	19,859	102,211	12,980	1,964	5,405	163,586	119,178	425,183

(1)	The capital asset acquisitions of each special account are shown on the individual Special Account pages in the main section of the 2010/11 Estimates.
(2)	Administered by the Minister of Finance.

ESTIMATES, 10/11

FINANCING TRANSACTIONS LOANS, INVESTMENTS AND OTHER REQUIREMENTS (1) (for the Fiscal Year Ending March 31, 2011) ($000)	Schedule D

The allocation of the total voted disbursements among special offices, ministries, and other appropriations, or among categories of loans, investments and other requirements, is shown for information and planning purposes only. The amounts disclosed for Special Accounts are subject to the available spending authority within each account. Treasury Board may reallocate the total voted disbursements among special offices, ministries and other appropriations. No reallocation may result in the total voted disbursements set out in this Schedule being exceeded.

			Net Cash
			Source
	Receipts	Disbursements	(Requirement)
SUMMARY
Voted Appropriation	131,128	376,200	(245,072)
Special Accounts	120	56,972	(56,852)
Service Delivery Agencies	—	183,000	(183,000)
Total	131,248	616,172	(484,924)

Ministry of Aboriginal Relations and Reconciliation
Settlement Costs of Treaties and Other Agreements — Payments to the First Nations in accordance with treaty agreements	—	1,750	(1,750)
Ministry of Agriculture and Lands
Agriculture Credit Act — Repayments of outstanding loans	50	—	50
Crown Land Administration — Development of land for sale in future years	—	4,250	(4,250)
Crown Land Special Account — Repayment of outstanding loans and deposits made on pending sales	70	—	70
Ministry of Attorney General
Interest on Trusts and Deposits — Interest on trust funds and deposits belonging to third parties	500	500	—
Ministry of Children and Family Development
Human Services Providers Financing Program — Repayments of outstanding loans	29	—	29
Ministry of Finance
Reconstruction Loan Portfolio — Repayments of outstanding loans and payments of new loans.	13,949	1,000	12,949
International Fuel Tax Agreement Motor Fuel Tax Act — Moneys collected for, and transferred to, other jurisdictions	10,600	3,100	7,500
Land Tax Deferment Act — Repayments of outstanding loans and payments to local governments for property taxes	30,000	137,000	(107,000)
StudentAid BC Loan Program — Repayments of outstanding loans and payments of new loans	76,000	224,000	(148,000)
Provincial Home Acquisition Wind Up Special Account — Repayments of outstanding loans, payments of guarantee claims and other disbursements	50	—	50
Ministry of Forests and Range
BC Timber Sales Special Account — Development of timber for sale in future years	—	56,972	(56,972)
Land Administration — Development of land for sale in future years	—	4,000	(4,000)
Ministry of Tourism, Culture and the Arts
Tourism Development — Development of land for sale in future years	—	600	(600)

Consolidated Revenue Fund Total	131,248	433,172	(301,924)

Service Delivery Agencies (2)	—	183,000	(183,000)

Total	131,248	616,172	(484,924)

(1)	Further information on these financing transactions is included in the relevant ministry section of the Estimates.
(2)	The total net cash source (requirement) for service delivery agency financing transactions are disclosed for information purposes only.

ESTIMATES, 10/11

FINANCING TRANSACTIONS REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (1) (for the Fiscal Year Ending March 31, 2011) ($000)	Schedule E

The allocation of the total voted disbursements among special offices, ministries, and other appropriations, is shown for information purposes only. Actual disbursements may vary depending on the amount of receipts in each program area. However, total disbursements may not exceed the total voted amount without further appropriation.

	Receipts	Disbursements	Net Cash Source (Requirement)

Ministry of Advanced Education and Labour Market Development

Post-Secondary Institutions	170,000	170,000	—

Ministry of Energy, Mines and Petroleum Resources

Northwest Transmission Line	32,000	32,000	—

Oil and Gas Commission	34,530	34,530	—

Ministry of Environment

Habitat Conservation Trust	6,000	6,000	—

Ministry of Finance

BC Transit	11,100	11,100	—

BC Transportation Financing Authority	417,100	417,100	—

Cowichan Tribes	2,200	2,200	—

Municipalities or Eligible Entities	37,000	37,000	—

Resort Areas	2,600	2,600	—

Rural Areas	290,000	290,000	—

South Coast British Columbia Transportation Authority	321,200	321,200	—

Total	1,323,730	1,323,730	—

(1)  Further information on these financing transactions is included in the relevant ministry section of the Estimates.

ESTIMATES, 10/11

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES (for the Fiscal Year Ending March 31, 2011) ($000)	Schedule F

Under Section 3 of the Balanced Budget and Ministerial Accountability Act (BBMAA), each member of the Executive Council has 20 percent of his or her salary held back with restoration of half of the holdback contingent on government achieving its overall fiscal target for the year as per section 4, and restoration of the other half of the holdback contingent on ministers achieving individual goals as set out in section 5. For each minister with responsibility for operating expenses arising from a Voted appropriation as accounted for in the Consolidated Revenue Fund, section 5(1) stipulates actual results for the year must not exceed the estimated amounts for that fiscal year. Section 5(2) applies to the revenue minister as defined by BBMAA, and requires the minister to achieve an amount of revenue to be specified by regulation of Treasury Board. Section 5(3) applies to ministers of state, for whom expected results are specified by Treasury Board regulation.

In the table below, the column entitled “Minister Responsible” lists the ministers with BBMAA section 5(1) assigned responsibilities. The column entitiled “Voted Appropriations in the 2010/11 Estimates” shows the voted appropriations for which those ministers are responsible. The columns entitled “Voted Appropriation Operating Expenses (net)” and “2010/11 Estimated Amount” show the dollar amounts of operating expenses (net) and estimated amounts allocated to ministers in the 2010/11 Estimates.

		Voted Appropriation	2010/11
		Operating	Estimated
Minister Responsible	Voted Appropriations in 2010/11 Estimates	Expenses (net)	Amount

Premier	Office of the Premier	9,711	9,711

Minister of Aboriginal Relations and Reconciliation	Ministry of Aboriginal Relations and Reconciliation	35,832	35,832

Minister of Advanced Education and Labour Market Development(1)	Ministry of Advanced Education and Labour Market Development	2,114,060
	Capital Funding	287,656	2,401,716

Minister of Agriculture and Lands	Ministry of Agriculture and Lands	70,582	70,582

Attorney General	Ministry of Attorney General	458,390	458,390

Minister of Children and Family Development	Ministry of Children and Family Development	1,333,693	1,333,693

Minister of Citizens’ Services	Ministry of Citizens’ Services	612,600	612,600

Minister of Community and Rural Development	Ministry of Community and Rural Development	302,121	302,121

Minister of Education(1)	Ministry of Education	5,164,904
	Capital Funding	348,883	5,513,787

Minister of Energy, Mines and Petroleum Resources	Ministry of Energy, Mines and Petroleum Resources	54,451	54,451

Minister of Environment(2)	Ministry of Environment	143,920
	Environmental Appeal Board and Forest Appeals Commission	1,115	145,035

Minister of Finance(1)	Ministry of Finance	63,480
	Management of Public Funds and Debt	1,300,598
	Contingencies (All Ministries) and New Programs	450,000
	Capital Funding	478,350
	Commissions on Collection of Public Funds	1
	Allowances for Doubtful Revenue Accounts	1
	BC Family Bonus	6,379	2,298,809

ESTIMATES, 10/11

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES - (Continued) (for the Fiscal Year Ending March 31, 2011) ($000)	Schedule F

		Voted Appropriation	2010/11
		Operating	Estimated
Minister Responsible	Voted Appropriations in 2010/11 Estimates	Expenses (net)	Amount

Minister of Forests and Range(2)	Ministry of Forests and Range	482,682
	Environmental Appeal Board and Forest Appeals Commission	973
	Forest Practices Board	3,839	487,494

Minister of Health Services(1)	Ministry of Health Services	14,612,943
	Capital Funding	427,427	15,040,370

Minister of Healthy Living and Sport	Ministry of Healthy Living and Sport	52,103	52,103

Minister of Housing and Social Development(1)	Ministry of Housing and Social Development	2,719,996
	Capital Funding	208,380	2,928,376

Minister of Labour	Ministry of Labour	16,460	16,460

Minister of Public Safety and Solicitor General	Ministry of Public Safety and Solicitor General	586,721	586,721

Minister of Small Business, Technology and Economic Development	Ministry of Small Business, Technology and Economic Development	47,426	47,426

Minister of Tourism, Culture and the Arts	Ministry of Tourism, Culture and the Arts	113,617	113,617

Minister of Transportation and Infrastructure	Ministry of Transportation and Infrastructure	752,814	752,814

	Total Estimated Amount		33,262,108

	Not Applicable
	Legislation	68,004
	Officers of the Legislature	43,390
	Total Voted Expense	33,373,502

(1)

The Ministers of Advanced Education and Labour Market Development, Education, Finance, Health Services and Housing and Social Development each have operating expense accountability for a portion of the Capital Funding vote; these accountablities have been allocated according to the distribution shown in Vote 48.

(2)

The Ministers of Forests and Range and Environment each have joint operating expense accountability for the administration and support services of the Environmental Appeal Board and Forest Appeals Commission. For BBMAA purposes this accountability has been allocated according to an estimate of the proportionate use of resources.

ESTIMATES, 10/11

ESTIMATED CONSOLIDATED REVENUE FUND OPERATING RESULT (1),(3) ($000)	Schedule G

	Updated
Estimates (1)	Forecast (1)		Estimates
2009/10	2009/10		2010/11

		Revenue Summary (2)
16,529,000	16,331,000	Taxation revenue	16,777,000
2,474,126	2,620,000	Natural resource revenue	3,103,000
2,490,930	2,499,000	Other Revenue	2,659,000
5,821,000	5,331,000	Contributions from the Federal government	6,110,000
1,880,000	1,732,000	Contributions from the self-supported Crown corporations	2,797,000
29,195,056	28,513,000	Total Consolidated Revenue Fund Revenue	31,446,000

		Expense Summary (3)
73,529	73,529	Legislation	68,004
75,967	75,967	Officers of the Legislature	43,390
10,274	10,274	Office of the Premier	9,711
66,504	66,504	Ministry of Aboriginal Relations and Reconciliation	39,800
2,117,090	2,102,090	Ministry of Advanced Education and Labour Market Development	2,114,060
85,406	94,406	Ministry of Agriculture and Lands	82,102
465,198	465,198	Ministry of Attorney General	468,487
1,324,188	1,318,188	Ministry of Children and Family Development	1,333,693
659,042	638,042	Ministry of Citizens’ Services	612,600
179,186	178,186	Ministry of Community Development	309,063
5,029,317	5,024,317	Ministry of Education	5,164,904
63,217	60,217	Ministry of Energy, Mines and Petroleum Resources	54,451
171,060	165,060	Ministry of Environment	166,975
81,115	79,115	Ministry of Finance	67,724
1,040,205	1,019,205	Ministry of Forests and Range	641,151
14,098,947	14,009,947	Ministry of Health Services	14,760,193
85,988	85,988	Ministry of Healthy Living and Sport	53,803
2,679,286	2,679,286	Ministry of Housing and Social Development	2,729,996
17,352	16,352	Ministry of Labour	16,460
597,191	597,191	Ministry of Public Safety and Solicitor General	601,526
63,135	50,135	Ministry of Small Business, Technology and Economic Development	62,374
104,140	103,140	Ministry of Tourism, Culture and the Arts	115,117
734,201	731,201	Ministry of Transportation and Infrastructure	752,814
1,186,000	1,183,000	Management of Public Funds and Debt	1,300,598
1,727,518	1,438,518	Other Appropriations(4)	2,213,004
32,735,056	32,265,056	Total Consolidated Revenue Fund Expense	33,782,000
—	(74,056)	Reversal of prior year over accrual	—
32,735,056	32,191,000	Total Consolidated Revenue Fund Expense	33,782,000
(3,540,000)	(3,678,000)	Consolidated Revenue Fund Operating Result	(2,336,000)

(1)	The 2009/10 Estimates and Updated Forecast amounts have been restated to conform with the 2010/11 Estimates presentation. Schedule A presents a detailed reconciliation of all expense restatements.
(2)	Excludes revenue collected on behalf of, and transferred to, service delivery agencies, and other entities (see Schedule E).
(3)	Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund.
(4)	See page 13 for details on Other Appropriations.

ESTIMATES, 10/11

ESTIMATED REVENUE BY SOURCE (1) (for the Fiscal Year Ending March 31, 2011) ($millions)	Schedule H

							Contribution
						Contribution	from
		Natural	Fees &	Investment		from Federal	Government
	Taxation	Resources	Licences	Earnings	Misc	Government	Enterprises	Total
Consolidated Revenue Fund	16,777	3,103	2,438	47	174	6,110	2,797	31,446
Accounting adjustments							(229)	(229)
Contributions from commercial Crown corporations							(2,797)	(2,797)
	16,777	3,103	2,438	47	174	6,110	(229)	28,420
Expense recoveries:
Expenses netted from revenue (bad debts)	10	6	57		20			93
Expenses recovered from external entities	61	65	212	726	501	854	229	2,648
	71	71	269	726	521	854	229	2,741
Service delivery agency direct revenue:
School Districts			131	13	271	69		484
Post-secondary Institutions			1,135	76	920	329		2,460
Health Authorities and Hospital Societies			285	11	423	15		734
BC Assessment Authority	76				5			81
BC Housing Management Commission			5	5	40	273		323
BC Pavilion Corporation			1		40	5		46
BC Transit	81		64	2	3			150
BC Transportation Financing Authority	417			11	24	19		471
Other service delivery agencies		34	28	30	176	11		279
	574	34	1,649	148	1,902	721	—	5,028
Net earnings of commercial Crown corporations:
BC Hydro							609	609
BC Liquor Distribution							974	974
BC Lottery Corporation							1,106	1,106
Insurance Corporation of British Columbia							303	303
Other commercial Crown corporations							9	9
	—	—	—	—	—	—	3,001	3,001
Total Revenue by Source	17,422	3,208	4,356	921	2,597	7,685	3,001	39,190

(1)

The Estimated Revenue by Source schedule is presented for information purposes and provides further detail on the revenue collected by ministries and other organizations that make up the government reporting entity. Adjustments to CRF revenue are required to eliminate transfers between ministries and service delivery agencies and dividends from commercial Crown corporations to avoid double counting. Total CRF revenue is adjusted for recoveries from external sources and to report the revenue that had expenses netted against it. These adjustments are offset by a corresponding increase in expense (see Schedule I). Service delivery agencies receive revenue directly from external sources such as federal grants, fees for goods and services, and investment earnings. Under generally accepted accounting principles, commercial Crown corporation net earnings are reported as revenue. Figures have been rounded to the nearest million.

ESTIMATES, 10/11

ESTIMATED EXPENSE BY FUNCTION (1) (for the Fiscal Year Ending March 31, 2011) ($millions)	Schedule I

						Natural
				Protection		Resources &
			Social	of Persons		Economic		General
	Health	Education	Services	& Property	Transportation	Development	Other	Government	Interest	Total
Legislation								68		68
Officers of the Legislature				18				25		43
Office of the Premier								10		10
Ministry of Aboriginal Relations and Reconciliation				36		4				40
Ministry of Advanced Education and Labour Market Development		2,093				4		17		2,114
Ministry of Agriculture and Lands						82				82
Ministry of Attorney General			66	361				41		468
Ministry of Children and Family Development	177		1,119	38						1,334
Ministry of Citizens Services				1				612		613
Ministry of Community Development						4	305			309
Ministry of Education		5,152					13			5,165
Ministry of Energy, Mines and Petroleum Resources						54				54
Ministry of Environment						158	9			167
Ministry of Finance						5		63		68
Ministry of Forests and Range						641				641
Ministry of Health Services	14,760									14,760
Ministry of Healthy Living and Sport	36						18			54
Ministry of Housing and Social Development	125	50	2,183	23		349				2,730
Ministry of Labour				14				2		16
Ministry of Public Safety and Solicitor General				602						602
Ministry of Small Business, Technology and Economic Development						62				62
Ministry of Tourism, Culture and the Arts						92	23			115
Ministry of Transportation and Infrastructure				26	727					753
Management of Public Funds and Debt									1,301	1,301
Contingencies All Ministries and New Programs						20	430			450
Capital Funding	427	637					209	478		1,751
Other Appropriations			6			6				12
Consolidated Revenue Fund	15,525	7,932	3,374	1,119	727	1,132	1,356	1,316	1,301	33,782
Expenses recovered from external entities	270	359	73	269	69	310	430	279	682	2,741
Grants and other internal transfers	(10,575)	(7,705)	(757)	(1)	(135)	(364)	(945)	(222)	—	(20,704)
Ministry and special offices program expense	5,220	586	2,690	1,387	661	1,078	841	1,373	1,983	15,819
Service delivery agency program expense:
School Districts		5,439							1	5,440
Post-secondary Institutions		4,672							55	4,727
Health Authorities and Hospital Societies	11,097								44	11,141
BC Assessment Authority							81			81
BC Housing Management Commission							885			885
BC Pavilion Corporation						115				115
BC Transit					282				11	293
BC Transportation Financing Authority					544				258	802
Other service delivery agencies	157	123	764	39	28	121	38	3	29	1,302
	11,254	10,234	764	39	854	236	1,004	3	398	24,786
Total Expense by Function	16,474	10,820	3,454	1,426	1,515	1,314	1,845	1,376	2,381	40,605

(1)

The Expense by Function schedule is presented for information purposes and provides a reconciliation between the spending by ministries and other organizations that make up the government reporting entity and the main categories of government expense. Appropriations are shown as voted (i.e. net of recoveries). Total CRF spending is adjusted for expenses whose cost was recovered from external sources and for expenses that were netted from revenue. This adjustment is offset by an equivalent adjustment to revenue (see Schedule H). Service delivery agencies also provide services that are not funded by grants from the provincial government. These costs are funded from external sources such as federal grants, fees or investment earnings (see Schedule H) Figures have been rounded to the nearest million.

ESTIMATES, 10/11

SERVICE DELIVERY AGENCIES	Schedule J
ESTIMATED REVENUES AND EXPENSES
($000)

		Updated
	Estimates	Forecast	Estimates
	2009/10	2009/10	2010/11
Service Delivery Agencies:

School Districts
Revenue	5,418,000	5,410,000	5,440,000
Expense	(5,324,000)	(5,393,000)	(5,440,000)
	94,000	17,000	—
Accounting adjustments (1)	92,000	169,000	191,000
Net impact	186,000	186,000	191,000

Post-secondary Institutions
Revenue	4,666,000	4,829,000	4,808,000
Expense	(4,644,000)	(4,639,000)	(4,727,000)
	22,000	190,000	81,000
Accounting adjustments (1)	66,000	(46,000)	92,000
Net impact	88,000	144,000	173,000

Health Authorities and Hospital Societies
Revenue	10,696,000	10,739,000	11,141,000
Expense	(10,696,000)	(10,739,000)	(11,141,000)
	—	—	—
Accounting adjustments (1)	30,000	5,000	144,000
Net impact	30,000	5,000	144,000

Community Living BC
Revenue	729,000	727,000	691,000
Expense	(729,000)	(723,000)	(691,000)
	—	4,000	—
Accounting adjustments (1)	—	2,000	(1,000)
Net impact	—	6,000	(1,000)

BC Transportation Financing Authority
Revenue	582,000	591,000	609,000
Expense	(823,000)	(811,000)	(802,000)
	(241,000)	(220,000)	(193,000)
Accounting adjustments (1)	(131,000)	(130,000)	(123,000)
Net impact	(372,000)	(350,000)	(316,000)

BC Pavilion Corporation
Revenue	99,000	95,000	88,000
Expense	(105,000)	(101,000)	(115,000)
	(6,000)	(6,000)	(27,000)
Accounting adjustments (1)	10,000	6,000	242,000
Net impact	4,000	—	215,000

ESTIMATES, 10/11

SERVICE DELIVERY AGENCIES	Schedule J
ESTIMATED REVENUES AND EXPENSES
($000)

		Updated
	Estimates	Forecast	Estimates
	2009/10	2009/10	2010/11
Service Delivery Agencies:

British Columbia Housing Management Commission
Revenue	602,000	624,000	885,000
Expense	(602,000)	(624,000)	(885,000)
	—	—	—
Accounting adjustments (1)	65,000	4,000	(7,000)
Net impact	65,000	4,000	(7,000)

British Columbia Transit
Revenue	259,000	253,000	293,000
Expense	(259,000)	(252,000)	(293,000)
	—	1,000	—
Accounting adjustments (1)	39,000	47,000	(24,000)
Net impact	39,000	48,000	(24,000)

Tourism BC
Revenue	111,000	104,000	—
Expense	(111,000)	(104,000)	—
	—	—	—
Accounting adjustments (1)	(7,000)	(5,000)	—
Net impact	(7,000)	(5,000)	—

Other Service Delivery Agencies
Revenue	697,000	685,000	710,000
Expense	(699,000)	(673,000)	(692,000)
	(2,000)	12,000	18,000
Accounting adjustments (1)	211,000	86,000	553,000
Net impact	209,000	98,000	571,000

Net operating results of service delivery agencies
Revenue	23,859,000	24,057,000	24,665,000
Accounting adjustments	375,000	138,000	1,067,000
Net revenue	24,234,000	24,195,000	25,732,000
Expense	(23,992,000)	(24,059,000)	(24,786,000)
Accounting adjustments (1)	—	—	—
Net expense	(23,992,000)	(24,059,000)	(24,786,000)
Net operating result	242,000	136,000	946,000

(1)	The accounting adjustment conforms service delivery agency accounting policies with those of government and eliminates transfers among service delivery agencies to avoid double counting.

ESTIMATES, 10/11

CAPITAL EXPENDITURE SUMMARY — CRF AND SERVICE DELIVERY AGENCIES (1),(2)	Schedule K
(for the Fiscal Year Ending March 31, 2011)
($000)

				Protection
		Social		of Person		Natural		General
	Health	Services	Education	& Property	Transportation	Resources	Other	Government	Total
BC Transportation Financing Authority					1,483,000				1,483,000
British Columbia Transit					89,000				89,000
BC Pavilion Corporation						398,000			398,000
BC Housing/Provincial Rental Housing							376,000		376,000
Government Operating (Ministries) (3)	7,000	35,000	3,000	13,000	4,000	148,000	77,000	138,000	425,000
Schools			481,000						481,000
Post-secondary Institutions			743,000						743,000
Health sector	1,161,000								1,161,000
Other		3,000	1,000	1,000		9,000	14,000		28,000
Contingencies							230,000		230,000
Total	1,168,000	38,000	1,228,000	14,000	1,576,000	555,000	697,000	138,000	5,414,000

TAXPAYER-SUPPORTED STAFF UTILIZATION	Schedule L
(for the Fiscal Year Ending March 31, 2011)
(FTEs (4) )

	Updated
Estimates	Forecast		Estimates
2009/10	2009/10		2010/11

32,017	31,284	Ministries and special offices (CRF)	30,096
4,410	4,436	Service delivery agencies	4,204
36,427	35,720	Total taxpayer-supported staff utilization	34,300

(1)	Figures have been rounded to the nearest million.
(2)

Represents infrastructure-related capital expenditures funded through the provincial government, taxpayer-supported Crown corporations and agencies, schools, post-secondary institutions and health authorities/societies. This breakdown of capital spending by function is presented for information purposes.

(3)	Represents Consolidated Revenue Fund capital in Schedule C.
(4)

Full-time equivalents (FTEs), a measure of staff employment, are calculated by dividing the total hours of employment paid for in a given period by the number of hours an individual, full-time person would normally work in that period. This does not equate to the physical number of employees. For example, two half-time employees would equal one FTE; or alternatively three FTEs may represent two full-time employees who have worked sufficient overtime hours to equal an additional FTE.

ESTIMATES, 10/11

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS

OPERATING EXPENSES

Voted expenses for special offices, ministries and other appropriations are presented in the Estimates on the basis of a group account classification system.  Each group account represents a broad category of expenses and is comprised of specific components (standard object of expense). A supplementary publication, Supplement to the Estimates, provides details for each special office, ministry and other appropriation at the standard object of expense level. Both publications can be found on the government of British Columbia’s Budget web site at http://www.bcbudget.gov.bc.ca/. The account classification system is described below in more detail.

Salaries and Benefits

•                  Base Salaries – includes the cost of base salaries, overtime pay and lump sum payments for all permanent and temporary direct employees of the government.

•                  Supplementary Salary Costs – includes the cost of extra pay for certain types of work such as shift differential, premiums and allowances.

•                  Employee Benefits – includes the cost of employer contributions to employee benefit plans and pensions. Other benefits paid by the employer such as relocation and transfer expenses are also included.

•                  Legislative Salaries and Indemnities – includes the cost of the annual MLA indemnity and supplementary salaries as authorized under Section 4 of the Members’ Remuneration and Pensions Act. Salaries for the Officers of the Legislature are also included.

Operating Costs

•                  Boards, Commissions and Courts – Fees and Expenses – includes fees paid to board and commission members, juries and witnesses, and related travel and out-of-pocket expenses.

•                  Public Servant Travel – includes travel expenses of direct government employees and officials on government business including prescribed allowances.

•                  Centralized Management Support Services – includes central agency charges to ministries for services such as legal services.

•                  Professional Services – includes fees and expenses for professional services rendered directly to government for the provision of goods and services in the delivery of government programs, the provision of goods or services that are required by statute or legislation and are billed directly to the government, and the provision of goods or services that will assist in the development of policy and/or programs or improve/change the delivery of programs, such as management consulting services.

•                  Information Systems – Operating – includes all contract fees and costs related to data, voice, image and text processing operations and services such as data and word processing, data communications charges, supplies, repairs, maintenance and short-term  rentals of information processing  equipment.

•                  Office and Business Expenses – includes supplies and services required for the operation of offices.

•                  Informational Advertising and Publications – includes costs associated with non-statutory advertising and general publications.

•                  Statutory Advertising and Publications – includes costs associated with special notices and publications required by statute and regulations.

•                  Utilities, Materials, and Supplies – includes the cost of services such as the supply of water and electricity, materials and supplies required for normal operation of government services and food for institutions.

•                  Operating Equipment and Vehicles – includes the costs associated with the repair and maintenance of government vehicles, and operating machinery and equipment.

•                  Non-Capital Roads and Bridges — includes highway costs recovered from the BC Transportation Financing Authority, costs for minor enhancements to capitalized infrastructure, as well as non-highway road costs.

•                  Amortization — includes the amortization of the cost of capital assets and prepaid capital advances over their useful lives.

•                  Building Occupancy Charges – includes payments to the private sector, for the rental and maintenance of buildings and office accommodation, including tenant improvements that do not meet the criteria for capitalization.

ESTIMATES, 10/11

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS – Continued

Government Transfers

•                  Transfers – Grants – includes discretionary grants to individuals, businesses, non-profit associations and others, where there are no contractual requirements.

•                  Transfers — Entitlements – includes non-discretionary payments to individuals, businesses or other entities, where eligible recipients must be paid under statute, formula or regulation, and where there are no ongoing contractual obligations.

•                  Transfers — Agreements – includes payments and reimbursements under contract, formal agreement or shared cost agreement to individuals, businesses or other entities for purposes specified in an agreement.

Other Expenses

•                  Transfers Between Votes and Special Accounts – includes transfers (payments) between a vote and a special account.

•                  Interest on the Public Debt – includes only interest payments on the direct provincial debt borrowed for government purposes.

•                  Other Expenses – includes expenses such as Provincial Treasury banking charges, financing costs, valuation allowances and other expenses which cannot be reasonably allocated to another standard object of expense.

Internal Recoveries

•                  Recoveries Between Votes and Special Accounts – includes recoveries between a vote and a special account.

•                  Recoveries Within the Consolidated Revenue Fund – includes recoveries for the use of equipment or the provision of goods and services between ministries of the provincial government.

External Recoveries

•                  Recoveries Within The Government Reporting Entity — includes costs and amounts recovered from government corporations, organizations and agencies, the offset for commissions paid for the collection of government revenues and accounts, and the write-off of uncollectible revenue related accounts.

•                  Recoveries External to the Government Reporting Entity – includes costs and amounts recovered from other governments and non-government organizations.

CAPITAL EXPENDITURES

Capital expenditures for special offices, ministries and other appropriations are presented in the Estimates under Capital Expenditures and in Schedule C. The Supplement to the Estimates provides details for each special office, ministry and other appropriation at the standard object of capital expenditure level. The category of assets is described below.

•                  Land — includes the purchased or acquired value for parks and other recreation land, and land directly associated with capitalized infrastructure (buildings, ferries and bridges) but does not include land held for resale.

•                  Land Improvements — includes the capital costs for improvements to dams and water management systems and recreation areas.

•                  Buildings — includes the purchase, construction or major improvement of buildings owned by the Consolidated Revenue Fund.

•                  Specialized Equipment — includes the purchase or capital lease cost of heavy equipment such as tractors and trailers, as well as telecommunications relay towers and switching equipment.

•                  Office Furniture and Equipment — includes the cost or capital lease cost of office furniture and equipment.

•                  Vehicles — includes the purchase or capital lease cost of passenger, light truck and utility vehicles.

•                  Information Systems — includes the purchase or capital lease cost of mainframe and other systems hardware, software and related equipment.

•                  Tenant Improvements — includes the cost or capital lease cost of improvements to leased space.

•                  Roads — includes the capital costs for construction or major improvements of roads, highways, bridges and ferries.